    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 2006


                                                     REGISTRATION NO. 333-131177
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                               AMENDMENT NO. 4 TO


                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MIGO SOFTWARE, INC.*

                 (Name of small business issuer in its charter)

               DELAWARE                                  7372                                 94-3334052
       (State or jurisdiction of             (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)            Classification Code Number)                 Identification No.)

            555 TWIN DOLPHIN DRIVE, SUITE 650                                   RICHARD LIEBMAN
              REDWOOD CITY, CALIFORNIA 94065                           555 TWIN DOLPHIN DRIVE, SUITE 650
                      (650) 232-2600                                     REDWOOD CITY, CALIFORNIA 94065
   (Address and telephone number of principal executive                          (650) 232-2603
         offices and principal place of business)          (Name, address and telephone number of agent for service)


* Formerly known as PowerHouse Technologies Group, Inc.


                        COPIES OF ALL COMMUNICATIONS TO:

                            ROBERT B. GOLDBERG, ESQ.
                                ELLIS FUNK, P.C.
                             ONE SECURITIES CENTRE
                         3490 PIEDMONT ROAD, SUITE 400
                             ATLANTA, GEORGIA 30305

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made under Rule 434 under the Securities Act of 1933, as amended, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                    AMOUNT           OFFERING PRICE         AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED            TO BE REGISTERED         PER UNIT          OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value(1)...........  67,259,774 Shares         $.53(2)           $35,647,680(2)      $3,814.30(2)(3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Includes: (i) 27,879,700 shares of Common Stock issued to investors in private placements in September and December 2005; (ii) 14,884,774 shares of Common Stock issuable upon exercise of three-year warrants that were issued in connection with the private placements completed in September, and December 2005; and (iii) 2,075,375 shares of Common Stock issuable upon exercise of warrants that were issued to C. E. Unterberg, Towbin, LLC in connection with the placement agency agreement between the Company and C. E. Unterberg, Towbin, LLC dated as of May 6, 2005. Pursuant to the terms of registration rights agreements between the Company and investors in the private placements, the Company agreed to register 1.5 times the sum of the foregoing securities which excess will cover additional shares issuable to private placement investors as a result of the Company's failure to file and have declared effective this registration statement within the prescribed time period.


(2) The maximum aggregate offering price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is equal to the product resulting from multiplying 67,259,774, the number of shares registered by this Registration Statement, by $.53, the average of the high and low sales prices of the Common Stock as reported on the Over the Counter Bulletin Board on January 18, 2006, a date within five days prior to the initial filing of this Registration Statement.


(3) $6,255 was previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS


                  SUBJECT TO COMPLETION, DATED AUGUST 16, 2006



                              MIGO SOFTWARE, INC.


                       67,259,774 SHARES OF COMMON STOCK


     This Prospectus relates to shares of common stock, par value $0.0001 per share, of Migo Software, Inc., formerly known as PowerHouse Technologies Group, Inc. These shares of common stock are being offered solely by the selling stockholders listed beginning on page 9 of this Prospectus.


     The manner in which the shares of common stock will be offered from time to time by the selling stockholders is discussed under the caption "Plan of Distribution" beginning on page 12.

     The selling stockholders and any underwriter, broker-dealer or agent that participates in the sale of the common stock or interests therein may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act of 1933. Selling stockholders who are "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     Expenses of this offer, estimated to be $60,000, other than any discounts, commissions or similar fees charged in connection with the sale of any shares of Common Stock offered hereby, will be borne by the Company.


     The Company's common stock currently trades on the Over the Counter Bulletin Board under the symbol "MIGO". Prior to August 14, 2006, our common stock traded under the symbol "PWHT." On August 11, 2006, the last reported sale price of our common stock on the OTCBB was $.15 per share.


     INVESTING   IN  OUR  COMMON  STOCK  INVOLVES  CONSIDERABLE  RISK.  SEE  THE
DISCUSSION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is August   , 2006.

                               TABLE OF CONTENTS


SUMMARY INFORMATION.........................................    1
RISK FACTORS................................................    3
DETERMINATION OF OFFERING PRICE.............................    8
SELLING STOCKHOLDERS........................................    8
PLAN OF DISTRIBUTION........................................   12
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS....   16
USE OF PROCEEDS.............................................   17
BUSINESS....................................................   17
PROPERTY....................................................   20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...   21
MANAGEMENT..................................................   31
EXECUTIVE COMPENSATION......................................   34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   39
LEGAL PROCEEDINGS...........................................   40
DESCRIPTION OF SECURITIES...................................   40
EXPERTS.....................................................   44
MISCELLANEOUS INFORMATION...................................   44
FINANCIAL STATEMENTS........................................  F-1


                             ---------------------

     You should rely only on the information contained in this prospectus. The Company has not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.

                              SUMMARY INFORMATION

     This summary highlights key aspects of the information contained elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire Prospectus carefully, especially the discussion of the risks associated with investing in our securities that appears under the caption "Risk Factors" beginning on page 3.

                             ---------------------

      Migo(R) is a registered trademark of ours. Microsoft(R), Windows(R), Outlook(R) and MSN(R) are all registered trademarks of Microsoft Corporation.
   Lotus Notes(R) is a registered trademark of Lotus Development Corporation.

                             ---------------------


     References to "we", "us", "our", "our company" and "Company" mean Migo Software, Inc., formerly known as PowerHouse Technologies Group, Inc., together with its subsidiaries.


THE OFFERING

     This Prospectus relates to shares of our common stock, par value $0.0001 per share (the "Common Stock. These shares of Common Stock are being offered solely by the selling stockholders listed beginning on page 9 of this Prospectus (the "Selling Stockholders"). The manner in which the shares of Common Stock will be offered from time to time by the Selling Stockholders is discussed under the caption "Plan of Distribution" beginning on page 12.

     In September 2005 and December 2005, we completed private placement transactions in which we issued 27,879,700 shares of our common stock and warrants to purchase up to 14,884,774 shares of our common stock. We are required to register these shares of Common Stock for resale by the Selling Stockholders pursuant to the terms of registration rights agreements signed in connection with the sale of our stock and warrants. The gross proceeds of the private placements were approximately $8,595,322, which has been and will be used for debt repayment, working capital and general corporate purposes.

     In connection with the private placements in September 2005 and December 2005, we issued placement agent warrants to C. E. Unterberg, Towbin, LLC to purchase up to 2,075,375 shares of Common Stock.

     Accordingly, this prospectus covers:

     - the resale by selling security holders of shares of our Common Stock issued in the private placements in September 2005 and December 2005; and

     - the resale by selling security holders of shares of our Common Stock or Common Stock issuable upon exercise of the warrants issued in the private placements and in consideration for placement agent services.

     We are not selling any shares of Common Stock under this Prospectus and will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. However, we will receive the exercise price of the warrants if they are exercised by the Selling Stockholders, the proceeds of which will be used for working capital and general corporate purposes.

THE COMPANY

     We are in the business of developing, acquiring and marketing software designed to improve the way mobile information is personalized, secured, carried and accessed.

OUR TECHNOLOGY: THE MIGO(R)

     We have developed Migo(R) ("Migo"), a software computing system that performs advanced synchronization, personalization and data management functions when installed on portable memory-storage devices that use USB ports on Windows-based computers. We believe that Migo has the potential to change the way people work with and away from their personal computers, whether in the office, at home, or from other remote locations while traveling.

     Migo seeks to significantly improve the mobile computing experience. Migo is designed to make it very easy for users to take their unique, personal data with them, without the need to bring along their laptop or link back to their office machine. Migo allows users to easily load their entire personalized desktop environment, Microsoft(R) Outlook(R) e-mail, Internet Explorer favorites, wallpaper, presentations, photos, MP3 audio files and/or various other features, and then access their personal data on any other Windows-based, "guest" computer. Migo is designed so that once it has been disconnected from a "guest" computer, no trace of the user's computer environment or its data will be left behind on the "guest" machine.

     Migo software currently supports the Microsoft(R) Windows(R) operating system (Win 98SE to XP) and Outlook(R) and Outlook Exchange(R) email programs. We are developing Migo software to function with other popular email applications such as Outlook Express(R) and Lotus Notes(R), new web browsers such as Mozilla Firefox, and other frequently used tools and applications. Migo is in the process of researching and developing a range of Migo software for use on other hardware devices, including larger capacity SIM Card storage devices, MP3 music players, portable disc drives, cellular phones, digital cameras, PDAs and other mobile data communication platforms. We believe these products will have the potential for customized use across a broad range of industries, including healthcare, insurance, banking and financial services and education.

     Our principal executive offices are located at 555 Twin Dolphin Drive, Suite 650, Redwood City, California 94065. Our telephone number is (650) 232-2600. Our website's address is www.migosoftware.com. We have not incorporated by reference into this prospectus the information on our website and you should not consider it to be a part of this document. Our website address is included in this document for reference only.

                                  RISK FACTORS

     You should consider carefully the risks described below and other information in this Form SB-2. If any of the events identified in the following risk factors actually occur, they could materially adversely affect our business, financial condition and results of operations.

WE HAVE A HISTORY OF LOSSES, AND WE EXPECT TO INCUR SIGNIFICANT LOSSES FOR AN INDEFINITE PERIOD OF TIME.

     We were a development stage company until the quarter beginning on July 1, 2005. We have had limited revenues to date, and we have sustained substantial net losses from operations. There can be no assurance that we will ever generate significant revenues from our operating activities, or that we will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect our business, our financial condition, and our results of operations. For the nine months ended December 31, 2005, we incurred a net pre-tax loss of $5,288,133 and, as of December 31, 2005, had an accumulated deficit of $33,220,341. Our net losses have continued in the current fiscal year.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL WHEN NEEDED, WE MAY NOT BE ABLE TO ACHIEVE THE OBJECTIVES OF OUR CURRENT BUSINESS STRATEGY, WHICH COULD FORCE US TO DELAY, CURTAIL OR ELIMINATE OUR PRODUCT AND SERVICE DEVELOPMENT PROGRAMS, WHICH WOULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

     No assurance can be given that the proceeds from the recently completed equity placements will satisfy our capital requirements. We cannot provide assurances that we will be able to develop our business to the point of generating consolidated net operating profits and positive cash flows from operations. If funds from these sources are not sufficient to offset operating expenses, we would seek to institute cost-saving measures that would not only reduce overhead, but also curtail operations. We cannot assure that such measures, if implemented, will be sufficient to offset all of our operating expenses. If any capital subsequently raised from sales of securities is not sufficient to fund the balance of our operating expenses after we implement cost-cutting measures, we could be forced to discontinue certain operations.

     Any further issuance of additional equity securities by us to raise capital may be on terms that are detrimental to existing stockholders. In order to meet our capital requirements, we may continue to offer equity securities for sale, and existing stockholders may experience additional dilution. Any new equity securities we issue may have rights, preferences or privileges senior to those of existing holders of our equity securities.

FAILURE TO ACHIEVE MARKET ACCEPTANCE OF OUR PRODUCTS WOULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

     Our business prospects are dependent upon our perceived market need for small, portable memory devices, suitable for linkage with all common computer hardware utilized by individual personal computer users. Our business will be subject to all the risks associated with introducing and marketing a new product or service.

BECAUSE OF THE IMPORTANCE OF TECHNOLOGY TO OUR BUSINESS, OUR INABILITY TO MAINTAIN OUR TECHNOLOGICAL POSITION IN THE MOBILE DATA AND DATA STORAGE INDUSTRY COULD RESULT IN LOWER REVENUES AND HIGHER RESEARCH AND DEVELOPMENT EXPENDITURES, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND OUR ABILITY TO ACHIEVE PROFITABILITY.

     Competition   within  the  mobile   data  and  data   storage  industry  is
characterized by several key factors, including the following:

          1.  Rapid  changes  in  technology  and  customer  requirements.   New
     opportunities for existing and new competitors can quickly render existing technologies less valuable.

          2. Relatively low barriers to entry. Startup capital requirements for software companies can be very small, and software distribution over the internet is inexpensive and easily outsourced.

          3. Significant price competition. Direct distribution of competing products, particularly over the internet, may cause prices and margins to decrease in traditional sales channels.

          4. Consolidations and mergers. Software companies and their individual products have a high rate of mergers, product line sales, and other transfers and consolidations; consequently, there is a tendency to have a higher concentration of able competitors within the industry.

     The mobile data and data storage industry is highly competitive and we expect competition to intensify in the future. The industry is characterized by rapidly changing technologies and customer demands for newer and better products. Our competitors could develop products and technologies that could render our products and technologies obsolete. Many of our competitors have considerably greater resources, including financial and scientific personnel, marketing and sales capacity, established distribution networks, significant goodwill and global name recognition. As a result, these competitors may be in a better position than us to respond quickly to, or to significantly influence, rapid technological change and consumer demand.

     Continuing changes in technology and industry standards could render our data storage products unmarketable or obsolete. The markets for our products change rapidly because of technological innovation, changes in customer requirements, declining prices, and evolving industry standards. New products and technologies often render existing technology-orientated products, services or infrastructure obsolete, too costly or otherwise unmarketable. Our success depends on our ability to introduce innovations in our products and services, integrate new technologies into current products, and develop new products and services, all on a timely basis. There is no guaranty that we will be successful in achieving these goals, or that we will do so in a manner sufficiently timely to ensure that we are able to compete successfully for customers and market share. In addition, if we fail to incorporate the features, performance criteria and security standards in our products and services that customers require, market acceptance of our products may not materialize, or may be significantly delayed, and our revenues will level off or decline as a consequence.

     Technological advances also require us, on a continuing basis, to commit substantial resources to acquiring and applying new technologies for use in our products and services. Product development for data storage products requires substantial lead time for engineering and testing. If we do not commit resources to developing and selling products incorporating new technologies at the rate demanded by our markets, our products and services may be rendered obsolete, revenues could suffer, and we may not achieve profitability. Even if we do develop new or enhanced products and services, we cannot assure that these products will gain acceptance in the marketplace. Failure of any of these products and services could adversely affect revenues and prevent us from achieving profitability.

     The competitive factors described above may have a material adverse effect on our future operating results, including reduced profit margins and loss of market share. Accordingly, there can be no assurance that we will be successful in our ability to enhance current products and develop and introduce future products that will achieve market acceptance. Our future is largely dependent on the development of new products including our enhancements and new applications. These products and services are in varying stages of development, and there can be no assurance that the development of these products and services will be successfully or timely completed.

AS WE RELY ON THIRD PARTIES TO BUNDLE OUR SOFTWARE FOR SALE TO END USERS, OUR BUSINESS MAY SUFFER IF OUR PARTNERS FAIL TO DELIVER THEIR PRODUCTS IN A RELIABLE, TIMELY AND COST-EFFICIENT MANNER.

     Our software is currently bundled on flash drives marketed by our partners. Any termination or significant disruption in these relationships, or any material adverse change in the financial condition of one of these partners, would have a material adverse effect on our financial condition and results of operations. Although we believe that our relationships with our partners, primarily M-Systems, are stable and positive, there can be no assurance that these relationships will continue or that these partners will continue to be in a position to manufacture products for us in a timely and cost efficient manner. Although we are attempting to reduce the adverse impact that problems with these partners could cause by developing relationships with other partners, there is no assurance that we will be able to replace these partners should a disruption in the relationship occur.

     There can also be no assurance that third party partners will continue to produce products in the future that retain their current level of market acceptance, that the products will continue to be available in adequate quantities or that third party products will not contain defects or errors. We may experience lost revenues due to a third party's delay in correcting defects in our products, delay in getting an adequate supply of their products to the market, or from any decline in a third party product's market share.

OUR COMMON STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN LOSSES FOR INVESTORS.

     The market price of our Common Stock, like the price of shares of technology companies generally, has been and may continue to be volatile. Within the last two years, the closing price of our Common Stock has varied from a high of $5.80 to a low of $0.47 per share. The closing price of the Common Stock on April 25, 2006, was $0.60. If our future operating results are below the expectations of stock market analysts and investors, our stock price may decline. Public announcements of our financial results and business developments may have a significant impact on the market price of our Common Stock. For example, each of the following could have the effect of temporarily or permanently reducing the market price of the Common Stock:

     - shortfalls in revenues or cash flows from operations;

     - failure to attain and maintain profitability;

     - failure to maintain the qualification for the Common Stock to trade on the NASD Over-the-Counter Bulletin Board ("OTC Bulletin Board");

     - delays in development or roll-out of our products and services; and

     - failure to maintain our competitive position, whether as a result of our failure to deliver new and innovative products in response to marketplace demands or new product introductions, acquisitions or technological innovations by one or more competitors of ours.

     In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market prices of shares of emerging and technology companies, such as us. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and the price of our Common Stock could decline as a result.

     As our stock is traded on the OTC Bulletin Board, investors may find it more difficult to dispose of or obtain accurate quotations as to the market value of our securities. In addition, we are subject to a rule promulgated by the Securities and Exchange Commission that, if we fail to meet criteria set forth in such rule, various practice requirements are imposed on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to purchase. Consequently, the rule may deter broker-dealers from recommending or purchasing our Common Stock, which may further affect the liquidity of our Common Stock.

     Our failure to be listed on an exchange or NASDAQ makes trading our shares more difficult for investors. It may also make it more difficult for us to raise additional capital. Further, we may also incur additional costs under state blue sky laws in connection with any sales of our securities.

LEGAL AND REGULATORY DEVELOPMENTS REGARDING PRODUCT APPROVAL OR IMPORTS AND EXPORTS COULD INCREASE OUR COSTS OR ADVERSELY AFFECT OUR COMPETITIVE POSITION, WHICH COULD HAVE ADVERSE CONSEQUENCES FOR OUR BUSINESS.

     Currently, our products are not subject to approval from the United States government, with the exception of export restrictions to certain countries. Our business operations do not fall under federal, state, or local environmental regulations. We do not anticipate current or future government regulation to have a material adverse affect on our capital expenditures, earnings, or competitive position.

     Any additional government regulation of imports or exports, however, could adversely affect our international and domestic sales. The United States and various foreign governments have imposed controls, export license requirements and restrictions on the import or export of some technologies, especially encryption technology. From time to time, government agencies have proposed further regulation of encryption technology. Additional regulation of encryption technology could add to the expense of product development and enhancements. Because foreign competitors are subject to less stringent controls on the export of encryption technology, they may have a competitive advantage over us in both foreign and domestic technology markets.

AS OUR PROPRIETARY INTELLECTUAL PROPERTY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THOSE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD MATERIALLY ADVERSELY IMPACT OUR FINANCIAL CONDITION AND OPERATIONS.

     We rely primarily on a combination of copyright, trademark and patent laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary technology. In addition, we seek to avoid disclosure of our trade secrets by requiring those persons with access to our proprietary information to execute confidentiality agreements with us and by restricting access to our software source code. We also rely on unpatented proprietary know-how in developing our products, and employ various methods, including confidentiality agreements with employees, consultants and others, to protect our trade secrets and know-how.

     Irrespective of the foregoing, we cannot be sure that these methods of protecting our proprietary technology, information and know-how will afford complete protection. Patents may not be enforceable or provide us with meaningful protection from competitors. If a competitor were to infringe on our patents, the costs of enforcing our patent rights might be substantial or even prohibitive. Likewise, we cannot be sure that others will not independently develop our trade secrets and know-how or obtain access to them.

     Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology.

     We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlap. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect upon our business, operating results and financial condition.


IF OUR UNREGISTERED OFFERING OF SHARES OF OUR COMMON STOCK AND WARRANTS TO PURCHASE ADDITIONAL SHARES OF OUR COMMON STOCK IN MARCH 2006 IS INTEGRATED WITH THE OFFERING TO WHICH THIS REGISTRATION STATEMENT RELATES, WE MAY HAVE LIABILITY UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, AND THE PURCHASERS OF OUR SECURITIES IN THE MARCH 2006 UNREGISTERED OFFERING MAY BE ENTITLED TO RESCIND THEIR PURCHASES AND RECEIVE FROM US A REFUND OF THE PURCHASE PRICE, PLUS INTEREST.



     Although we believe that the March 2006 unregistered offering of our Common Stock and warrants was conducted in accordance with applicable law, one or more investors might contend that the March 2006 unregistered offering should be integrated with the offering to which this registration statement relates. As a result, we may have potential liability for failure to properly register our Common Stock under the federal Securities Act of 1933, as amended (the "Securities Act"), and applicable state blue sky laws, and the purchasers in the March 2006 unregistered offering may be entitled to rescind their purchase of our Common Stock and warrants and we would be required to refund the aggregate purchase price of $3,975,000, plus interest, to the purchasers upon their exercise of such rescission rights. Even if the purchasers waive their rights, if any, to rescind the purchase of shares and warrants in the March 2006 unregistered offering as a remedy for our failure to register these securities, the waiver may not be enforceable in light of the public policy against the unregistered sale of securities underlying federal and state securities laws. Any such rescission of sales in the March 2006 unregistered offering could adversely affect our cash position.


OUR STOCKHOLDERS MAY SUFFER DILUTION OR WE MAY PAY OUT CASH SUMS AS A RESULT OF PENALTIES THAT WE MAY INCUR UNDER THE TERMS OF REGISTRATION RIGHTS AGREEMENTS WE ENTERED INTO.

     We have entered into registration rights agreements with the investors in the September 2005 Placement, the December 2005 Placement and the March 2006 Placement. These agreements provide for the imposition of penalties in the event we fail to have registration statements declared effective by the SEC within the time periods prescribed by the registration rights agreements or in the event the registration statements do not continue in effect during the two-year period following the closing of each transaction. The penalty accrues at a rate of 3% per month of the original amount invested, up to a maximum of 30%. The penalty is payable either in cash or in shares of Common Stock, at our election. As we have elected to pay the registration penalty in stock, we are obligated to issue an aggregate of 1,844,981 shares of Common Stock to these investors for the penalty accruing through June 30, 2006. Additional penalties will accrue after June 30, 2006 until the date this registration statement is declared effective by the SEC, but the number of shares issuable as a result has not yet been determined. These penalties, if paid in shares, will dilute the interests of our other stockholders and the total amount of dilution may be material. If paid in cash, these penalties will adversely affect our cash position.

SINCE WE MAY CONTINUE TO HAVE POTENTIAL LIABILITY FOR VIOLATIONS OF FEDERAL SECURITIES LAWS AND CALIFORNIA'S BLUE SKY LAW EVEN AFTER THE COMPLETION OF THE RESCISSION OFFER, WE COULD BE EXPOSED TO THE COSTS OF LITIGATION FROM SUCH VIOLATIONS AND AN ADVERSE LEGAL OUTCOME COULD RESULT IN DAMAGES THAT COULD MATERIALLY ADVERSELY AFFECT OUR CASH POSITION.

     From May 5, 2004, to June 4, 2004, we offered to certain of our existing stockholders who originally acquired their shares of Common Stock in connection with a private placement conducted from June 2002 through July 2003 by PowerHouse Studios (and after May 19, 2003, by us) the opportunity to rescind the purchase of such shares (the "Rescission Offer") for either the cash consideration paid for the shares, with interest, or shares of preferred equity stock (the "Junior A Units Offering") (see the discussion under the caption "Management's Discussion and Analysis or Plan of Operation -- Rescission Offer"). The Rescission offer was based on certain of the matters alleged by us in the Proctor Litigation. Stockholders who accepted the Rescission Offer were required to give general waivers and releases with respect to certain potential claims against us.

     There is considerable legal uncertainty under both federal and state securities laws concerning the efficacy of rescission offers and general waivers and releases with respect to barring claims that would be based on securities law violations. The SEC takes the position that acceptance or rejection of an offer of rescission may not bar stockholders from asserting claims for alleged violations of federal securities laws. Further, under California's Blue Sky law, which would apply to stockholders resident in that state, a claim or action based on fraud may not be waived or prohibited pursuant to a rescission offer.

     Accordingly, the Rescission Offer may not have terminated any or all potential liability we may have for failure to properly register our Common Stock under the Securities Act and there can be no assurance that we will be able to enforce the waivers and general releases we received in connection with the Rescission Offer and Junior A Units Offering to bar any claims based on allegations of fraud or other federal or state securities law violations that the rescission offerees who accepted our offer may have, until the applicable statutes of limitations have run with respect thereto. The applicable statutes of limitations vary from state to state and under federal law, the longest of which would be for up to three years from the occurrence of the alleged violation.

SINCE WE MAY SEEK TO ACCELERATE THE GROWTH OF OUR BUSINESS THROUGH ACQUISITIONS, THE FAILURE TO ACHIEVE THE DESIRED RESULTS OR THE COMPLETION OF AN ACQUISITION ON UNFAVORABLE TERMS COULD HAVE AN ADVERSE IMPACT ON US.

     We may be exposed to risks associated with acquisitions, including integration risks and risks associated with methods of financing, the impact of accounting treatment and the possibility that the corporate information provided by the acquired enterprise, including financial data, proves to be inaccurate or unreliable. There is no guaranty that any other acquisition will enhance our business or value of our stock.

                        DETERMINATION OF OFFERING PRICE

     The shares of Common Stock offered under this Prospectus will be sold from time to time by the Selling Stockholders at prices then currently prevailing in the market or at negotiated prices. See the discussion under the caption "Plan of Distribution" beginning on page 12. There is no fixed or currently determinable price at which any such shares will be offered or sold. For an historical price range of the Common Stock over the past two fiscal years and subsequent periods, see the discussion under the caption "Market for Common Equity and Related Stockholders Matters" beginning on page 16.

                              SELLING STOCKHOLDERS

     On September 26, 2005, we completed a private placement (the "September 2005 Placement") with certain investors of our Common Stock comprised of a total of 19,910,950 shares of Common Stock and warrants to purchase a total of 10,900,400 shares of our Common Stock. The securities were sold at $0.32 per unit, each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of Common Stock. The aggregate offering price was approximately $6,045,000 and the aggregate placement fee was $191,360 and warrants ("Placement Agent Warrants") to purchase 1,278,490 shares of Common Stock. After taking into account an anti-dilution adjustment as a result of the December 2005 Placement described below, all of the warrants and Placement Agent Warrants are exercisable at $0.40 per share. All of these Warrants and the Placement Agent Warrants expire after three years, unless theretofore exercised, contain a call provision in favor of us at a price of $.01 if our stock price should exceed $2.00 per share, and permit cashless exercise only if there is no registration statement in effect after one year. The proceeds of the private placement included $883,333 of principal and $23,765 of accrued interest converted into Common Stock from the short-term bridge financing. The conversion consisted of a total of 3,779,700 shares of Common Stock at $0.24 per share. The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as of September 26, 2005, by and among us and the private placement investors.

     In connection with the September 2005 Placement, we executed a Registration Rights Agreement with the private placement investors, wherein we agreed to register under the Securities Act the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the warrants issued in the private placement. We have incurred a penalty as a result of its failure to file this Registration Statement and cause it to be declared effective within the time periods prescribed by the Registration Rights Agreement.

     On December 23, 2005, we completed a follow-on private placement (the "December 2005 Placement") with certain investors of our Common Stock and investor warrants to purchase a total of 7,968,750 shares of our Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of Common Stock. The aggregate offering price was $2,550,000, and the placement fee was paid in the form of Placement Agent Warrants to purchase 796,875 shares of Common Stock. The investor warrants and placement agent warrants issued in connection with the December 2005 Placement are exercisable at $.40 per share, expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of us at a price of $.01 per share if our stock price should exceed $2.00 per share and permit cashless exercise at any time. The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as December 23, 2005, by and among us and the private placement investors.

     In connection with the December 2005 Placement, we executed a Registration Rights Agreement with the private placement investors, wherein we agreed to register under the Securities Act the shares of Common

Stock acquired in the private placement and the shares issuable upon exercise of the investor warrants issued in the private placement.

     We have incurred a penalty as a result of our failure to have this Registration Statement declared effective by the SEC within the time period prescribed by the Registration Rights Agreements with the investors in the September 2005 Placement and the December 2005 Placement and will issue an aggregate of 1,570,447 shares of Common Stock to these investors for the penalty accruing through June 30, 2006. Additional penalties will accrue after June 30, 2006 until the date this Registration Statement is declared effective by the SEC, but the number of shares issuable as a result has not yet been determined.

     The agreements pursuant to which we issued securities to the Selling Stockholders require us to register the shares of Common Stock issued and the shares of Common Stock issuable upon exercise of the warrants described above. This prospectus is part of a registration statement on Form SB-2 filed by us with the SEC under the Securities Act covering the resale of such shares of Common Stock from time to time by the Selling Stockholders.

     We entered into a placement agency agreement, dated as of May 6, 2005, with C.E. Unterberg, Towbin, LLC ("CEUT") in connection with the September 2005 Placement, pursuant to which, and in addition to cash compensation, CEUT was granted three-year warrants to purchase up to 1,278,490 shares of Common Stock in the September Placement and warrants to purchase up to 796,875 shares of Common Stock in the December Placement (collectively, the "Placement Agent Warrants"). This Prospectus includes the shares of Common Stock issuable to CEUT upon its exercise of these Placement Agent Warrants.

     The following table sets forth certain information concerning the warrants and Common Stock held by the Selling Stockholders. Because the terms of the warrants allow for adjustments in the number of shares issuable upon their exercise, we do not know the actual number of shares of Common Stock that may be acquired and offered by the Selling Stockholders. The number of shares of Common Stock covered by this Prospectus includes the number of shares of Common Stock that may be acquired by the Selling Stockholders upon exercise of the warrants based on our current capitalization. The number of shares of Common Stock ultimately acquired and offered by the Selling Stockholders may, however, differ from the actual number of shares of Common Stock specified in this Prospectus, in which case, we may file an amendment or supplement to this Prospectus.

     The Selling Stockholders listed in the table below have the right to sell the number of shares of Common Stock indicated opposite their respective names. The table sets forth information about Common Stock held of record by the Selling Stockholders as of the date of this Prospectus plus the number of shares of Common Stock that may be obtained upon the exercise of the warrants described above. Beneficial ownership is determined in accordance with the rules of the SEC. Information with respect to ownership has been furnished by the respective selling security holders.

     No Selling Stockholder has had a material relationship with the Company within the past three years except as otherwise indicated in the footnotes below.

                              SELLING STOCKHOLDERS

                                                                                                         NUMBER OF
                                                                         NUMBER OF                      SHARES TO BE
                                                                           SHARES                         OWNED BY
                                                         NUMBER OF      BENEFICIALLY     NUMBER OF      THE SELLING
                                      NUMBER OF       WARRANT SHARES    OWNED PRIOR    SHARES OFFERED   SHAREHOLDER    APPLICABLE
                                    SHARES COVERED    COVERED BY THIS     TO THIS      BY THE SELLING    AFTER THE      FOOTNOTE
NAME                               BY THIS OFFERING      OFFERING         OFFERING     SHAREHOLDER(1)   OFFERING(2)      BELOW
----                               ----------------   ---------------   ------------   --------------   ------------   ----------
AIGH Investment Partners, LLC --
  Orin Hirschman.................      3,293,856         1,562,500        4,856,356       7,031,250             --             9
Alex Mashinsky...................      1,351,309           958,604        3,346,210       3,355,113      1,036,297        6,8,11
Alpha Capital AG -- Joseph
  Hammer.........................        370,037           175,000          545,037         787,500             --             8
Andrew Arno......................        431,496           267,031          698,527       1,012,744             --         4,7,8
Andrew Arno ACF CUST -- Jess Arno
  UGMA NY........................         82,598            39,063          121,660         175,781             --         4,7,8

                                                                                                         NUMBER OF
                                                                         NUMBER OF                      SHARES TO BE
                                                                           SHARES                         OWNED BY
                                                         NUMBER OF      BENEFICIALLY     NUMBER OF      THE SELLING
                                      NUMBER OF       WARRANT SHARES    OWNED PRIOR    SHARES OFFERED   SHAREHOLDER    APPLICABLE
                                    SHARES COVERED    COVERED BY THIS     TO THIS      BY THE SELLING    AFTER THE      FOOTNOTE
NAME                               BY THIS OFFERING      OFFERING         OFFERING     SHAREHOLDER(1)   OFFERING(2)      BELOW
----                               ----------------   ---------------   ------------   --------------   ------------   ----------
Andrew Arno ACF CUST -- Matthew
  Arno UGMA NY...................         82,598            39,063          121,660         175,781             --         4,7,8
Anfel Trading Ltd. -- Tzvi
  Levy...........................        519,407           234,375          753,782       1,054,687             --             9
C. E. Unterberg, Towbin, LLC --
  Andrew Arno....................             --         2,075,375        2,075,375       3,113,063             --          7,10
Cam Co Investment
  Account -- Charles Alpert......        502,521           234,375          736,896       1,054,687             --             9
Cap Partners -- Andrew Arno......      1,651,950           781,250        2,433,200       3,515,625             --             8
Cordillera Fund -- James
  Andrew.........................      1,092,276           579,538        1,671,814       2,419,004             --             8
Elizabeth Arno...................        165,195            78,125          243,320         351,563             --             8
Ellis International -- Jay
  Spinner........................        494,078           234,375          728,453       1,054,687             --             9
Fame Associates -- Abraham
  Fruchthandler..................        259,703           117,187          376,890         527,343             --             9
Frank Lyon Polk III..............        103,454            39,063          142,516         175,782             --             9
Ganot Corporation -- Harvey
  Lichtman.......................        329,386           156,250          485,636         703,125             --             9
Governing Dynamics Investments,
  LLC -- Alex Mashinsky..........      2,312,730         1,093,750        5,478,347       4,921,875      2,071,867           6,8
Hershel Berkowitz................        641,886           312,500          954,386       1,406,250             --             9
Iroquois Master Fund Ltd. -- Josh
  Silverman......................        825,975           390,625        1,216,600       1,757,813             --             8
James Kardon.....................         65,789            26,562           92,351         119,530             --             9
Jeffrey L. Schwartz..............         33,443            12,500           45,943          56,250             --             9
John A. Moore....................         70,943            31,250          102,193         140,625             --             9
John French......................        165,195            78,125          243,320         351,563             --             8
Joshua Hirsch....................        164,693            78,125          242,818         351,562             --             9
Kevin McCaffrey..................         82,347            39,063          121,409         175,782             --           7,9
La Place Group -- Rueven
  Dessler........................        941,721           468,750        1,410,471       2,109,375             --             9
LBI Group, Inc. .................      1,651,950           781,250        4,826,853       3,515,625      2,809,452         5,7,8
Level 10 Corporation -- Alan
  Rudnick........................         35,471            15,625           51,096          70,312             --             9
Little Wing LP -- Parker
  Quillen........................      1,384,334           654,688        3,633,776       2,946,094      1,594,754             8
Malcolm Elvey....................        228,258           161,924          390,182         566,733             --           6,8
Nite Capital L.P. -- Keith
  Goodman........................        330,390           156,250          486,640         703,125             --             8
Paul Packer......................        160,471            78,125          238,596         351,562             --             9
Paul Tramontano..................         81,502            39,063          120,565         175,782             --             9
Richard Grossman.................        159,627            78,125          237,752         351,562             --             9
Schottenfeld Qualified
  Associates, LP -- Richard
  Schottenfield..................      1,651,950           781,250        2,433,200       3,515,625             --           7,8
SF Capital Partners,
  Ltd. -- Michael Roth...........      1,651,950           781,250        2,433,200       3,515,625             --           7,8
Shea Diversified Investment,
  Inc. -- Ronald Lakey...........      1,257,471           657,662        1,915,133       2,770,565             --             8
SLAM Partners -- Sam Ketzman.....         80,996            39,063          120,059         175,782             --             9
Software Seed Capital Partners,
  IV, L.P -- David Deleeuw.......      3,003,259         1,739,854        4,743,113       6,870,738             --             8
SRB Greenway Capital (QP),
  L.P. -- Steven Becker..........        668,049           315,938          983,986       1,421,719             --             8

                                                                                                         NUMBER OF
                                                                         NUMBER OF                      SHARES TO BE
                                                                           SHARES                         OWNED BY
                                                         NUMBER OF      BENEFICIALLY     NUMBER OF      THE SELLING
                                      NUMBER OF       WARRANT SHARES    OWNED PRIOR    SHARES OFFERED   SHAREHOLDER    APPLICABLE
                                    SHARES COVERED    COVERED BY THIS     TO THIS      BY THE SELLING    AFTER THE      FOOTNOTE
NAME                               BY THIS OFFERING      OFFERING         OFFERING     SHAREHOLDER(1)   OFFERING(2)      BELOW
----                               ----------------   ---------------   ------------   --------------   ------------   ----------
SRB Greenway Capital -- Steven
  Becker.........................         95,813            45,313          141,126         203,906             --             8
SRB Greenway Offshore Operating
  Fund, L.P. -- Steven Becker....         62,113            29,375           91,488         132,188             --             8
Steven W. Spira..................        314,189           156,250          470,439         703,125             --             9
Tradewinds -- Parker Quillen.....        533,917           315,474        1,190,583       1,230,720        341,192             8
William Heinzerling..............         63,851            31,250           95,101         140,625             --             9
                                      ----------        ----------       ----------      ----------      ---------
  TOTAL..........................     29,450,146        16,960,150       53,848,059      67,259,774      7,853,562
                                      ==========        ==========       ==========      ==========      =========

---------------

 (1) This column includes only outstanding shares owned by the Selling Stockholders and includes penalty shares of Common Stock issuable by us as of June 30, 2006, as a result of our failure to cause the registration statement of which this prospectus is a part to be declared effective by the times prescribed in the registration rights agreements pertaining to the September 2005 Placement and the December 2005 Placement.

 (2) The number of shares listed in this column for each Selling Stockholder equals 1.5 times the sum of the number of shares purchased by each in the September 2005 Placement and the December 2005 Placement plus the number of shares of common stock underlying the warrants acquired in the September 2005 Placement and the December 2005 Placement as required to be registered under the terms of the registration rights agreements pertaining to those transactions. To the extent this number exceeds the number of shares listed in the two previous columns ("Number of Owned Shares Covered by this Offering" and "Number of Warrant Shares Covered by this Offering"), the shares are not currently owned by the Selling Stockholder nor currently subject to purchase under warrants held by the Selling Stockholder. The number of shares owned by the Selling Stockholder or subject to purchase under warrants held by the Selling Stockholder and covered by this prospectus could be increased (but not in excess of the number of shares indicated in this column) as a result of additional penalty shares issuable by us under the applicable registration rights agreements or as a result of the application of anti-dilution provisions in the warrants. This column assumes that each Selling Stockholder offers to resell all shares of Common Stock that it beneficially owns from the purchase of securities in the September 2005 Placement and the December 2005 Placement.

 (3) Assumes that such Selling Stockholder resells the maximum number of shares of Common Stock that it beneficially owns from the purchase of securities in the September 2005 Placement and December 2005 Placement. Each Selling Stockholder would own less than 1% of our outstanding Common Stock after the sale of all shares covered by this Prospectus with the following exceptions: Alex Mashinsky -- 1.5%; Governing Dynamics Investments, LLC -- 3.0%; LB I Group -- 4.1%; and Little Wing LP -- 2.3%.

 (4) This selling stockholder is an affiliate of C.E. Unterberg, Towbin, LLC with whom we entered into a placement agency agreement in May 2005.

 (5) LB I Group is an affiliate of a broker-dealer and has represented to the Company that it acquired the shares in the ordinary course of business and that, at the time of such acquisition, it did not have any agreements or understandings, directly or indirectly, with any person to dispose of the shares. We have been advised by LB I Group, Inc. that LB I Group, Inc. has identified Lehman Brothers Holdings Inc., a public reporting corporation, as the ultimate person that has indirect voting or investment control over the Common Stock that LB I Group, Inc. owns. LB I Group, Inc. is a wholly-owned subsidiary of Lehman Brothers Inc., which is a wholly-owned subsidiary of Lehman Brothers Holdings Inc., a public reporting corporation. In accordance with a Schedule 13G filed with the Securities and Exchange Commission on February 26, 2006, the number of shares beneficially owned prior to this offering excludes warrants to purchase 415,799 shares because the terms of the warrant contain a limitation on acquiring shares of Common Stock if the exercise would result in the holder beneficially owning more than 9.99% of the outstanding Common Stock.

 (6) This individual is on our board of directors.

 (7) This Selling Stockholder is an affiliate of a broker-dealer and has confirmed to us that the securities were acquired to be resold in the ordinary course of business and that there are no agreements, understandings or arrangements with any other persons, either directly or indirectly, to dispose of the securities.

 (8) These Selling Stockholders participated in the September 2005 Placement. This prospectus includes the shares of Common Stock issued to these Selling Stockholders in the September 2005 Placement and shares of Common Stock that may be issued to them upon their exercise of the investor warrants that were acquired by them in the September 2005 Placement.

 (9) These Selling Stockholders participated in the December 2005 Placement. This prospectus includes the shares of Common Stock issued to these Selling Stockholders in the December 2005 Placement and shares of Common Stock that may be issued to them upon their exercise of the investor warrants that were acquired by them in the December 2005 Placement.

(10) We entered into a placement agency agreement, dated as of May 6, 2005, with C.E. Unterberg, Towbin, LLC ("CEUT") in connection with the September 2005 Placement, pursuant to which, and in addition to cash compensation, CEUT was granted three-year warrants to purchase up to 1,278,490 shares of Common Stock in the September Placement and warrants to purchase up to
     796,875 shares of Common Stock in the December 2005 Placement (collectively, the "Placement Agent Warrants"). This Prospectus includes the shares of Common Stock issuable to CEUT upon its exercise of these Placement Agent Warrants.

(11) The number of shares listed in this line item for Mr. Mashinsky excludes the shares owned directly by Governing Dynamics Investments, LLC, which are listed on a separate line item. As the sole member and manager of Governing Dynamics Investments, LLC, Mr. Mashinsky beneficially owns such shares in addition to the shares indicated on his line.

     Except as set forth elsewhere in the Selling Stockholder Table or in the footnotes, the information in the Selling Stockholder Table includes the name of the natural person or persons who exercise voting and/or dispositive powers over the shares of Common Stock held of record by entities that are not widely held companies that file reports under Section 13(a) of the Exchange Act.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders, including any donee, pledgee, transferee or other successor-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this Prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at other negotiated prices.

     The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

     - ordinary  brokerage   transactions   and  transactions   in   which   the
       broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     - privately negotiated transactions;

     - short sales effected after the effective date under the Securities Act of the registration statement of which this Prospectus is a part;

     - through   the  writing  or   settlement  of  options   or  other  hedging
       transactions, whether through an options exchange or otherwise;

     - broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

     - a combination of any such methods of sale; and

     - any other method permitted pursuant to applicable law.

     The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

     In connection with the sale of Common Stock or interests therein, we have been advised by the Selling Stockholders that they may enter into hedging transactions with broker-dealers or other financial institutions, who may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver the Common Stock covered by this Prospectus to close out their short positions, or loan or pledge the Common Stock to broker-dealers who in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

     We have advised the Selling Stockholders that, during such time as they may be engaged in a distribution of any of the shares that are the subject of this Prospectus, they are required to comply with Regulation M, as promulgated under the Exchange Act. In general, Regulation M precludes any Selling Stockholder, any affiliated purchaser and any broker-dealer or other person who participates in such distribution, from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with our affiliates, will not engage in any hedging, short sales, or any other type of transaction covered by Regulation M.

     Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. Stabilizing transactions may cause the price of the Common Stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase shares of Common Stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

     If a Selling Stockholder wishes to enter into a short sale of Common Stock "against the box" and cover the short sale with registered shares after the date of this Prospectus, the short sale may not be consummated before the registration statement of which this Prospectus is a part becomes effective, because the shares underlying the short sale are deemed by the SEC to be sold at the time such short sale is made. We and each Selling Stockholder have confirmed to the SEC that they are aware of the SEC's Telephone Interpretation A. 65 (July 1997) with respect to short sales.

     The aggregate proceeds to the Selling Stockholders from the sale of the shares of Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. However, upon any exercise of any warrants by payment of cash, we will receive the exercise price of such warrants. Expenses of this offering, estimated to be $60,000, other than any discounts, commissions or similar fees charged in connection with the sale of any share of Common Stock offered hereby, will be borne by us.

     The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

     The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the Common Stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

     Each of the following Selling Stockholders is an affiliate of a broker-dealer and has represented to us that it has acquired the shares in the ordinary course of business and that, at the time of such acquisition, it did not have any agreements or understandings, directly or indirectly, with any person to dispose of the shares, other than a commitment by the Company to register the shares pursuant to a shelf registration statement: C.E. Unterberg, Towbin, LLC, Andrew Arno, Andrew Arno ACF Cust Jess Arno UBMA NY, Andrew Arno ACF Cust Matthew Arno UGMA NY, Schottenfeld Qualified Associates, L.P., SF Capital Partners, Ltd. and LB I Group Inc.

     To the extent required, the shares of Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this Prospectus.

     In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this Prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this Prospectus.

     We have agreed with the September Private Placement Selling Stockholders and the December Private Placement Selling Stockholders to keep the registration statement of which this Prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this Prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act, but in no event later than September 26, 2007 with respect to the September Private Placement Selling Stockholders and December 23, 2007, with respect to the December Private Placement Selling Stockholders.

     Each Selling Stockholder has represented and warranted to us that, at the time it acquired the securities subject to the registration statement, it did not have any agreement or understanding, directly or indirectly, with any person to distribute any of such securities. We have advised each Selling Stockholder that it may not use shares registered on the registration statement to cover short sales of that Selling Stockholder's Common Stock made prior to the date on which the registration statement is declared effective by the SEC.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Since February 1, 2005, our Common Stock has traded on the NASD Over-the-Counter Bulletin Board ("OTC Bulletin Board") under the symbol "PWHT." Prior to February 1, 2005, our Common Stock was traded on the Pink Sheets. The OTC Bulletin Board is a regulated service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.

     The following table sets forth the quarterly high and low closing prices of the Common Stock for the calendar years 2004 and 2005 and for each quarterly period since December 31, 2005. Such prices represent prices between dealers and do not include retail mark-ups, mark-downs or commissions and may not represent actual transactions.

2004                                                          HIGH     LOW
----                                                          -----   -----
First Quarter...............................................  $4.00   $2.00
Second Quarter..............................................  $5.80   $3.25
Third Quarter...............................................  $5.00   $3.00
Fourth Quarter..............................................  $5.60   $3.00

2005                                                          HIGH     LOW
----                                                          -----   -----
First Quarter...............................................  $3.20   $1.00
Second Quarter..............................................  $2.45   $0.90
Third Quarter...............................................  $1.00   $0.47
Fourth Quarter..............................................  $1.19   $0.57


2006                                                          HIGH     LOW
----                                                          -----   -----
First Quarter...............................................  $0.67   $0.40
Second Quarter..............................................  $0.66   $0.25
Third Quarter (through August 11, 2006).....................  $0.25   $0.15


     The market price of the Common Stock, like the price of shares of technology companies generally, has been and may continue to be volatile. If our future operating results are below the expectations of stock market analysts and investors, our stock price may decline. Public announcements of our financial results and business developments may have a significant impact on the market price of our Common Stock. For example, each of the following could have the effect of temporarily or permanently reducing the market price of our Common
Stock:

     - shortfalls in revenues or cash flows from operations;

     - failure to attain and maintain profitability;

     - failure to maintain the qualification for our Common Stock to trade on the OTC Bulletin Board;

     - delays in development or roll-out of our products and services; and

     - failure to maintain our competitive position, whether as a result of our failure to deliver new and innovative products in response to marketplace demands or new product introductions, acquisitions or technological innovations by one or more competitors of ours.

     In addition, the stock market often experiences extreme fluctuations in price and volume that particularly affect the market prices of shares of emerging and technology companies, such as ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our shareholders or of securities analysts and our Common Stock price could decline as a result.

COMMON STOCK HOLDERS

     As of March 31, 2006, there were approximately 850 holders of record of our Common Stock. We believe that additional beneficial owners of Common Stock hold shares in street names.

DIVIDENDS

     We have not declared any cash dividends on our Common Stock. The declaration and payment of dividends is within the discretion of our Board of Directors and will depend, among other factors, on results of operations, capital requirements and general business conditions. At the present time, our anticipated working capital requirements are such that we intend to follow a policy of retaining earnings, if any, in order to finance the development of its business. Accordingly, we do not anticipate or contemplate paying dividends in the foreseeable future.

                                USE OF PROCEEDS

     We are not selling any shares of Common Stock under this Prospectus and will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders being offered pursuant to this Prospectus, nor will any of the proceeds be available for our use or otherwise for our benefit. All proceeds from the sale of the shares will be for the accounts of the Selling Stockholders.

     We will receive the exercise price of the warrants if, and when, any are exercised by Selling Stockholders by payment of the exercise price in cash. In that the warrants provide for cashless exercise, we cannot predict the amount of proceeds that we may receive in the event of exercise of the warrants. We intend to use any proceeds from the exercise of warrants for working capital and general corporate purposes.

                                    BUSINESS

     We have developed Migo(R) ("Migo"), a software computing system that performs advanced synchronization, personalization and data management functions when installed on portable memory-storage devices that use USB ports on Windows-based computers. We believe that Migo has the potential to change the way people work with and away from their personal computers, whether in the office, at home, or from other remote locations while traveling.

     Migo seeks to significantly improve the mobile computing experience. Migo is designed to make it very easy for users to take their unique, personal data with them, without the need to bring along their laptop or link back to their office machine. Migo allows users to easily load their entire personalized desktop environment, Microsoft(R) Outlook(R) e-mail, Internet Explorer favorites, wallpaper, presentations, photos, MP3 audio files and/or various other features, and then access their personal data on any other Windows-based, "guest" computer. Migo is designed so that once it has been disconnected from a "guest" computer, no trace of the user's computer environment or its data will be left behind on the "guest" machine.

     Migo software currently supports the Microsoft(R) Windows(R) operating system (Win 98SE to XP) and Outlook(R) and Outlook Exchange(R) email programs. We are developing Migo software to function with other popular email applications such as Outlook Express(R) and Lotus Notes(R), new web browsers such as Mozilla Firefox, and other frequently used tools and applications. Migo is in the process of researching and developing a range of Migo software for use on other hardware devices, including larger capacity SIM Card storage devices, MP3 music players, portable disc drives, cellular phones, digital cameras, PDAs and other mobile data communication platforms. We believe these products will have the potential for customized use across a broad range of industries, including healthcare, insurance, banking and financial services and education.

AGREEMENT WITH M SYSTEMS FLASH DISK PIONEERS LTD.

     On March 30, 2005, we entered into a three-year Development Agreement with M Systems Flash Disk Pioneers Ltd. ("M-Systems"). Pursuant to the Development Agreement, we granted to M-Systems and its affiliates a worldwide, transferable license to use and distribute our Migo products, and to use related trademarks, as an integrated part of M-Systems' USB flash drive product lines. Migo products are offered to M-Systems customers with either (i) limited functionality or (ii) full functionality for a period of 45 days, after which the end-user may purchase a license directly from us to continue full functionality or otherwise retain limited functionality.

     We are obligated to develop software applications to bundle our Migo products with M-Systems USB Drives, and we agreed to provide first level support for Migo products to M-Systems and M-Systems' customers and end-users, if desired. We are also prohibited from (i) providing any other party or their customers with services or applications for USB Drives that are provided to M-Systems under the Agreement, and (ii) bundling Migo products with any USB Drive other than M-System's USB Flash drives.

SALES CHANNELS

     We sell our products through various channels and in a variety of different markets. Sales efforts are accomplished though the following:

          1. Partnership Agreements:

          We have entered into an agreement to license our software for distribution by M-Systems. We expect to enter into additional software licensing contracts with other hardware manufacturers and distributors. We also anticipate selling software upgrades and service contracts to existing users of our products and users of other USB Flash drive products.

          2. Web-based sales:

          We are currently selling Migo software and bundled products directly to consumers through our website, www.migosoftware.com.

          3. International sales:

          We have entered into distribution and reseller agreements to sell our products in Japan and are seeking other resellers outside the United States.

PATENTS, PROPRIETARY TECHNOLOGY AND OTHER INTELLECTUAL PROPERTY

     We rely primarily on a combination of copyright, trademark and patent laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary technology. For example, we seek to avoid disclosure of our trade secrets by requiring those persons with access to our proprietary information to execute confidentiality agreements with us and by restricting access to our software source code. We also rely on unpatented proprietary know-how in developing our products, and employ various methods, including confidentiality agreements with employees, consultants and others, to protect our trade secrets and know-how.

     Irrespective of the foregoing, we cannot be sure that these methods of protecting our proprietary technology, information and know-how will afford complete protection. Patents may not be enforceable or provide us with meaningful protection from competitors. If a competitor were to infringe on our patents, the costs of enforcing our patent rights might be substantial or even prohibitive. Likewise, we cannot be sure that others will not independently develop our trade secrets and know-how or obtain access to them.

     Despite our efforts to protect our proprietary rights, others may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology.

     We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlap. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect upon our business, results of operations and financial condition.

GOVERNMENTAL REGULATION

     Our products are not subject to approval from the United States government, with the exception of export restrictions to certain countries. Our business operations do not fall under federal, state, or local environmental regulations. We do not anticipate current or future government regulation to have a material adverse affect on our capital expenditures, earnings, or competitive position.

     However, any additional government regulation of imports or exports could adversely affect our international and domestic sales. The United States and various foreign governments have imposed controls, export license requirements and restrictions on the import or export of some technologies, especially encryption technology. From time to time, government agencies have proposed further regulation of encryption technology. Additional regulation of encryption technology could add to the expense of product development and enhancements. Because foreign competitors are subject to less stringent controls on the export of encryption technology, they may have a competitive advantage over us in both foreign and domestic technology markets.

PRODUCT DEVELOPMENT

     Our research and development expenses totaled $590,291 for the nine months ended December 31, 2005, compared to $425,679 for the twelve months ended March 31, 2005. The majority of our development costs are focused on meeting our technical plan, which calls for further developments and enhancements of the Migo software to enable us to cater to a wider audience of users.

EMPLOYEES

     As of June 30, 2005, we had 19 full-time employees, as well as a number of consultants who provided administrative and management services similar to those that would be provided by full and part-time employees. We have also entered into consulting agreements to obtain counsel and services relating to marketing, media relations and business development.

HISTORY

     We were founded in May 2002 as PowerHouse Studios, Inc. ("PowerHouse Studios"). On May 19, 2003, PowerHouse Studios completed a business combination with Agate Technologies, Inc., a publicly traded company ("Agate"). Following that transaction, we changed our name to "PowerHouse Technologies Group, Inc." and effected a 1:122 reverse stock split. Unless otherwise noted, all share and per-share information is presented on a post-split basis. On June 18, 2004, we acquired the 51% of First Person Software, Inc. ("First Person") that we did not previously own; the transaction was effected through a merger of First Person with and into PowerHouse Acquisition, LLC ("PowerHouse Acquisition"), a wholly-owned subsidiary of ours, with PowerHouse Acquisition remaining as the surviving entity. (See Note 6 to our consolidated financial statements). For accounting and financial purposes, PowerHouse Studios is considered our predecessor, and we prepare and report on our financial statements, including those contained in this Prospectus, on that basis. For certain other purposes, however, including to assure the completeness of the publicly available information concerning us that is set forth herein, we include information relating to Agate as if we were the successor to Agate for all relevant periods.

                                    PROPERTY

     Our executive office and principal place of business is located at 555 Twin Dolphin Drive, Suite 650, Redwood City, California where we occupy approximately 10,270 square feet. We have a four year lease for the Redwood City location which began in March 2005. The annual rent for this property is approximately $220,000.

     We also entered into a 25-month lease agreement in July 2004 for 2,335 square feet of office space at 185 Berry Street, San Francisco, California. In February 2005, we entered into a sub-lease agreement for the San Francisco space with an unrelated third party. The annual rent for this property is approximately $54,000, which approximately equals the amount we receive from our sublease of this property.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following information should be read in conjunction with the consolidated financial statements and the notes thereto contained elsewhere in this Prospectus. This Prospectus, and in particular this section, "Management's Discussion and Analysis or Plan of Operation," may contain forward-looking statements regarding future events or our future performance. These future events and future performance involve certain risks and uncertainties, which we have described in this Prospectus under the caption "Risk Factors" beginning on page 3. Actual events or our actual future results may differ materially from any forward-looking statements due to those risks and uncertainties. We assume no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting our forward-looking statements. This analysis is not intended to serve as a basis for projection of future events.

     We are in the business of developing, acquiring and marketing software and infrastructure technologies designed to improve the way mobile information is personalized, secured, carried and accessed.

     We have developed Migo(R) ("Migo"), a software computing system that performs advanced synchronization, personalization and data management functions when installed on portable memory-storage devices that use USB ports on Windows-based computers. We believe that Migo has the potential to change the way people work with and away from their personal computers, whether in the office, at home, or from other remote locations while traveling.

     Migo software currently supports the Microsoft(R) Windows(R) operating system (Win 98SE to XP) and Outlook(R) and Outlook Exchange(R) email programs. We are developing Migo software to function with other popular email applications such as Outlook Express(R) and Lotus Notes(R), new web browsers such as Mozilla Firefox, and other frequently used tools and applications. Migo is in the process of researching and developing a range of Migo software for use on other hardware devices, including larger capacity SIM Card storage devices, MP3 music players, portable disc drives, cellular phones, digital cameras, PDAs and other mobile data communication platforms. We believe these products will have the potential for customized use across a broad range of industries, including healthcare, insurance, banking and financial services and education.

SIGNIFICANT EVENTS SINCE APRIL 1, 2005

     The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of our results of operations and financial condition, and is used by management in assessing our performance and making managerial decisions. The following significant events impacted our financial condition since April 1, 2005, and will have a significant influence on our condition in future reporting periods.

CONTROL PERSONNEL: CHANGES SINCE APRIL 1, 2005:

     - Kent Heyman, Alex Mashinsky and Greg Osborn were elected to the Board of Directors in 2005.

     - As of January 9, 2006, Kent Heyman became Co-Chairman of the Board of Directors and Chief Executive Officer, Jay Elliot became Co-Chairman of the Board of Directors and Chief Strategic Officer.

     - Alex Mashinsky became Vice Chairman of the Board, and Richard Liebman was appointed Chief Financial Officer

     - Greg Duffel, Manijeh Moghis and R.B. (Rob) Hutchinson resigned from the Board of Directors,

     - Manijeh Moghis  was terminated  from her  employment as  Chief  Operating
       Officer, Joshua Feller resigned from his position as Senior Vice President, Sales, David Wells was removed as Chief Financial Officer, and Randy Hagin resigned his position as Vice President, Sales.

     - Malcolm Elvey, Mel Lavitt and Timothy Wallace were elected to the Board of Directors in May 2006.

SEPTEMBER 2005 EQUITY PRIVATE PLACEMENT

     On September 26, 2005, we completed a private placement (the "September 2005 Placement") with certain investors of our Common Stock comprised of a total of 19,910,950 shares of Common Stock and warrants to purchase a total of 10,900,400 shares of our Common Stock. The securities were sold at $0.32 per unit, with each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of Common Stock. The aggregate offering price was approximately $6,045,000 and the aggregate placement fee was $191,360 and warrants ("Placement Agent Warrants") to purchase 1,278,490 shares of Common Stock. After taking into account an anti-dilution adjustment as a result of the December 2005 Placement described below, all of the investor warrants and Placement Agent Warrants issued are exercisable at $0.40 per share. All investor warrants and Placement Agent Warrants expire after three years, unless theretofore exercised, contain a call provision in favor of us at a price of $.01 if the stock price should exceed $2.00 per share, and permit cashless exercise only if there is no registration statement in effect after one year. The proceeds of the private placement included $883,333 of principal and $23,765 of accrued interest converted into Common Stock from a short-term bridge financing completed in June and August 2005. The conversion consisted of a total of 3,779,700 shares of Common Stock at $0.24 per share. The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as of September 26, 2005, by and among us and the private placement investors.

     As a  condition to  the transaction,  all  shares of  our Series  A  Senior
Preferred Convertible Stock (the "Senior A Stock") were converted into 20,632,952 Common Stock at a conversion ratio of 5.3685 shares of Common Stock for each share of Senior A Stock, and 264,775 outstanding warrants exercisable for Senior A Stock held by Middlebury Capital, LLC and its affiliates were exchanged under the terms of a Warrant Exchange Agreement, dated as of September 26, 2005, for warrants to purchase 700,000 shares of Common Stock.

     In connection with the September 2005 Placement, we executed a Registration Rights Agreement with the private placement investors, wherein we agreed to register under the Securities Act the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the investor warrants issued in the private placement.

     In connection with the September 2005 Placement, we also increased the number of shares authorized for issuance under the Stock Incentive Plan to 9,375,000 shares and certain changes were made to our Board of Directors and executive officers.

DECEMBER 2005 EQUITY PRIVATE PLACEMENT

     On December 23, 2005, we completed a follow-on private placement (the "December 2005 Placement") with certain investors of our Common Stock and investor warrants to purchase a total of 7,968,750 shares of our Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of Common Stock. The aggregate offering price was $2,550,000, and the placement fee was paid in the form of Placement Agent Warrants to purchase 796,875 shares of Common Stock. The investor warrants and placement agent warrants issued in connection with the December 2005 Placement are exercisable at $.40 per share, expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of us at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as December 23, 2005, by and among us and the private placement investors.

     In connection with the December 2005 Placement, we executed a Registration Rights Agreement with the private placement investors, wherein we agreed to register under the Securities Act the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the investor warrants issued in the private placement. In the event we are unable to cause the registration to be effective within 90 to 120 days from the date of issuance for the Common Stock acquired in the September 2005 Placement and the December 2005 Placement, we would be penalized. The penalty accrues at a rate of 3% per month of the original amount invested, up to a maximum of 30%, at which point the holders of the Common Shares acquired in the September and December 2005 private placements have the right to put the stock and warrant back to us for full redemption. Pursuant to the terms of the Registration Rights Agreement, during the first three months in which the penalty is earned, the penalty is payable either in cash or in shares of common stock, at our election. After that period expires, the penalty must be paid in cash. However, in April 2006, the holders of the Common Stock acquired in the September 2005, December 2005 and March 2006 private placements waived their right to ever put the stock and warrant back to us for full redemption, and also gave us the right to pay any penalty, in either cash or common stock, at our option.

MARCH 2006 EQUITY PRIVATE PLACEMENT

     On March 17, 2006, we completed a follow-on private placement to the September 2005 Placement and the December 2005 Placement with certain investors of our Common Stock and investor warrants to purchase a total of 12,421,875 shares of our Common Stock and warrants to purchase 6,210,938 shares of Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of Common Stock. The aggregate offering price was $3,975,000. The investor warrants issued in connection with the March 2006 Placement are exercisable at $.40 per share, expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of us at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. The private placement was effected through Common Stock and Warrant Purchase Agreements by and among us and the private placement investors.

     In connection with the March 2006 Placement, we agreed to register under the Securities Act the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the investor warrants issued in the private placement. In the event we are unable to cause the registration to be effective within 90 to 120 days from the date of issuance for the Common Stock acquired in the March 2006 private placements, we would be penalized. The penalty accrues at a rate of 3% per month of the original amount invested, up to a maximum of 30%, at which point the holders of the Common Stock acquired in the March 2006 private placement have the right to put the stock and warrant back to us for full redemption. Pursuant to the terms of the registration rights agreement, during the first three months in which the penalty is earned, the penalty is payable either in cash or in shares of Common Stock, at our election. After that period expires, the penalty must be paid in cash. However, in April 2006, the holders of the Common Stock acquired in the March 2006 private placement waived their right to ever put the stock and warrant back to us for full redemption, and also gave us the right to pay any penalty, in either cash or Common Stock, at our option.

     Although we believe that the issuance of securities in the March 2006 Placement was exempt from registration under Regulation D of the Securities Act, the issuance of securities may not qualify for exemptions from registration as a result of the pendency of the registration statement of which this Prospectus is a part. As a result, we may have potential liability for failure to properly register these securities under the Securities Act.

2004 CONVERTIBLE NOTE/BRIDGE FINANCING AND SENIOR A UNITS PRIVATE PLACEMENT

     In October 2003, we issued approximately $539,000 principal amount of secured convertible notes, bearing 10% interest per annum with a maturity of 10 years (the "2003-2004 Convertible Notes"). At the time of issuance, the 2003-2004 Convertible Notes were secured by all of our intellectual property and tangible assets, current and future. The terms of the 2003-2004 Convertible Notes provided that the holders of the 2003-2004 Convertible Notes could convert the principal and interest of the 2003-2004 Convertible Notes into Common Stock at any time at an initial conversion price of $4.00 per share.

     We entered into a Placement Agency Agreement, dated as of April 7, 2004, with Middlebury Capital to act as the placement agent for the sale of a minimum of $8 million, and up to a maximum of $15 million, of our Senior A Units in the Senior A Units Offering. In conjunction with the Senior A Units Offering, our 2003-2004 Convertible Notes and Bridge Notes converted into shares of Series A Senior Convertible Preferred Stock ("Senior A Preferred Stock") on the first closing of the Senior A Units Offering.

     In March 2004 and in conjunction with the commencement of our Senior A Units Offering of Senior A Units, which are composed of shares of Senior A Preferred Stock and Senior A Preferred Warrants, we entered into a Security Agreement with, and issued Secured Convertible Promissory Notes to, certain investors (the "Security Agreement" and the "Bridge Notes", respectively, and collectively, the "Bridge Financing") to secure immediate funding of up to $1,250,000. By their terms, the Bridge Notes bore interest at the rate of 10% per annum, commencing 90 days from the date of their issuance and were secured by all of our assets pursuant to the Security Agreement. The Bridge Notes were due on dates ranging from March 2, 2005, to April 20, 2005, unless repaid in conjunction with the Senior A Units Offering. In connection with the Bridge Financing, we and the holders of the 2003-2004 Convertible Notes agreed to exchange the 2003-2004 Convertible Notes for Bridge Notes. Prior to their conversion on June 14, 2004, we received $2,125,000 under the Bridge Financing. On June 14, 2004, the first tranche of the Senior A Units Offering was completed, and in accordance therewith, all of the Bridge Notes then outstanding, including the 2003-2004 Convertible Notes that had been exchanged for Bridge Notes, were, by agreement between us and the holders of the Bridge Notes, exchanged into Senior A Units.

     On June 14, 2004, we closed upon the first tranche of our Senior A Units Offering, and issued 3,142,354 shares of Senior A Preferred Stock and 785,589 5-year warrants to purchase shares of our Common Stock, in exchange for $8,732,605 from certain institutional investors. The purchase price included $6,083,605 at $3.06 per share, and included approximately $2,125,000 received under a previously closed Bridge Financing and approximately $539,000 principal amount of previously issued 2003-2004 Convertible Notes, following the conversion of the 2003-2004 Convertible Notes into shares of Senior A Preferred Stock in connection with the Senior A Units Offering, which was converted at $2.29 per share. The exercise price for the warrants was $3.83 per share and is immediately exercisable upon issuance. (See Note 4, "Debt" to our consolidated financial statements.)

     On August 13, 2004, we issued 584,329 shares of Senior A Preferred Stock and issued 146,082 5-year warrants to purchase shares of our Common Stock, upon the closing of the second and final tranche of the Senior A Units Offering. The second closing consisted of approximately $1,788,048 in funding of Senior A Units with certain institutional investors. All terms and conditions for the second and final tranche were the same as those in the first tranche closing held on June 14, 2004. The Senior A Units Offering was terminated upon completion of the second and final closing.

RESCISSION OFFER

     Contemporaneous with the commencement of the Senior A Units Offering in June 2004, we offered to certain of our existing stockholders who originally acquired their shares of Common Stock in connection with a private placement conducted from June 2002 through July 2003 by PowerHouse Studios (and after May 19, 2003, by us) the opportunity to rescind the purchase of their respective shares for the cash consideration originally paid for the shares ($5.00 per share), with interest earned from the date such shares were originally purchased. Simultaneously, such stockholders were given the opportunity to invest cash in Junior Units, consisting of shares of Junior A Preferred Stock and Series A Junior Common Stock Purchase Warrants, exercisable for one share of Common Stock at an exercise purchase price of $3.83 (the "Junior Warrants" and the offerings referred to, the "Rescission Offer" and "Junior A Units Offering"). The Junior A Preferred Stock has certain preferences over Common Stock, and the Junior Warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.

     The Rescission Offer was based on certain of the matters alleged by us in the Proctor Litigation. (See "Proctor Litigation" above). Stockholders who accepted the Rescission Offer were required to give general waivers and releases with respect to certain potential claims against us.

     The Rescission Offer was completed on June 4, 2004, and holders of approximately 1,010,250 shares of Common Stock accepted the Rescission Offer in exchange for Series A Junior Units and holders of approximately 46,500 shares of Common Stock accepted the Rescission Offer for cash consideration. Holders of approximately 119,665 shares of Common Stock retained their ownership of Common Stock as originally purchased.

     There is considerable legal uncertainty under both federal and state securities laws concerning the efficacy of rescission offers and general waivers and releases with respect to barring claims that would be based on securities law violations. We understand that the SEC takes the position that acceptance or rejection of an offer of rescission may not bar stockholders from asserting claims for alleged violations of federal securities laws. Further, under California's Blue Sky law, which would apply to stockholders resident in that state, a claim or action based on fraud may not be waived or prohibited pursuant to a rescission offer.

     Accordingly, the Rescission Offer may not have terminated any or all potential liability we may have for failure to properly register our Common Stock under the Securities Act and there can be no assurance that we will be able to enforce the waivers and general releases we have received in connection with the Rescission Offer and Junior A Units Offering to bar any claims based on allegations of fraud or other federal or state securities law violations that the stockholders who accept the Rescission Offer may have, until the applicable statutes of limitations have run with respect thereto. The applicable statutes of limitations vary from state to state and under federal law, the longest of which would be for up to three years from the occurrence of the alleged violation. We believe, however, that, in addition to such waivers and releases, we may also have equitable remedies available to us should any of such persons seek to deny the enforceability of their waivers and releases.

     Further, those stockholders who did not accept the Rescission Offer, either because they affirmatively rejected it or because they failed to respond to it, may still attempt to assert claims against us, as well as against certain of our directors and officers, relating to non compliance with the securities laws. We cannot predict with certainty that those claims will be barred by the Rescission Offer because the legal effect of the Rescission Offer is uncertain. To the extent those claims are brought and result in judgments for damages, our business, financial condition and results of operations could all be harmed. The number of shares of Common Stock held by investors who were offered rescission under the Rescission Offer but did not accept the Rescission Offer aggregate 119,665 shares, each of which was purchased at a price of $5.00. Even if we were to be successful in defending claims brought under applicable securities laws, their mere assertion could result in costly litigation and significant diversions of effort by management.

ACQUISITION OF FIRST PERSON

     On June 18, 2004, we closed a merger agreement with First Person and its stockholders (the "FPS Merger Agreement") to acquire approximately 51% of the shares of outstanding common stock of First Person in consideration of cash and shares of our Common Stock, at an aggregate of $2,500,000 (the "FPS Merger"). Immediately prior to the FPS Merger, we owned approximately 49% of the outstanding shares of First Person stock, which shares were originally purchased by us in November 2002. The consideration included a number of shares of Common Stock that were held in escrow. A certain number of these shares were released during the year ended March 31, 2005, with the satisfactory achievement by us of certain performance milestones specified in the FPS Merger Agreement.

     The two founders of First Person were offered, and accepted, employment with us. However, on February 11, 2005, the former founders of First Person resigned from their employment with us.

EQUITY COMPENSATION PLANS

     On December 8, 2004, our Board of Directors adopted and the stockholders approved the 2004 Omnibus Stock Incentive Plan (the "Stock Incentive Plan") and reserved 1,125,000 shares for grant under the Stock Incentive Plan. We may issue stock options, restricted stock, or stock bonuses under the Stock Incentive Plan to employees, directors and consultants. Stock options granted under the Stock Incentive Plan may be granted at prices not less than the fair market value at the date of grant for incentive stock options. No participant in the Stock Incentive Plan who is a key employee may be granted more than 125,000 stock options in any calendar year.

     Stock options granted under the Stock Incentive Plan generally vest based on three years of continuous service and have a contractual term of ten years, except for options on 114,167 shares that were immediately vested at the grant date.
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

     On March 29, 2005, we filed Form S-8 with the SEC registering 300,000 shares of Common Stock authorized for issuance to non-employees in exchange for consideration in the form of services. On September 26, 2005, we increased the pool of shares available for grant under the Stock Incentive Plan to 9,375,000 shares.

AGREEMENT WITH M-SYSTEMS

     On March 30, 2005, we entered into a three-year Development Agreement with M-Systems. Pursuant to the Development Agreement, we granted to M-Systems and its affiliates a worldwide, transferable license to use and distribute our Migo products, and to use related trademarks, as an integrated part of M-Systems' USB flash drive product lines. Our Migo products will be offered to M-Systems customers with either (i) limited functionality or (ii) full functionality for a period of 45 days, after which the end-user may purchase a license directly from us to continue full functionality or otherwise retain limited functionality. If a M-Systems customer purchases a M-Systems product that has integrated a limited functioning Migo product, we will receive a fixed amount of cash per unit sold. If a M-Systems customer purchases a M-Systems product that has integrated a fully functioning Migo product from us, M-Systems will receive a fixed percentage of cash from the sale of each unit.

     We are obligated to develop software applications to bundle our Migo products with M-Systems USB Drives, and we agreed to provide first level support for its Migo products to M-Systems and M-Systems' customers and end-users, if desired. We are also prohibited from (i) providing any other party or their customers with services or applications for USB Drives that are provided to M-Systems under the Agreement, and (ii) bundling our Migo products with any USB Drive other than M-Systems' USB Flash drives.

CRITICAL ACCOUNTING POLICIES

     In accordance with SEC guidance, those material accounting policies that we believe are the most critical to an investor's understanding of our financial results and condition are discussed below.

     Our significant accounting policies are more fully described in Note 2 to our consolidated financial statements. Certain of these policies are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgment by our management to determine the appropriate assumptions to be used in the determination of certain estimates.

REVENUE RECOGNITION

     We recognize revenue in accordance with Statement of Accounting Position ("SOP") 97-2, Software Revenue Recognition, as amended, and SEC Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition. We sell software licenses in several ways, including but not limited to pre-loading the software on different types of memory devices for trial, and by making trial versions available by download from our website, and until recently by selling hardware devices with our software pre-loaded for use. We license our software products on a perpetual basis. Revenue is recognized from the sale of software licenses only when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable and collection of the resulting receivable is reasonably assured.

     Revenue from direct sale contracts is recognized based on the terms of the agreement, after the product has been delivered, and collection of the resulting receivable is reasonably assured. Revenue from distributors is recognized when the product has been sold to third party customers.

INVENTORIES

     Inventories are valued at the lower of cost or market and are accounted for on the first-in, first-out basis. The cost of USB Flash memory devices is volatile; as a result we recorded an expense of $70,914 related to the write-down of our inventory on March 31, 2005. As of December 31, 2005, our inventory was valued at $15,755.

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

IMPAIRMENT OF LONG-LIVED ASSETS

     Property, equipment, intangible and certain other long-lived assets are amortized over their useful lives. Useful lives are based on management's estimates of the period that the assets will generate revenues. Long-lived assets are written down to fair value whenever events or changes indicate that the carrying amount of an asset may not be recoverable. Our policy is to review the recoverability of all long-lived assets at a minimum of once per year and record an impairment loss when the fair value of the assets does not exceed the carrying amount of the asset. Our most significant long-lived asset is our software technology, which is currently being amortized on the straight-line basis over 5 years. Differences between our original forecasts and actual results have resulted primarily from our change in focus from selling directly to consumers primarily through advertising to selling through partners such as M-Systems. While the change in focus resulted in lower than projected revenues being achieved, operating expenses have also declined significantly. In calculating the current value for our core software technology, we primarily rely upon our estimates of the future cash flows (net realizable value) derived from the sale of its software. Among the key assumptions used by management are projected sales via M-Systems and other potential partners, assumptions regarding the potential conversion percentages of users upgrading their version of Migo software, costs to develop additional features for the Migo software, as well as projected headcount, marketing and general and administrative expenses. As circumstances change, the actual life and/or usage pattern may vary in the future, which might result in either increases or decreases in future amortization expense. Also, if circumstances and/or assumptions regarding the utility and recoverability of the software technology change, future write-offs or write-downs may be required.

STOCK-BASED COMPENSATION

     In December 2004, the FASB issued SFAS No. 123R, Share Based Payment SFAS No. 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R (1) revises SFAS No. 123, Accounting for Stock-Based Compensation, (2) supersedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and (3) establishes fair value as the measurement objective for share-based payment transactions. We have adopted SFAS 123R effective January 1, 2005 in accordance with the standard's early adoption provisions. Prior to January 1, 2005, our Board of Directors had not approved the granting of any stock options. As such, we decided to follow the provisions of SFAS No. 123R on a prospective basis, and for the nine months ended December 31, 2005 and for the year ended March 31, 2005, we recorded $810,591 and $225,680 of compensation expense related to the granting of stock options to employees.

  RESULTS OF OPERATIONS

  Nine months ended December 31, 2005 and twelve months ended March 31, 2005

     We had revenues of $308,189 for the twelve months ended March 31, 2005, and $194,199 for the nine-month period ended December 31, 2005. Our costs related to product sales were $702,163 for the twelve months ended March 31, 2005. For twelve months ended March 31, 2005, the costs included amortization of the software technology of $432,943 and write-downs of $70,914 for existing inventory.

     For the nine months ended December 31, 2005 cost of sales totaled $555,059, which included amortization of acquired software of $423,485 and write-off of inventory of $12,183. Our sales and marketing expenses totaled $771,175 a significant decline from the $1,975,132 for the twelve months ended March 31, 2005, as we refocused our sales efforts on partners, such as M-Systems, and reduced or eliminated the vast majority of our consumer directed advertising expenses. General and administrative costs totaled $3,192,783 for the nine months ended December 31, 2005, compared to $5,496,035 for the twelve months ended March 31, 2005. The decline is primarily a reflection of significant cost reduction efforts, a reduction in headcount, and the shorter period (9 months compared to 12 months). Research and development totaled

$590,291 for the nine months ended December 31, 2005 compared with $425,679 for the fiscal year ended March 31, 2005, as we continue to invest in either new or upgraded versions of the Migo Software. Interest for the nine months ended December 31, 2005 was $296,251 compared with $2,145,302 for the fiscal year ended March 31, 2005, which year included a non cash charge to interest expense of $1,889,768 related to a beneficial conversion feature in our Bridge Loan. Our warrant liability expense resulted from our equity private placements in September 2005 and December 2005, which required us to mark our warrant liability to market. As such, for the nine months ended December 31, 2005, our warrant liability expense was ($151,164) due to a decrease in our common share price between September 26, 2005 and December 31, 2005. Other (income) expense totaled $227,937 for the nine months ended December 31, 2005 primarily related to the settlement of various lawsuits compared with ($317,970) for the fiscal year ended March 31, 2005 which was related to a reversal of a liability related to the Proctor litigation.


  FINANCIAL RESULTS, LIQUIDITY AND MANAGEMENT'S DISCUSSION AND ANALYSIS



  Three months ended June 30, 2006 and 2005



     We reported revenues of $26,387 for the three months ended June 30, 2006 compared to revenues of $57,141 for the corresponding period ended June 30, 2005. During the three months ended June 30, 2006, we sold only software packaged through M-Systems or via online download, while during the quarter ended June 30, 2005 we primarily sold hardware items, such as flash disks, pre-loaded with Migo software. We are working to expand our OEM relationships to promote sales.



     Our costs associated with the sale of products for the three month period ended June 30, 2006 were $148,757 and consisted almost entirely of the amortization of software technology $140,789, as well as expenses related to fees for customer downloads of our software, and packaging and shipping costs. For the three month period ended June 30, 2005, we incurred costs associated with the sale of our products of $207,125, most of which also consisted of amortization of software technology.



     Research and development expenses totaled $425,488 for the three months ended June 30, 2006, up from $192,443 in the corresponding period in 2005, due primarily to the increase of staff dedicated to the development of new products, and the completion of products. This increase was partially offset by our reducing selling expenses from $305,923 for the three months ended June 30, 2005 to $279,031 in the period ended June 30, 2006 primarily due the cessation of consumer directed advertising. General and administrative costs increased to $1,333,667 for the period ended June 30, 2006 from $886,269 in the year earlier quarter due primarily to the expensing of stock options, which totaled $546,733 for the quarter ended June 30, 2006.



     Non-operating income totaled $165, 767 for the three months ended June 30, 2006 compared with Non-operating expense of $5,133 for the three months ended June 30, 2005. Interest (net) was $55,267 for the three months ended June 30, 2006 as a result of the increased investment income earned from the monies raised from the September 2005, December 2005, and March 2006 equity placements. During the three months ended June 30, 2006, we reversed, on a one time basis, an expense of $683,971 related to a reduction of an outstanding payable, which was not present in the same period in 2005. We also recorded an expense of $477,470 during the three months ended June 30, 2006 due to provisions in our Registration Rights Agreements dated September 2005 and December 2005 related to the issuance of additional shares to investors caused by delays in having a Registration Statement covering those shares declared effective by the SEC.



  Six months ended June 30, 2006 and 2005



     We reported revenues of $67,616 for the six months ended June 30, 2006 and revenues of $130,687 for the corresponding period ended June 30, 2005.



     Our costs associated with the sale of products for the six month period ended June 30, 2006 were $304,801 and consisted almost entirely of the amortization of software technology $280,056, as well as expenses related to fees for customer downloads of our software, and packaging and shipping costs. For the period ended June 30, 2005, we incurred costs associated with the sale of our products of $739,981, primarily related to the amortization of software technology.



     Research and development expenses totaled $785,541 for the six months ended June 30, 2006, up from $363,501 in the corresponding period in 2005, due primarily to the increase of staff dedicated to the development of new products. This increase was partially offset by our reducing selling expenses from $625,210 for the six months ended June 30, 2005 to $541,421 in the six months ended June 30, 2006 primarily due the cessation of consumer directed advertising. General and administrative costs increased to $2,557,869 for the period ended June 30, 2006 up from $2,137,592 due primarily to the requirement to expense stock options.



     Non-operating income totaled $112,912 for the six months ended June 30, 2006 compared with $278,767 for the six months ended June 30, 2005. Interest
(net) increased for the six months ended June 30, 2006 to $119,179 due to the increased investment income earned from the monies raised from the September 2005, December 2005, and March 2006 equity placements. During the six months ended June 30, 2005, we reversed, on a one time basis, an expense of $282,236 related to Agate Technologies, which was not present in the same period in 2006. Due to a decline in our stock price between December 31, 2005 and June 30, 2006, we recorded a decrease in warrant liability of $166,538, and we also recorded an expense of $477,470 during the six months ended June 30, 2006 due to provisions in our Registration Rights Agreements related to the issuance of additional shares to investors caused by delays in having a Registration Statement covering these shares declared effective.



  Liquidity and Capital Resources



     At June 30, 2006, we had working capital of $4,254,327 as compared to a working capital of $3,055,929 at December 31, 2005. The increase in working capital is mainly due to raising approximately $3.5 million net of fees in the March 2006 private placement and the reduction in accounts payable that resulted from a negotiated settlement of an outstanding invoice that was reduced from approximately $983,000 to $300,000. For the six months ended June 30, 2006, net cash used in operating activities was $3,379,966. We believe we have sufficient cash to fund our operations through 2006. Thereafter, we will depend on cash from operations, and additional financing, if available.



  Recent and Expected Losses



     From inception, we have never been profitable and have sustained substantial net losses from operations. There can be no assurance that we will ever generate positive revenues from our operating activities, or that we will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect our business, financial condition, and results of operations. For the three months ended June 30, 2006 and 2005, we incurred net pre-tax losses of $1,994,788 and $1,532,614 respectively.



  Satisfaction of Current and Future Capital Requirements



     No assurance can be given that we will be able to obtain the additional financing we require to continue normal operations. We cannot provide assurances that we will be able to develop our business to the point of generating net operating profits and positive cash flows from operations. If funds from these sources are not sufficient to offset operating expenses, we would seek to institute cost-saving measures that would not only reduce overhead, but also curtail operations. We cannot assure that such measures, if implemented, would be sufficient to offset all of our operating expenses. If any capital subsequently raised from the sale of securities is not sufficient to fund the balance of our operating expenses after implementing certain cost-cutting measures, we could be forced to discontinue certain operations or may be unable to continue as a going concern.



     Any further issuances of any additional equity securities to raise capital may be on terms that are detrimental to existing stockholders. In order to meet our capital requirements, we may continue to offer equity securities for sale, and existing stockholders would experience additional dilution. Any new equity securities issued may have rights, preferences or privileges senior to those of holders of existing equity securities.



  Off-Balance Sheet Arrangements



     At June 30, 2006, we did not have any relationship with unconsolidated entities or financial partnerships, which other companies have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes as defined in Item 303(a)(4)(ii) of SEC Regulation S-K. Therefore, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.



  Trends



     As of June 30, 2006, to the best of our knowledge, no known trends or demands, commitments, events or uncertainties, except as described in this Management's Discussion and Analysis and in "Notes to Financial Statements Note 8 -- Commitments and Contingencies" existed, which are likely to have a material effect on our liquidity.

                                   MANAGEMENT


     The names of the members of our Board of Directors and other persons who make a significant contribution to our business, as well as biographical information for those persons as of July 31, 2006, are set forth below:


NAME                                   AGE     POSITIONS AND OFFICES HELD          SINCE
----                                   ---     --------------------------          -----
Kent Heyman..........................  50    Chief Executive Officer,          September 2005
                                             Co-Chairman of the Board of
                                             Directors,
Jay Elliot...........................  66    Chief Strategy Officer,           May 2002
                                             Director, Co-Chairman of the
                                             Board of Directors
Malcolm Elvey........................  64    Director                          May 2006
Mel Lavitt...........................  68    Director                          May 2006
Greg Osborn..........................  41    Director                          June 2005
Alex Mashinsky.......................  40    Director, Vice Chairman of the    September 2005
                                             Board of Directors
Timothy Wallace......................  48    Director                          May 2006
Richard Liebman......................  51    Chief Financial Officer           September 2005
David Wainwright.....................  50    Vice President, Sales and         November 2005
                                             Marketing
Syed Aamer Azam......................  38    Vice President, Development       January 2005

KENT HEYMAN

     Kent Heyman joined our board of directors as executive chairman in September 2005 and became Chief Executive Officer in January 2006. Mr. Heyman has served on the board of directors of Knova Software, Inc. (a software company formerly ServiceWare Technologies, Inc.) since February 2002 and served as its president and chief executive officer from September 2001 until the consummation of the merger with Kanisa in February 2005. From June 1996 to December 2000, he served as senior vice president at Mpower Communications, a facilities-based communications provider. Prior to his tenure at Mpower, Mr. Heyman served as litigation department chairman and lead trial counsel for Dowling Magarian Aaron and Heyman, a law firm in Fresno, California. Mr. Heyman earned a doctor of law (J.D.) degree from the University of the Pacific's McGeorge School of Law, and received a bachelor's degree from California State University, Fresno.

     Mr. Heyman was elected to the Board pursuant to the terms of the Common Stock and Warrant Purchase Agreements entered into in connection with the September 2005 Placement.

JAY ELLIOT

     Jay Elliot was elected to serve as our Chief Strategy Officer in January 2006 and has served as the Chairman or Co-Chairman of the Board since May 2002. Mr. Elliot served as our Chief Executive Officer from May 2002 until January 2006. From February to December 2001, Mr. Elliot was the Chief Executive Officer of New Health Systems, a network technology company connecting physicians and vendors to patients and affiliated hospitals.

     Mr. Elliot has over 30 years operating experience with corporations including IBM, Intel and Apple Computers. From 1980 to 1986, Mr. Elliot served as the Executive Vice-President of Apple Computers and served as the Chief Operating Officer of the Macintosh division.

ALEX MASHINSKY

     Alex Mashinsky has been the Managing Partner of VenturiFX, an early stage venture capital firm since December 2000 and for the last five years, has been the managing member of Governing Dynamics

Investments, LLC, a venture capital firm. Mr. Mashinsky founded several companies including Qlimo in 2002, Qwireless in 2001, Elematics in 2000, and Arbinet in 1996, where he served as its CEO until January 2000. Mr. Mashinsky was elected to the Board pursuant to the terms of the Common Stock and Warrant Purchase Agreements entered into in connection with the Company's private financing in September 2005.

MEL S. LAVITT

     Mr. Lavitt joined our board of directors in May 2006. Mr. Lavitt has been a managing director at the investment banking firm of C.E. Unterberg, Towbin (or its predecessor) since August 1992 and is currently serving as vice chairman and managing director. From June 1987 until August 1992, Mr. Lavitt was president of Lavitt Management, a business consulting firm. From 1978 until June 1987, Mr. Lavitt served as an administrative managing director for the investment banking firm of L.F. Rothschild, Unterberg, Towbin, Inc. Mr. Lavitt is also a director of Captiva Corporation, Jabil Circuit, Inc. and St. Bernard Software.

MALCOLM ELVEY

     Mr. Elvey is the vice chairman and founder of Qlimo, a New York ground transportation company. From 2004 to 2006, Mr. Elvey served as the chief executive officer of Town Car Limousine, a subsidiary of Qlimo. He has also served as managing partner of Collaborative Capital, a venture capital fund focused on early-stage technology companies, since 1999. Mr. Elvey also serves as a director of The Childrens Place Retail Stores, Inc.

GREG OSBORN

     Greg Osborn was elected to our Board of Directors in June 2005. Mr. Osborn has served as the Managing Partner of IndiGo Ventures LLC, a merchant banking and financial advisory firm, since June 1999. Indigo Securities, LLC (formerly known as Middlebury Capital), an entity under joint control with IndiGo Ventures LLC, has provided investment banking services to us within the last 2 years. Prior to launching Indigo Ventures, Mr. Osborn founded Seed Capital, which provided new business development, strategic partnering and fundraising services for Internet companies, and served as head of business development for FreeRide.com, an internet-based loyalty marketing company, from May 1997 until May 1999. His experience in finance and investment includes employment at L.F. Rothschild & Co., Drexel, Burnham, Lambert, Smith Barney Harris & Upham, Paine Webber, and Axiom Capital Management. Mr. Osborn holds a B.S. in Finance and Economics from Ramapo College of New Jersey. Mr. Osborn also serves on the Boards of Directors of iCurie Inc. a public company, and ideavillage.com, a private company. He also serves on the Board of Directors of Children of Bellevue, and on the corporate advisory board of Advance Nanotech, Inc.

TIMOTHY WALLACE

     Mr. Wallace joined our board of directors in May 2006. Mr. Wallace currently is the chairman and chief executive officer of Full Tilt Solutions, a business-to-business software company, which he joined in January 2000. Prior to Full Tilt, Mr. Wallace was the president and chief executive officer of Xerox Connect, a network integration technology company from May 1998 through December 1999. From 1996 until May 1998, Mr. Wallace was the president, chief executive officer and a director of XLConnect Solutions, which he founded. Xerox Connect acquired XLConnect in May 1998. From 1991 to 1996, Mr. Wallace was the vice president of professional services of The Future Now, a national systems integration company. Mr. Wallace received a Bachelor of Science degree in business administration from Indiana University of Pennsylvania and a master's degree in business administration from Miami University of Ohio.

RICHARD LIEBMAN

     Richard Liebman served as President of Liebman Capital from March 2003 before joining us in September 2005. From January 2002 until March 2003, he served as Chief Financial Officer of ServiceWare Technologies, Inc., a publicly held software company, now known as Knova Software Inc. From October 1998 until January 2001, Mr. Liebman was chief financial officer of eCal Corporation, a provider of Internet-based calendar services. Mr. Liebman's investment banking experience includes serving as a senior vice president of both Oppenheimer & Co. and Pennsylvania Merchant Group, as well as being a Principal with L.F. Rothschild, Unterberg Towbin. Mr. Liebman received his Bachelor of Arts degree in economics from Brown University and his Masters in Business Administration from Columbia Business School.

DAVID WAINWRIGHT

     David Wainwright joined us in November, 2005. Mr. Wainwright is responsible for managing Migo Software's North American and European operations including sales, marketing, and business development. Beginning in April 2002, Mr.
Wainwright was Vice President of Worldwide Sales at Knova Software, Inc. (formerly ServiceWare Technologies, Inc.). Prior to Knova Software, Mr. Wainwright was Director of Alliance Sales with RightNow Technologies, until October 2001. Mr. Wainwright's experience also includes positions at Primus Systems, Compatibility Corporation, Central Point Software, and Harris/Lanier. Mr. Wainwright has a bachelor's degree in communications and sociology from William Jewell College.

SYED AAMER AZAM

     Syed Aamer Azam joined us in January 2005 as Vice President, Development. From April 2001 to January 2005, Mr. Azam was Senior Vice President Engineering for Clickmarks, Inc. From December 1999 to April 2001, he was CTO and Vice President Engineering for Wordwalla, Inc. Mr. Azam holds a Masters degree from Princeton University in computational physics, and has a Bachelors degree from the California Institute of Technology.

     On September 26, 2005, Alex Mashinsky and Kent Heyman were elected to serve on our Board of Directors. They filled vacancies created in the Board as a result of a recent amendment to our by-laws. Mr. Mashinsky's term as director will continue until the 2006 annual meeting of stockholders. Mr. Heyman's term as director will continue until the 2006 annual meeting of stockholders. Mr. Mashinsky and Mr. Heyman have both been elected to the Compensation Committee. Governing Dynamics Investments, LLC, an institutional purchaser owned and controlled by Alex Mashinsky, purchased 3,465,638 shares of Common Stock and warrants to purchase 2,052,353 shares of Common Stock in the September 2005 Placement referenced above and purchased 1,250,000 shares of Common Stock and warrants to purchase 625,000 shares of Common Stock in the March 2006 Placement.

     Effective September 21, 2005, Greg Duffell resigned from his position as a Director of the Company. Mr. Duffell resigned from such position to allow the Board of Directors to consist of a greater percentage of non-management directors. Mr. Duffell's resignation was not caused by any disagreement with us regarding our operations, policies or procedures. The vacancy on the Board created by Mr. Duffell's resignation has not yet been filled. As of September 26, 2005, David Wells was removed as our principal financial officer, and Richard Liebman was appointed our interim chief financial officer. As of January 1, 2006, Mr. Liebman became our full-time chief financial officer.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to us and our subsidiaries during each of the last three years ended to (i) the individual who served as our chief executive officer ("CEO") during 2005; (ii) our other most highly compensated employees other than the CEO who had salary and bonus in excess of $100,000 during 2005 and who were serving as executive officers as of December 31, 2005; and (iii) two former officers who would have been included in this table had they remained in our employ.

                              ANNUAL COMPENSATION

                                                                                               AWARD OF         SECURITIES
                                                                                           RESTRICTED STOCK     UNDERLYING
                                                                             ANNUAL        ($ AS OF DATE OF    OPTIONS/SARS
NAME AND POSITION               YEAR   SALARY($)   BONUS($)   OTHER($)   COMPENSATION($)   UNDERLYING GRANT)       (#)
-----------------               ----   ---------   --------   --------   ---------------   -----------------   ------------
Jay Elliot,...................  2005   $233,547        --         --             --            $200,000         2,700,000
  Chairman & CEO                2004   $240,000        --         --             --                  --                --
                                2003   $200,000        --         --             --
Gregory Duffell(1)............  2005   $120,000        --         --             --
  Director, International
  President                     2004   $200,000        --         --             --
Joshua Feller,(2).............  2005   $ 75,000        --         --             --                                    --
  Sr. Vice President, Sales     2004   $175,000        --         --             --                                    --
Syed Aamer Azam,..............  2005   $150,000        --         --             --                               100,000
  Vice President, Engineering   2004                   --         --             --

---------------

(1) Mr. Duffell's employment with us was terminated in October 2005, and as such, the compensation for him for 2005 is for the period from January 1, 2005 until the date of termination. Salary for 2005 includes severance pay paid to this individual.

(2) Mr. Feller's employment with us was terminated in June 2005, and as such, the compensation for him for 2005 is for the period from January 1, 2005 until the date of termination. Salary for 2005 includes severance pay paid to this individual.

OPTION/SAR GRANTS IN 2005

     We granted 5,840,000 stock options to our employees and Directors during the nine months ended December 31, 2005. We did not grant any stock appreciation rights during the nine months ended December 31, 2005.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                NUMBER OF     PERCENT OF TOTAL
                                SECURITIES      OPTIONS/SARS
                                UNDERLYING       GRANTED TO
                               OPTIONS/SARS     EMPLOYEES IN     EXERCISE OR BASE
                               GRANTED (#)      FISCAL YEAR        PRICE ($/SH)     EXPIRATION DATE
(A)                                (B)              (C)                (D)                (E)
---                            ------------   ----------------   ----------------   ---------------
Jay Elliot...................   2,700,000           46.2%             $0.32             9/26/15
Gregory Duffel...............          --
Joshua Feller................          --
Syed Aamer Azam..............     100,000            1.7%             $1.01             3/16/15

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                   VALUES(1)

                                                                  NUMBER OF
                                                                 SECURITIES         VALUE OF
                                                                 UNDERLYING        UNEXERCISED
                                                                 UNEXERCISED      IN-THE-MONEY
                                                               OPTIONS/SARS AT   OPTIONS/SARS AT
                                  SHARES                          FY-END(#)         FY-END(2)
                               ACQUIRED ON    VALUE REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                           EXERCISE (#)        ($)          UNEXERCISABLE     UNEXERCISABLE
(A)                                (B)             (C)               (D)               (E)
----                           ------------   --------------   ---------------   ---------------
Jay Elliot...................        --              --             225,000(e)/      $76,500(e)/
                                                                  2,475,000(u)       $841,500(u)
                                     --              --                  --               --
Gregory Duffell..............        --              --                  --               --
Joshua Feller................        --              --                  --               --
                                     --              --                  --               --
Syed Aamer Azam..............        --              --              33,333,(e)/           0/
                                                                     66,667(u)             0
                                     --              --                  --               --

---------------

(1) There were no exercises of options for the fiscal year ended December 31, 2005 and we did not adjust or amend the exercise price of stock options or SARs previously awarded to any executive officer.

(2) Amounts shown are based upon the closing sale price for our common stock on December 31, 2005, which was $0.66 per share.

DIRECTOR COMPENSATION

     For the year ended December 31, 2005, with the exception of R.B.(Rob) Hutchinson, no directors are compensated for their services as directors. Mr. Hutchinson was compensated with 40,000 shares of restricted Common Stock for his services rendered as a director. See "Employment Contracts" below for a description of compensation payable to Alex Mashinsky.

EMPLOYMENT CONTRACTS

     On May 10, 2006, we entered into an Employment Agreement with Kent Heyman effective as of January 9, 2006, under which Mr. Heyman will serve as our chief executive officer and co-chairman of the board. Under the Employment Agreement, Mr. Heyman is entitled to a base salary of $225,000 per year with an annual bonus of up to $150,000 per year in the discretion of our board of directors based on our performance and a minimum bonus of $50,000 for the 2006 year. Mr. Heyman is also entitled to participate in our benefit plans available to other executives. The Employment Agreement provides that employment is terminable upon notice from either party. Under his Employment Agreement, Mr. Heyman is entitled to severance compensation equal to one year's base salary if his employment is terminated by us without cause or by Mr. Heyman for good reason. Additionally, 100% of Mr. Heyman's stock options and restricted stock will vest if his employment is terminated by us without cause, by Mr. Heyman for good reason or upon a change in control and he will have 60 months following termination to exercise his stock options. Under the agreement, Mr. Heyman has agreed to noncompete and nonsolicitation provisions that will apply during the term of his employment and for a one year period after termination of employment.

     We entered into an Employment Agreement with Jay Elliot as of September 26, 2005, under which Mr. Elliot served as President and Chief Executive Officer. As of January 9, 2006, Mr. Elliot became our Chief Strategy Officer. Under the provisions of Mr. Elliot's employment agreement, Mr. Elliot is entitled to a base salary of $200,000 per year with an annual bonus of up to $150,000 per year. In addition, Mr. Elliot has been granted options to purchase 2,700,000 shares of common stock with vesting over three years. In connection with the Employment Agreement, we issued to Mr. Elliot 300,000 shares of restricted common stock which will vest on January 1, 2007, or upon his termination of employment by us without cause. Mr. Elliot is also entitled to participate in our benefit plans available to other executives. The Employment

Agreement provides that employment is terminable upon 30 days notice from either party. Under his Employment Agreement, Mr. Elliot is entitled to severance compensation equal to one year's base salary if his employment is terminated by us without cause or by Mr. Elliot for good reason. Additionally, 100% of Mr. Elliot's stock options will vest if his employment is terminated by us without cause or by Mr. Elliot for good reason.

     We entered into an Agreement with Alex Mashinsky under which Mr. Mashinsky became Vice Chairman of the Board as of September 26, 2005. The initial term of the Agreement is for one year, subject to renewal thereafter. Under the Agreement, Mr. Mashinsky is to provide consulting services to us and receive compensation at the rate of $200,000 per year. Mr. Mashinsky was also granted options to purchase 1,020,000 shares of common stock, all of which were exercised as of December 31, 2005, which resulted in his receipt of 768,000 shares, due, in part, to the cashless exercise provision in the agreement. In connection with the Agreement, we issued to Mr. Mashinsky 180,000 shares of restricted common stock, which will vest on January 1, 2007, or upon his removal from our Board of directors without cause.

     In total, we recorded $122,306 of compensation expense for the nine months ended December 31, 2005 related to issuance of restricted common stock described above, and $462,694 remained to be amortized as Deferred Compensation Expense in the Stockholders' Equity section on our Balance Sheet as of December 31, 2005.

     On May 10, 2006, we entered into an Employment Agreement with Richard Liebman effective as of January 9, 2006, under which Mr. Liebman will serve as our chief financial officer. Under the Employment Agreement, Mr. Liebman is entitled to a base salary of $180,000 per year with an annual bonus of up to $70,000 per year in the discretion of our board of directors based on our performance and a minimum bonus of $21,000 for the 2006 year. Mr. Liebman is also entitled to participate in our benefit plans available to other executives. In connection with the Employment Agreement, we issued to Mr. Liebman 100,000 shares of restricted common stock which will vest on January 1, 2007, or upon his termination of employment by us without cause. The Employment Agreement provides that employment is terminable upon notice from either party. Under his Employment Agreement, Mr. Liebman is entitled to severance compensation equal to six months base salary if his employment is terminated by us without cause or by Mr. Liebman for good reason. Additionally, 100% of Mr. Liebman's stock options and restricted stock will vest upon a change in control and he will have 24 months following the change of control to exercise his stock options. Under the agreement, Mr. Liebman has agreed to noncompete and nonsolicitation provisions that will apply during the term of his employment and for a one year period after termination of employment.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth the beneficial ownership of our voting securities as of June 30, 2006, by each person known by us to own beneficially more than 5% of the outstanding voting securities.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                       AMOUNT BENEFICIALLY
                                                       OWNED AND NATURE OF      PERCENTAGE OF
NAME AND ADDRESS                                          OWNERSHIP(1)            CLASS(2)
----------------                                      ---------------------     -------------
Alex Mashinsky(3)...................................       8,824,557 direct         12.5%
  322 8th Ave., New York, N.Y. 10001                           and indirect
Software Capital Partners LP(4).....................    6,445,312 -- direct          9.2%
  30E. 65th St., New York, N.Y. 10021
Software Seed Capital Partners IV, L.P(5)...........    4,743,113 -- direct          6.8%
  535 Madison Ave, New York, NY. 10022
AIGH Investment Partners, LLC(6)....................    4,856,356 -- direct          7.0%
  6006 Berkeley Avenue Baltimore, MD 21209
LB I Group, Inc.(7).................................    4,826,853 -- direct          7.1%
  745 Seventh Ave., New York, N.Y. 10019

---------------

(1) The number of shares owned includes penalty shares of Common Stock issuable by us as of June 30, 2006, as a result of our failure to cause the registration statement of which this Prospectus is a part to be declared effective by the times prescribed in the registration rights agreements pertaining to the September 2005 Placement and the December 2005 Placement.

(2) Applicable percentage of ownership for each holder is based on 67,879,370 shares of common stock outstanding on June 30, 2006, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after the date of this prospectus.

(3) Includes 5,478,347 shares (including warrants to purchase 1,718,750 shares) owned by Governing Dynamics Investments, LLC, of which Mr. Mashinsky is the sole member and manager. Also includes warrants to purchase 958,603 shares of Common Stock held by Mr. Mashinsky which are presently exercisable. This information includes disclosures made in a Schedule 13D filed with the Securities and Exchange Commission on April 17, 2006, by Alex Mashinsky and Governing Dynamics Investments, LLC.

(4) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on April 3, 2006, by Software Capital Partners, L.P., Netconsult Holdings, LLC and Susi Belli, who share voting and dispositive power over the shares reported. Software Capital Partners, L.P. holds 4,296,875 shares of common stock and warrants to purchase an additional 2,148,437 shares. Netconsult Holdings, LLC is the sole general partner of Software Capital Partners, L.P. Susi Belli is the sole member and manager of Netconsult Holdings, LLC.

(5) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on March 17, 2006, by Software Seed Capital Partners IV, L.P., Technology Seed Capital Partners, LLC and David De Leeuw, who share voting and dispositive power over the shares reported. Software Seed Capital Partners IV, L.P. holds 2,925,857 shares of common stock and warrants to purchase an additional 1,792,050 shares. Technology Seed Capital Partners, LLC is the sole general partner of Software Seed Capital Partners IV, L.P. David De Leeuw is the controlling member and manager of Technology Seed Capital Partners, LLC.

(6) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2006, by AIGH Investment Partners, LLC. Includes warrants to purchase 1,562,500 shares.

(7) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 28, 2006, by LB I Group, Inc., Lehman Brothers Holdings, Inc. and Lehman Brothers, Inc. LB I Group, Inc. holds 4,194,069 shares of common stock and warrants to purchase an additional 488,000 shares, excluding warrants to purchase an additional 415,799 shares because the terms of the warrant contain a limitation on acquiring shares of common stock if the exercise would result in the holder beneficially owning more than 9.99% of the outstanding common stock. LB I Group, Inc. is a wholly owned subsidiary of Lehman Brothers, Inc., which is a wholly owned subsidiary of Lehman Brothers Holdings, Inc.

     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of equity securities shown as beneficially owned by them.

     The following table sets forth the beneficial ownership of our voting securities as of June 30, 2006, by (a) each of our named executive officers referred to above under "Executive Compensation"; (b) each of our directors; and
(c) all directors and executive officers as a group.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                            AMOUNT BENEFICIALLY OWNED AND        PERCENTAGE OF
NAME AND ADDRESS                                NATURE OF OWNERSHIP(1)             CLASS(2)
----------------                          ----------------------------------     -------------
Alex Mashinsky..........................    8,824,557 -- direct and indirect(5)          12.5%
Jay Elliot..............................                 2,080,000 -- direct(3)           3.0%
Kent Heyman.............................                 1,950,000 -- direct(4)           2.8%
Greg Osborn.............................    1,273,738 -- direct and indirect(6)           1.9%
Malcolm Elvey(7)........................                   390,182 -- direct      Less than 1%
Mel Lavitt..............................                                  --               --
Timothy Wallace.........................                                  --               --
Syed Aamer Azam.........................                 100,000 -- indirect      Less than 1%
All officers and directors as a group...                          14,918,477(8)          20.1%

---------------

(1) The number of shares owned includes penalty shares of Common Stock issuable by us as of June 30, 2006, as a result of our failure to cause the registration statement of which this Prospectus is a part to be declared effective by the times prescribed in the registration rights agreements pertaining to the September 2005 Placement and the December 2005 Placement.

(2) Applicable percentage of ownership for each holder is based on 67,879,370 shares of common stock outstanding on June 30, 2006, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after the date of this prospectus.

(3) Includes options to purchase 1,080,000 shares of Common Stock which are either presently exercisable or exercisable within 60 days after the date of this prospectus. Also includes 300,000 restricted shares which vest on January 1, 2007.

(4) Includes options to purchase 1,650,000 shares of Common Stock which are either presently exercisable or exercisable within 60 days after the date of this prospectus. Also includes 300,000 restricted shares which vest on January 1, 2007.

(5) Includes 5,478,347 shares (including warrants to purchase 1,718,750 shares) owned by Governing Dynamics Investments, LLC, of which Mr. Mashinsky is the sole member and manager. Also includes warrants to purchase 958,603 shares of Common Stock held by Mr. Mashinsky which are presently exercisable. This information includes disclosures made in a Schedule 13D filed with the Securities and Exchange Commission on April 17, 2006, by Alex Mashinsky and Governing Dynamics Investments, LLC.

(6) Includes warrants or options to purchase 725,930 shares of Common Stock held by Mr. Osborn or InDigo Ventures of which Mr. Osborn is a managing partner. The warrants and options included are either presently exercisable or exercisable within 60 days of the date of this prospectus.

(7) Includes warrants to purchase 161,922 shares of Common Stock which are presently exercisable.

(8) Includes options to purchase 200,000 shares of Common Stock held by an executive officer not named in the above table, which are either presently exercisable or exercisable within 60 days after the date of this prospectus. Also includes 100,000 restricted shares held by an executive officer not named above which vest on January 1, 2007.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 18, 2004, we acquired First Person through a merger of First Person with and into PowerHouse Acquisition with PowerHouse Acquisition remaining as the surviving entity. At the time of the FPS Merger, Jay Elliot, our chief executive officer and chairman of the board, was a director of First Person. In connection with the FPS Merger, we issued a total of 217,938 shares of Common Stock to former stockholders of First Person. The shares were valued at $4.59 per share. The closing market price of the Common Stock on June 17, 2004, the day immediately prior to the transaction, was $5.25 per share.

     During the year ended March 31, 2005, we repaid $267,083 in accrued wages for certain officers and other employees. Also during the year ended March 31, 2005, we repaid $21,251 to our chief executive officer for expenses advanced since inception.

     We entered into a placement agency agreement, dated as of April 7, 2004, with Middlebury Capital, LLC now known as InDigo Ventures ("Middlebury Capital") in connection with the Senior A Units Offering, pursuant to which, and in conjunction with other underwriter compensation, Middlebury Capital (now known as InDigo Ventures) was granted five-year warrants to purchase up to 68,559 shares of Common Stock (the "Common Placement Agent Warrants") and five-year warrants to purchase up to 264,775 shares of Senior A Preferred Stock (the "Preferred Placement Agent Warrants"). Greg Osborn, a director of ours, is a managing partner of Middlebury Capital. The placement agency agreement with Middlebury Capital was entered into prior to Mr. Osborn's election to our board of directors. As a condition to the September 2005 Placement, Middlebury Capital exchanged their Preferred Placement Agent Warrants for warrants to purchase 700,000 shares of Common Stock at $.40 per share.

     Mr. Mashinsky, in his title as investment advisor, signed a Purchase Agreement in September 2005 as the individual representing Governing Dynamics Investments, LLC, an institutional purchaser, for a total investment of $700,000 for the purchase of 2,187,500 shares of Common Stock and warrants to purchase 1,093,750 of Common Stock in the September 2005 Placement referenced above. This investment was made simultaneously with Mr. Mashinsky's election to our board of directors. Governing Dynamics Investments, LLC also purchased in March 2006 for an investment of $400,000 units including 1,250,000 shares of Common Stock and warrants to purchase 625,000 shares of Common Stock.

     Malcolm Elvey invested $50,000 in a bridge loan to us in June 2005 and upon the conversion of the bridge note into equity in connection with the September 2005 private placement completed by us, received 215,898 shares of Common Stock and warrants to purchase 161,922 shares of Common Stock with a current exercise price of $.40 per share. This transaction was completed before Mr. Elvey was elected to our board of directors.

     Mel Lavitt is the vice chairman of C.E. Unterberg, Towbin, LLC ("CEUT"). CEUT served as our placement agent in connection with the private placements we completed in September 2005, December 2005 and March 2006. In consideration for its services, CEUT received cash fees of $588,860 and warrants to purchase 2,075,365 shares of Common Stock with a current exercise price of $.40 per share. These transactions were completed before Mr. Lavitt was elected to our board of directors.

     See description of agreements with directors and officers described in "Executive Compensation" above.

                               LEGAL PROCEEDINGS

     On June 9, 2005, we received notice of a legal action commenced by Richard Dobies, an individual who allegedly purchased Common Stock in June 2003. Mr. Dobies did not timely respond to the rescission offer made by us in June 2004 (see Management's Discussion and Analysis or Plan of Operation, under the caption "Rescission Offer") and, for that and other reasons, was excluded from participating in the rescission offer. The suit claims damages of approximately $400,000, plus interest from the time of investment. In March 2006, a settlement agreement was negotiated with Mr. Dobies' estate that will require us to pay a total of $130,000 to settle the case plus legal expenses of $20,000, which amount was accrued on our financial statements as of December 31, 2005.


     In July 2005, we received notice of a legal action commenced by Joshua Feller related to his former employment with us. Mr. Feller filed a claim with the Labor Commissioner of the State of California on July 12, 2005 seeking damages of approximately $540,000 related to his employment. Mr. Feller claims that an oral agreement with us existed for the payment of performance and other bonuses of approximately $415,000, and that his resignation on June 3, 2005 was for 'good cause', therefore making him eligible for severance benefits of approximately $90,000. Mr. Feller also claims interest in stock options valued at approximately $33,000, although no agreement exists for those options. In June 2006, a settlement was negotiated with Mr. Feller that required us to pay a total of $96,000 to settle the case, including legal expenses of $38,400, which amount was recognized in our financial statements as of June 30, 2006.


     On December 20, 2005, two of our former employees made a demand for arbitration with JAMS, San Francisco alleging that each claimant is entitled to $129,000 in severance pay following their resignations from us in February 2005. The claimants were employed by us as part of the 2004 acquisition of First Person Software, Inc. We believe the claims are baseless and intend to vigorously defend this matter. We have filed our answer to the demand and have filed a cross-claim against claimants seeking damages attributable to an alleged breach of their agreements with us. We believe that the loss, if any, resulting from the arbitration will not have a material impact on our financial position, results of operations or cash flow.


     In the normal course of business, we are subject to various claims and litigation matters none of which in management's opinion will have a material effect on our financial results. We are not aware of any additional litigation as of July 31, 2006.


                           DESCRIPTION OF SECURITIES


     Our authorized capital stock consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of July 31, 2006, there were 66,034,389 shares of Common Stock outstanding held by approximately 850 stockholders, and 790,250 shares of Series A Junior Preferred Stock outstanding held by approximately 102 stockholders.


     The number of shares of Common Stock outstanding does not include the number of shares of Common Stock issuable upon the conversion of any shares of the Junior A Preferred Stock, or upon the exercise of any warrants.

     Generally, holders of the Common Stock and the Junior A Preferred Stock vote together and not as a separate class, except as specifically provided in our Certificate of Designation, or as otherwise required by law. Each holder of Junior A Preferred Stock has a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Junior A Preferred Stock. Each holder of Common Stock is entitled to one vote per share.

COMMON STOCK

     The shares of Common Stock currently outstanding are validly issued, fully paid and non-assessable. Each holder of Common Stock is entitled to one vote for each share owned of record on all matters voted upon by the stockholders and a majority vote is required for action to be taken by the stockholders. In the event of our liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share equally and ratably in our assets, if any are remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock. The holders of the Common Stock have no preemptive rights or cumulative voting rights and there are no redemption, sinking fund or conversion provisions applicable to the Common Stock.

     Holders of the Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may be issued.

PREFERRED STOCK

     The outstanding shares of the preferred stock are validly issued, fully paid and non-assessable. Our Certificate of Incorporation provides that we may, by vote of our Board of Directors, issue the preferred stock in one or more series having the rights, preferences, privileges and restrictions thereon, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting any series or designation of such series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

  SERIES A SENIOR PREFERRED STOCK

     Prior to the September 2005 Placement, we had authorized 25,000,000 shares of preferred stock, of which it had designated 10,000,000 shares as "Series A Senior Convertible Preferred Stock." Prior to September 26, 2005, 3,843,125 shares of Senior A Preferred Stock were issued and outstanding. As of September 26, 2005, each share of Series A Preferred Stock was converted into 5.3685 shares of Common Stock as part of the September 2005 Placement.

  JUNIOR A PREFERRED STOCK


     As of August 10, 2006, we have authorized 10,000,000 shares of preferred stock, 5,000,000 of which have been designated as "Series A Junior Convertible Preferred Stock." The remaining 5,000,000 shares of authorized preferred stock are undesignated at this time. As of August 10, 2006, 790,250 shares of Junior A Preferred stock are issued and outstanding.


     Dividends. The holders of the Junior A Preferred Stock are not entitled to a dividend, other than ordinary dividends or distributions, other than a liquidating distribution, declared or paid on the Common Stock, on an as-converted basis.

     Liquidation. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each share of Junior A Preferred Stock is entitled to a liquidation preference (the "Junior Preferred Liquidation Preference") in preference to any distributions made to the holders of the Common Stock, equal to the greater of (i) $2,600,000 in the aggregate or (ii) the Junior A Preferred Stock holder's share of our liquidation proceeds, determined on an as-converted basis.

     Conversion. Our Junior A Preferred Stock is convertible, at the option of the holder at any time, into such number of shares of Common Stock as is obtained by multiplying the number of shares of Series A Junior Preferred Stock so to be converted by the Junior Liquidation Preference per share and dividing the result by the conversion price of $3.06 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect on the date any share or shares of Series A Junior Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, is referred to herein as the "Junior Conversion Price"). The Junior A Preferred Stock was initially convertible at the rate of one share of Common Stock for each share of Junior A Preferred Stock, subject to adjustments for any stock split, stock dividend, stock combination, stock subdivision or like occurrences.

     Each share of Junior A Preferred Stock automatically converts into the number of shares of Common Stock at the then applicable Junior Conversion Price
(i) no less than 30 days after we provide written notice to holders of the Junior A Preferred Stock certifying that the closing price (determined on the basis of the average weighted daily trading price) of the Common Stock for 35 consecutive trading days has exceeded three times the original liquidation preference of the Junior A Preferred Stock plus accrued and unpaid dividends at certain established trading volumes; (ii) upon receipt of the written notice of holders of a majority of the then-outstanding shares of Junior A Preferred Stock of their election to cause an automatic conversion; or (iii) upon the closing of a Qualified Financing.

     Voting. The Junior A Preferred Stock shall have the right to vote together with the holders of the Common Stock as a single class and each holder of Junior A Preferred Stock shall be entitled to one vote for each share of Common Stock into which the Junior A Preferred Stock is then convertible.

     Restrictions on Transfer. Transfers of the Junior A Preferred Stock are unrestricted, except (a) as to legal compliance (e.g., that the transaction is not subject to the registration requirements of the Securities Act, and any applicable state securities laws); (b) as to transfers to persons or entities that are competitors of ours; (c) as to transfers to the Proctor Group or any former director or officer of Agate. All transferees of the Junior A Preferred are required to certify that they are not members of the Proctor Group by completing and furnishing to us a transfer certification in substance and form reasonably satisfactory to us.

WARRANTS FROM SEPTEMBER 2005 PLACEMENT, DECEMBER 2005 PLACEMENT AND MARCH 2006 PLACEMENT

     In connection with the September 2005 Placement, December 2005 Placement and March 2006 Placement, we issued investor warrants to purchase an aggregate of 21,095,712 shares of Common Stock. All of these warrants have an expiration date of September 26, 2008. After giving effect to an anti-dilution adjustment resulting from the December 2005 Placement, the exercise price of all of these warrants is equal to $.40 per share. The warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the total exercise price. The warrants contain customary anti-dilution provisions for stock dividends, stock splits and issuances of securities with a price less than 80% of the then applicable exercise price.

WARRANTS HELD BY 2004 INVESTORS

     In connection with the Senior A Units Offering, we issued "Senior A Preferred Warrants" to purchase an aggregate of 1,220,233 shares of Common Stock with an expiration date of five years from the date of issuance. The current exercise price of the Senior A Preferred Warrants is equal to $.40 per share, as adjusted pursuant to the terms of the Senior A Preferred Warrants. The Senior A Preferred Warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the total exercise price. The Senior A Preferred Warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.

PLACEMENT AGENT WARRANTS -- C.E. UNTERBERG, TOWBIN, LLC

     In connection with the September 2005 Placement and the December 2005 Placement, we issued "Placement Agent Warrants" to C.E. Unterberg, Towbin, LLC, as placement agent, to purchase an aggregate of 2,075,375 shares of Common Stock with an expiration date of five years from the date of issuance. After giving effect to an anti-dilution adjustment resulting from the December 2005 Placement, the exercise price of all of these warrants is equal to $.40 per share. These warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the total exercise price. These warrants contain customary anti-dilution provisions for stock dividends, stock splits and issuances of securities with a price less than 80% of the then applicable exercise price.

MIDDLEBURY WARRANTS

     In connection with the Senior A Units Offering, we issued "Preferred Placement Agent Warrants" to Middlebury Capital (now known as InDigo Ventures), as placement agent, to purchase an aggregate of 264,775 shares of Senior A Preferred Stock with an expiration date of five years from the date of issuance. In connection with the September 2005 Placement, these warrants were exchanged for warrants to purchase 700,000 shares of Common Stock upon the same terms as the warrants issued to investors in the September 2005 Placement. These warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the total exercise price. These warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.

     Also in connection with the Senior A Units Offering, we issued "Common Placement Agent Warrants" to Middlebury Capital (now known as InDigo Ventures), as placement agent, to purchase an aggregate of 68,559 shares of Common Stock with an expiration date of five years from the date of issuance. The exercise price of the Common Placement Agent Warrants is now equal to $2.29 per share, as adjusted pursuant to the terms of the Common Placement Agent Warrants. The Common Placement Agent Warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the total exercise price. The Common Placement Agent Warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.

JUNIOR PREFERRED WARRANTS

     In connection with the Junior A Units Offering, we issued "Junior Preferred Warrants" to purchase shares of Common Stock. The exercise price of the Junior Preferred Warrants is equal to $3.83 per share, as adjusted pursuant to the terms of the Junior A Preferred Warrants. The Junior Preferred Warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the total exercise price. The Junior Preferred Warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.

DELAWARE LAW AND OUR CHARTER AND BY-LAW PROVISIONS; ANTI-TAKEOVER EFFECTS

     Section 203 of the Delaware General Corporation Law ("DGCL") prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or
(iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own), 15% or more of the corporation's voting stock.

     The restrictions of Section 203 do not apply, among other things, if a corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by
Section 203, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or by-laws must be approved by the affirmative vote of a majority of the shares entitled to vote. Moreover, an amendment so adopted is not effective until twelve months after its adoption and does not apply to any such corporation on or prior to such adoption. Our Certificate of Incorporation and By-laws do not currently contain any provision election not to be governed by Section 203 of the DGCL. The provision of Section 203 of the DGCL may have a depressive effect on the market price of the Common Stock because they could impede any merger, consolidating takeover or other business combination involving us or discourage a potential acquirer from making a tender off or otherwise attempting to obtain control of our company.

     Under our By-laws, any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may only be filled by vote of a majority of the directors then in office, making it more difficult for a third party to acquire, or discourage a third party from acquiring, control of our company.

     Our Certificate of Incorporation contains provisions permitted under the DGCL statute relating to the limitation of liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Further, the Certificate of Incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the DGCL statute. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as our directors.

     The rights of the holders of Common Stock as described above will be subject to, and may be adversely affected by, the rights of holders of the Junior A Preferred Stock and any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

     Section 145 of the DGCL authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Article VI of the Company's Bylaws provides for broad indemnification of directors and officers.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    EXPERTS


     The consolidated financial statements as of and for the nine months ending December 31, 2005 and for the year ended March 31, 2005, included in this prospectus have been audited by Hein & Associates LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                           MISCELLANEOUS INFORMATION

WHERE YOU CAN FIND MORE INFORMATION


     We are a public company and file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements including, without limitation, statements concerning the future of the industry in which we operate, our product development plans, our business strategy, financial estimates, continued acceptance of our products and dependence on significant distributors and customers. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", "continue" or the negative of such terms or other comparable terminology. You should not place undue reliance on our forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements made in this Prospectus. Forward-looking statements, particularly those concerning anticipated events relating to the development and marketing of our products and the timing or magnitude of those events, are inherently uncertain. The risk factors and other considerations noted throughout this Prospectus could cause our actual results to differ significantly from those contained in any forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guaranty future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this Prospectus to conform forward-looking statements to actual results.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.....   F-2
CONSOLIDATED BALANCE SHEETS -- As of December 31, 2005 and
  March 31, 2005............................................   F-3
CONSOLIDATED STATEMENTS OF OPERATIONS -- For the Nine Months
  Ended December 31, 2005, and the Year Ended March 31,
  2005......................................................   F-4
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
  (DEFICIT) -- For the Nine Months Ended December 31, 2005
  and the Year Ended March 31, 2005.........................   F-5
CONSOLIDATED STATEMENTS OF CASH FLOWS -- For the Nine Months
  Ended December 31, 2005 and the Year Ended March 31,
  2005......................................................   F-6
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS..............   F-7
CONSOLIDATED BALANCE SHEET (UNAUDITED) -- As of June 30,
  2006......................................................  F-29
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) -- For the
  Three and Six Months Ended June 30, 2006 and June 30,
  2005......................................................  F-30
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) -- For the
  Six Months Ended June 30, 2006 and June 30, 2005..........  F-31
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) -- For the Six
  Months Ended June 30, 2006 and June 30, 2005..............  F-32

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
PowerHouse Technologies Group, Inc.

     We have audited the accompanying consolidated balance sheets of PowerHouse Technologies Group, Inc. (the "Company") as of December 31, 2005 and March 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the nine months ended December 31, 2005 and for the twelve months ended March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PowerHouse Technologies Group, Inc. at December 31,2005 and March 31, 2005, and the consolidated results of its operations and its cash flows for the nine months ended December 31, 2005 and for the twelve months ended March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Hein & Associates, LLP

Irvine, California
April 4, 2006

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                    AS OF             AS OF
                                                              DECEMBER 31, 2005   MARCH 31, 2005
                                                              -----------------   --------------
                                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................    $  2,510,704       $    423,729
  Short-term investments....................................       2,875,000                 --
  Accounts receivable.......................................          25,368             34,411
  Inventory.................................................          15,755             86,063
  Other current assets......................................          82,983             41,300
                                                                ------------       ------------
Total current assets........................................       5,509,810            585,503
                                                                ------------       ------------
PROPERTY AND EQUIPMENT, net of accumulated depreciation of
  $7,924 and $3,485.........................................           7,923             12,362
OTHER ASSETS:
  Software technology, net of accumulated amortization of
     $857,236 and $433,751..................................       1,965,101          2,388,586
  Other assets..............................................          39,475             39,975
                                                                ------------       ------------
TOTAL ASSETS................................................    $  7,522,309       $  3,026,426
                                                                ============       ============

                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable..........................................    $  1,104,157       $  1,177,767
  Accrued compensation......................................          78,084             53,446
  Accrued liabilities.......................................       1,271,640            665,199
  Dividends payable.........................................              --            261,570
                                                                ------------       ------------
     Total current liabilities..............................       2,453,881          2,157,982
                                                                ------------       ------------
NON-CURRENT LIABILITIES:
  Warrant liability.........................................       3,882,672                 --
                                                                ------------       ------------
     Total Liabilities......................................       6,336,553          2,157,982
                                                                ------------       ------------
Commitments and contingencies (Notes 8 and 11)
TEMPORARY EQUITY, Common Stock, 27,879,700 shares issued and
  outstanding...............................................       5,908,036                 --
                                                                ------------       ------------
STOCKHOLDERS' EQUITY (DEFICIT):
Senior A Preferred stock, $.0001 par value; 10,000,000
  shares authorized, 0 and 3,723,832 shares issued and
  outstanding;..............................................              --                372
Junior A Preferred stock, $.0001 par value; 5,000,000 shares authorized, 790,250 and 795,250 shares issued and
  outstanding; preference upon liquidation of $2,600,000....              79                 80
Common stock, $.0001 par value; 100,000,000 shares
  authorized; 26,598,180 and 3,864,364 and shares issued and
  outstanding...............................................           2,660                387
Additional paid in capital in excess of par value...........      29,344,416         28,613,909
Deferred Compensation Expense...............................        (462,694)                --
Treasury Stock..............................................        (386,400)          (183,600)
Accumulated Deficit.........................................     (33,220,341)       (27,562,704)
                                                                ------------       ------------
     TOTAL STOCKHOLDERS' EQUITY (DEFICIT)...................      (4,722,280)           868,444
                                                                ------------       ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)........    $  7,522,309       $  3,026,426
                                                                ============       ============

          See accompanying notes to consolidated financial statements.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  NINE MONTHS
                                                                     ENDED              YEAR ENDED
                                                               DECEMBER 31, 2005      MARCH 31, 2005
                                                              --------------------   -----------------
REVENUES....................................................      $   194,199          $    308,189
Cost of Sales...............................................          555,059               702,163
                                                                  -----------          ------------
Gross Loss..................................................         (360,860)             (393,974)
                                                                  -----------          ------------
Operating Expenses
  Research and development..................................          590,291               425,679
  Sales and marketing.......................................          771,175             1,975,132
  General and administrative................................        3,192,783             5,496,035
                                                                  -----------          ------------
     Total operating expenses...............................        4,554,249             7,896,846
                                                                  -----------          ------------
Non-operating Expenses (Income)
  Equity in loss of investee................................               --                24,365
  Interest..................................................          296,251             2,145,302
  Decrease in warrant liability.............................         (151,164)                   --
  Other.....................................................          227,937              (317,970)
                                                                  -----------          ------------
     Total non-operating expenses...........................          373,024             1,851,697
                                                                  -----------          ------------
Loss Before Income Taxes....................................       (5,288,133)          (10,142,517)
Provision for Income Taxes..................................              800                 2,658
                                                                  -----------          ------------
NET LOSS....................................................       (5,288,933)          (10,145,175)
                                                                  -----------          ------------
Deemed and Regular Preferred Stock Dividend.................         (368,704)           (8,691,275)
                                                                  -----------          ------------
Net Loss Attributable to Holders of common shares...........      $(5,657,637)         $(18,836,450)
                                                                  ===========          ============
Basic and Diluted net loss attributable to common
  stockholders per share....................................      $     (0.31)         $      (5.70)
                                                                  ===========          ============
Weighted Average Shares Outstanding Basic and Diluted.......       18,201,612             3,305,360
                                                                  ===========          ============

          See accompanying notes to consolidated financial statements.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                FOR THE NINE MONTHS ENDED DECEMBER 31, 2005 AND
                         THE YEAR ENDED MARCH 31, 2005

                                           COMMON STOCK       JUNIOR A PREFERRED     SENIOR A PREFERRED                ADDITIONAL
                                       --------------------   -------------------   --------------------   TREASURY      PAID-IN
                                         SHARES     AMOUNTS    SHARES     AMOUNTS     SHARES     AMOUNTS     STOCK       CAPITAL
                                       ----------   -------   ---------   -------   ----------   -------   ---------   -----------
BALANCE, April 1, 2004...............   3,756,516   $  376           --      --             --       --           --   $ 6,843,990
 Issuance of Senior A Preferred Stock
   upon conversion of convertible
   notes.............................                                                1,154,248    $ 115                  2,648,885
 Issuance of Senior A Preferred Stock
   for cash..........................                                                2,572,435      257                  7,871,396
 Payment of equity financing costs...                                                                                   (1,355,438)
 Beneficial conversion feature of
   Senior A Preferred Stock..........                                                                                    5,576,182
 Beneficial conversion and interest
   costs associated with Bridge and
   Convertible Debt..................                                                                                    1,717,726
 Issuance of Common Stock for
   services..........................     313,907       32           --      --             --       --           --     1,250,888
 Amortization of deferred stock-based
   compensation......................
 Issuance of Common Stock related to
   the purchase of First Person
   Software, Inc. ...................     272,420       28                                                               1,196,107
 Repurchase of Common Stock related
   to First Person Software, Inc.
   acquisition.......................                                                                      $(183,600)
 Repurchase of Common Stock related
   to Rescission Offer...............     (43,000)      (4)                                                               (214,996)
 Exchange of Common shares of Junior
   A Preferred Shares related to
   Rescission Offer..................  (1,010,250)    (101)   1,010,250    $101             --       --           --            --
 Beneficial conversion feature of
   Junior A Preferred Stock..........                                                                                      880,354
 Amortization of discount related to
   Warrants issued with Junior A
   Preferred Stock...................                                                                                      880,354
 Dividends on Senior A Preferred
   Stock ($261,570 outstanding at
   March 31, 2005)...................      10,001        1                             111,726       11                    372,472
 Dividends on Senior A Preferred
   Stock for penalty related to
   non-effective status of
   Registration Statement (SB-2).....      21,033        2                             214,160       21                    720,309
 Conversion of Senior A Preferred and
   Junior A Preferred Stock to Common
   Stock.............................     543,737       53     (215,000)    (21)      (328,737)     (32)          --            --
 Stock-based compensation............                                                                                      225,680
 Net loss............................
                                       ----------   ------    ---------    ----     ----------    -----    ---------   -----------
BALANCE, March 31, 2005..............   3,864,364      387      795,250      80      3,723,832      372     (183,600)   28,613,909
 Issuance of Common Stock for
   services..........................     194,858       19                                                                 166,729
 Issuance of warrants for services...                                                                                      245,699
 Dividends on Senior A Preferred
   Stock.............................                                                  194,895       20                    630,254
 Conversion of Senior A Preferred and
   Junior A Preferred Stock to Common
   Stock.............................  20,738,958    2,074       (5,000)     (1)    (3,918,727)    (392)                    (1,681)
 Payment of equity financing costs...                                                                                   (2,176,749)
 Beneficial conversion and interest
   costs associated with Bridge and
   Convertible Debt..................                                                                                      294,444
 Stock options exercised.............   1,020,000      102                                                                 176,298
 Repurchase of Common Stock..........                                                                       (202,800)
 Restricted Common Stock issued......     780,000       78                                                                 584,922
 Amortization of stock-based
   compensation......................
 Stock-based compensation............                                                                                      810,591
 Net loss............................
                                       ----------   ------    ---------    ----     ----------    -----    ---------   -----------
BALANCE, December 31, 2005...........  26,598,180   $2,660      790,250    $ 79             --       --    $(386,400)  $29,344,416
                                       ==========   ======    =========    ====     ==========    =====    =========   ===========


                                         DEFERRED     ACCUMULATED
                                       COMPENSATION     DEFICIT         TOTAL
                                       ------------   ------------   -----------
BALANCE, April 1, 2004...............   $(139,650)    $(8,726,253)   $(2,021,537)
 Issuance of Senior A Preferred Stock
   upon conversion of convertible
   notes.............................                          --      2,649,000
 Issuance of Senior A Preferred Stock
   for cash..........................                                  7,871,653
 Payment of equity financing costs...                                 (1,355,438)
 Beneficial conversion feature of
   Senior A Preferred Stock..........                  (5,576,182)            --
 Beneficial conversion and interest
   costs associated with Bridge and
   Convertible Debt..................                                  1,717,726
 Issuance of Common Stock for
   services..........................          --              --      1,250,920
 Amortization of deferred stock-based
   compensation......................     139,650                        139,650
 Issuance of Common Stock related to
   the purchase of First Person
   Software, Inc. ...................                          --      1,196,135
 Repurchase of Common Stock related
   to First Person Software, Inc.
   acquisition.......................                          --       (183,600)
 Repurchase of Common Stock related
   to Rescission Offer...............                          --       (215,000)
 Exchange of Common shares of Junior
   A Preferred Shares related to
   Rescission Offer..................          --              --             --
 Beneficial conversion feature of
   Junior A Preferred Stock..........                    (880,354)            --
 Amortization of discount related to
   Warrants issued with Junior A
   Preferred Stock...................                    (880,354)            --
 Dividends on Senior A Preferred
   Stock ($261,570 outstanding at
   March 31, 2005)...................                    (634,054)      (261,570)
 Dividends on Senior A Preferred
   Stock for penalty related to
   non-effective status of
   Registration Statement (SB-2).....                    (720,332)            --
 Conversion of Senior A Preferred and
   Junior A Preferred Stock to Common
   Stock.............................          --              --             --
 Stock-based compensation............                          --        225,680
 Net loss............................                 (10,145,175)   (10,145,175)
                                        ---------     ------------   -----------
BALANCE, March 31, 2005..............          --     (27,562,704)       868,444
 Issuance of Common Stock for
   services..........................                                    166,748
 Issuance of warrants for services...                                    245,699
 Dividends on Senior A Preferred
   Stock.............................                    (368,704)       261,570
 Conversion of Senior A Preferred and
   Junior A Preferred Stock to Common
   Stock.............................                                         --
 Payment of equity financing costs...                                 (2,176,749)
 Beneficial conversion and interest
   costs associated with Bridge and
   Convertible Debt..................                                    294,444
 Stock options exercised.............                                    176,400
 Repurchase of Common Stock..........                                   (202,800)
 Restricted Common Stock issued......    (585,000)                            --
 Amortization of stock-based
   compensation......................     122,306                        122,306
 Stock-based compensation............                                    810,591
 Net loss............................                  (5,288,933)    (5,288,933)
                                        ---------     ------------   -----------
BALANCE, December 31, 2005...........   $(462,694)    $(33,220,341)  $(4,722,280)
                                        =========     ============   ===========

          See accompanying notes to consolidated financial statements.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       NINE MONTHS ENDED DECEMBER 31, 2005 AND YEAR ENDED MARCH 31, 2005

                                                                 NINE MONTHS           YEAR
                                                                    ENDED             ENDED
                                                              DECEMBER 31, 2005   MARCH 31, 2005
                                                              -----------------   --------------
Cash Flows from Operating Activities:
  Net loss..................................................     $(5,288,933)      $(10,145,175)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Common stock and options issued for services............         412,447          1,250,920
    Inventory write-downs...................................          12,183             70,914
    Equity in loss of investee..............................              --             24,365
    Depreciation and amortization...........................         427,924            430,473
    Amortization of Deferred compensation...................         122,306                 --
    Interest expense relating to amortization of debt
       issuance costs.......................................              --            201,242
    Interest expense relating to amortization of debt
       discount and beneficial conversion...................         294,444          1,889,768
    Remeasurement of warrants to fair value.................        (151,164)                --
    Stock based compensation................................         810,591            225,680
  Changes in operating assets and liabilities:
    Accounts receivable.....................................           9,043            (11,473)
    Inventory...............................................          58,126           (140,889)
    Other current assets....................................         (41,683)           (21,300)
    Other assets............................................             500            (37,926)
    Accounts payable........................................         (73,610)           247,704
    Accrued compensation....................................          24,638           (278,637)
    Accrued liabilities.....................................         184,471             29,225
    Other non-current liabilities...........................              --            (21,251)
                                                                 -----------       ------------
       Net cash used in operating activities................      (3,198,717)        (6,286,360)
                                                                 -----------       ------------
Cash Flows from Investing Activities:
  Purchases of available-for-sale investments...............      (3,725,640)                --
  Proceeds from sale of available-for-sale investments......         850,640                 --
  Acquisition of First Person Software......................              --         (1,276,937)
  Purchase of equipment.....................................              --            (15,847)
                                                                 -----------       ------------
       Net cash used in investing activities................      (2,875,000)        (1,292,784)
                                                                 -----------       ------------
Cash Flows from Financing Activities:
  Payment of finders' fee...................................              --            (60,825)
  Payment of debt issuance costs............................              --         (1,355,438)
  Proceeds from convertible notes...........................       1,000,000            955,000
  Repayment of convertible notes............................        (116,667)                --
  Payments upon rescission of common stock..................         (26,400)          (215,000)
  Payment of equity financing costs.........................        (408,241)                --
  Proceeds from sale of common stock........................       7,712,000                 --
  Proceeds from sale of preferred stock.....................              --          7,871,652
                                                                 -----------       ------------
       Net cash provided by financing activities............       8,160,692          7,195,389
                                                                 -----------       ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       2,086,975           (383,755)
CASH AND CASH EQUIVALENTS, Beginning of period..............         423,729            807,484
                                                                 -----------       ------------
CASH AND CASH EQUIVALENTS, End of period....................     $ 2,510,704       $    423,729
                                                                 ===========       ============
NON-CASH INVESTING AND FINANCING ACTIVITY:
  Issuance of shares for dividends..........................     $   630,254       $  1,092,816
  Issuance of Common stock in connection with the conversion
    of debt.................................................         883,333                 --
  Issuance of common stock in connection with the
    acquisition of First Person Software, Inc. .............              --          1,196,135
  Issuance of senior A preferred stock in connection with
    conversion of debt......................................              --          2,649,000
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR :
  Interest..................................................              --                 --
  Income Taxes..............................................             800              2,658

          See accompanying notes to consolidated financial statements.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND NATURE OF OPERATIONS

     PowerHouse Technologies Group, Inc. ("the Company") was incorporated under the laws of the State of Delaware on May 16, 2002 as PowerHouse Studios, Inc. On May 19, 2003, the Company completed a combination with Agate Technologies, Inc. ("Agate") and conducted a 1-for-122 reverse split of the Agate common stock. Unless otherwise specified, all share and per-share amounts have been retroactively adjusted to reflect the split. Concurrent with this transaction, the Company amended its Articles of Incorporation changing its name to PowerHouse Technologies Group, Inc. The Company is doing business as "Migo Software, Inc." and plans to seek stockholder approval for the name change in 2006.

     The Company was a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises" until June 30, 2005.

     In June 2004, the Company acquired the remaining 51% of First Person Software, Inc. ("First Person") that it did not already own in consideration of cash and shares of the Company's Common Stock.

     The Company has limited operating history and limited revenues. Located in Redwood City, California, the Company is in the business of developing, acquiring and marketing computing software and infrastructure technologies designed to improve the way mobile information is personalized, secured, carried and accessed. The Company's corporate website is www.migosoftware.com.

     On January 9, 2006, the Board of Directors of the Company determined to change the Company's fiscal year end to December 31 from March 31. Accordingly, the accompanying Consolidated Statement of Operations includes the period from April 1, 2005 through December 31, 2005. Comparative unaudited information for the corresponding period ending December 31, 2004 is as follows:

                                                            NINE MONTHS ENDED DECEMBER 31,
                                                            ------------------------------
                                                                2005             2004
                                                            -------------   --------------
                                                                             (UNAUDITED)
REVENUES..................................................   $   194,199     $    234,643
Cost of Sales.............................................       555,059          162,169
                                                             -----------     ------------
Gross Profit (Loss).......................................      (360,860)          72,474
                                                             -----------     ------------
Operating Expenses
  Research and development................................       590,291          254,621
  Sales and marketing.....................................       771,175        1,655,845
  General and administrative..............................     3,192,783        4,244,712
                                                             -----------     ------------
     Total operating expenses.............................     4,554,249        6,155,178
                                                             -----------     ------------
Non-operating Expenses
  Equity in loss of investee..............................            --           24,365
  Interest................................................       296,251        2,146,966
  Decrease in warrant liability...........................      (151,164)              --
  Other (income) expense..................................       227,937          (35,734)
                                                             -----------     ------------
     Total non-operating expenses.........................       373,024        2,135,597
                                                             -----------     ------------
Loss Before Income Taxes..................................    (5,288,133)      (8,218,301)
Provision for Income Taxes................................           800              800
                                                             -----------     ------------
NET LOSS..................................................    (5,288,933)      (8,219,101)
                                                             -----------     ------------
Deemed and Regular Preferred Stock Dividend...............      (368,704)      (8,491,687)
                                                             -----------     ------------
Net Loss Attributable to Holders of common shares.........   $(5,657,637)    $(16,710,788)
                                                             ===========     ============
Basic and Diluted net loss attributable to Common
  stockholders per share..................................   $     (0.31)    $      (5.35)
Weighted Average Shares Outstanding Basic and Diluted.....    18,201,612        3,124,716

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("US GAAP"), which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has no established source of revenue, and has incurred significant losses from operations. From inception, the Company has never been profitable and has sustained substantial net losses from operations. There can be no assurance that it will ever generate sufficient revenues from its operating activities, or that it will achieve and sustain a profit during any future period, particularly if operations remain at current levels.

     Management estimates that the current funds available and on-hand will be adequate to fund operations throughout 2006. Subsequent to December 31, 2005, the Company completed a private placement with certain investors, with an aggregate offering price of $3,975,000, as more fully described in Note 12.

     Principles of Consolidation -- The consolidated financial statements include the accounts of the Company and its subsidiaries, PowerHouse Acquisition Company and PowerHouse Studios, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation.

     Use of Estimates -- The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Management bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could materially differ from those estimates. Significant estimates include the valuation of acquired software technology and revenue recognition.

     Cash,   Cash  Equivalents   --  The  Company   considers  temporary  liquid
investments with an original maturity of three months or less to be cash equivalents.

     Accounts Receivable -- Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation of outstanding accounts receivable at the end of the year. At December 31, 2005 management believed that all amounts were collectible.

     Inventory -- Inventory is valued at the lower of cost or market with cost determined by the first-in, first-out method. At December 31, 2005, and March 31, 2005 inventory consisted of finished goods of which certain amounts were on consignment with third party distributors and resellers. Although the Company is principally in the business of developing software, to support sales of software licenses it may at times purchase hardware and resell it with its software pre-installed. As a result, the Company may be exposed to a number of factors that could result in portions of its inventory becoming either obsolete or in excess of anticipated usage. These factors include, but are not limited to, technological changes in its markets, competitive pressures in products and prices, and the introduction of new product lines. The Company regularly evaluates its ability to realize the value of its inventory based on a combination of factors, including historical usage rates, forecasted sales, product life cycles, and market acceptance of new products. When inventory that is obsolete or in excess of anticipated usage is identified, it is written down to realizable salvage value or an inventory valuation reserve is established.

     For the nine months ended December 31, 2005, the Company recorded an expense of $12,183 related to the write-down of the Company's inventory to its realizable value. For the year ended March 31, 2005, the Company recorded an expense of $70,914 related to the write-down of the Company's inventory to its realizable value.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. The Company capitalizes costs associated with acquiring and installing software to be used for internal purposes.

     Software Technology Assets -- Software technology assets, acquired as part of the First Person Software acquisition (Note 4) are stated at cost. Amortization is computed using the revenue or straight-line method, whichever is greater, over an estimated useful life of five years.

     Impairment of Long-Lived Assets -- Property, equipment, intangible and certain other long-lived assets are amortized over their useful lives. Useful lives are based on management's estimates of the period that the assets will generate revenues. Long-lived assets are written down to fair value whenever events or changes indicate that the carrying amount of an asset may not be recoverable. The Company's policy is to review the recoverability of all long-lived assets at a minimum of once per year and record an impairment loss when the fair value of the assets does not exceed the carrying amount of the asset. The Company's most significant long-lived asset is its software technology. Differences between our original forecasts and actual results have resulted primarily from the Company's change in focus from selling directly to consumers primarily through advertising to selling through partners such as M-Systems. While the change in focus resulted in lower than projected revenues being achieved, operating expenses have also declined significantly. In calculating the current value for our core software technology, the Company primarily relies upon its estimates of the future cash flows (net realizable value) derived from the sale of its software. Among the key assumptions used by management are projected sales via M-Systems and other potential partners, assumptions regarding the potential conversion percentages of users upgrading their version of Migo software, costs to develop additional features for the Migo software, as well as projected headcount, marketing and general and administrative expenses. The software remains the core component of the current version of the Migo software As circumstances change, the actual life and/or usage pattern may vary in the future, which might result in either increases or decreases in future amortization expense. Also, if circumstances and/or assumptions regarding the utility and recoverability of the software technology change, future writeoffs or writedowns might be required.

     Revenue Recognition -- The Company recognizes revenue in accordance with Statement of Accounting Position ("SOP") 97-2, Software Revenue Recognition, as amended, and Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition.

     The Company recognizes revenue from sales through the Company's website after the 30 day return period has lapsed. The Company's software products are licensed on a perpetual basis. Revenue from the sale of software licenses is recognized only when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable and collection of the resulting receivable is reasonably assured. For sales over the Internet, the Company uses a credit card authorization as evidence of an arrangement.

     Revenue from direct sale contracts of the Company's products to commercial users is recognized based on the terms of the agreement, after the product has been delivered, and collection of the resulting receivable is reasonably assured. Revenue from distributors is recognized when the product has been sold to third party customers.

     Basic and Diluted Loss Per Share -- In accordance with the Financial Accounting Standards Board's ("FASB") SFAS No. 128, "Earnings Per Share," the basic loss per common share, which excludes dilution, is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding. Diluted loss per common share reflects the potential dilution that could occur if all potential common shares had been issued and if the additional common shares were dilutive. As a result of net losses for all period presented, there is no difference between basic and diluted loss per share of Common

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

Stock. Potential shares of common stock to be issued upon the exercise of all stock options and warrants amounted to 28,607,413 as of December 31, 2005 and 2,867,401 shares at March 31, 2005.

     Comprehensive Loss -- Comprehensive loss is comprised of net loss and other comprehensive income (loss). Other comprehensive income (loss) includes certain changes in stockholders' equity that are excluded from net loss, such as unrealized gains and losses on marketable securities and currency translation adjustments. Comprehensive income (loss) for the nine months ended December 31, 2005 and for the year ended March 31, 2005 equals net loss.

     Stock-Based Compensation -- In December 2004, the FASB issued SFAS No. 123R, Share Based Payment SFAS No. 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R (1) revises SFAS No. 123, Accounting for Stock-Based Compensation, (2) supersedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and (3) establishes fair value as the measurement objective for share-based payment transactions. The Company has adopted SFAS 123R effective January 1, 2005 in accordance with the standard's early adoption provisions. Prior to January 1, 2005, the Company's Board of Directors had not approved the granting of any stock options. As such, the Company decided to follow the provisions of SFAS No. 123R on a prospective basis, and for the nine months ended December 31, 2005 and for the year ended March 31, 2005, the Company recorded $810,591 and $225,680 of compensation expense related to the granting of stock options to employees.

     Advertising -- Advertising costs are charged to expense as incurred and totaled $204,885 for the nine months ended December 31, 2005 $622,584 for the twelve months ended March 31, 2005.

     Research and Development -- Research and Development costs are charged to operations as incurred, and totaled $590,291 for the nine months ended December 31, 2005 and $425,679 for the year ended March 31, 2005. Some of the Company's products include certain software applications that are integral to the operation of the core product. The costs to develop such software have not been capitalized, as the Company believes its current software development process is essentially completed concurrent with the establishment of technological feasibility of the software.

     Fair Value of Financial Instruments -- The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. For certain of the Company's financial instruments, including certain assets, accounts payable, accrued liabilities and debt, the carrying amounts approximate fair value due to their maturities.

     Concentrations of Credit Risk -- Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. The Company's product revenues are concentrated in the software industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect operating results. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

     Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The Company maintains its cash balances with high credit quality financial institutions. At times cash deposits may be in excess of Federal Deposit Insurance Corporation's limits. To date, the Company has not

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

experienced any such losses and believes it is not exposed to any significant credit risk with respect to its cash balances.

     Financial Instruments -- The Company's financial instruments consist primarily of cash and cash equivalents and auction rate securities. These balances, as presented in the consolidated financial statements at December 31, 2005 and March 31, 2005, approximate their fair value.

     Short-term Investments -- The Company's short-term investments consist primarily of Auction Rate Securities, or ARS, which represent funds available for current operations. In accordance with SFAS, No. 115, "Accounting for Certain Investments in Debt and Equity Securities," these short-term investments are classified as available-for-sale and are carried at cost or par value, which approximates the fair market value. These securities have stated maturities beyond three months but are priced and traded as short-term instruments

     Investment in Affiliated Companies -- The equity method of accounting is used for investments in which the Company has significant influence. Generally this represents common stock ownership or partnership equity of at least 20% and not more than 50%. The cost method of accounting is used for investments in which the Company does not have significant influence. Generally this represents common stock ownership or partnership equity of less than 20%.

     Prior to June 2004, the equity method of accounting was used for the Company's 49% investment in First Person Software ("First Person"), a private company. In June 2004, the Company acquired the remaining 51% of First Person for approximately $2,500,000 in cash and Common Stock. The acquisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations, and as more fully described in Note 3.

     Income Taxes -- The Company accounts for income taxes using the asset and liability method, as set forth in SFAS No. 109, Accounting for Income Taxes, wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Reserves against deferred tax assets are provided when management cannot conclude that realization of such assets is probable.

     Recently Issued Accounting Pronouncements -- In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets. SFAS No. 153 amends the guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, to eliminate certain exceptions for non-monetary exchanges of similar productive assets, and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company does not believe that adoption of SFAS No. 153 will have a material effect on its financial position, results of operations, or cash flows.

     In September 2004, the Emerging Issues Task Force ("EITF") issued EITF No. 04-8, The Effect of Contingently Convertible Instruments on Diluted Earnings per Share. EITF No. 04-8 provides new guidance on when the dilutive effect of contingently convertible securities with a market price trigger should be included in diluted earnings per share. The new guidance states that these securities should be included in the diluted earnings per share computation regardless of whether the market price trigger has been met. The guidance in EITF 04-8 is effective for all periods ending after December 15, 2004 and would be applied by retrospectively restating previously reported earnings per share. The adoption of this pronouncement is not expected to have a material effect on the Company's financial statements.

     In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which addresses the accounting and reporting for changes in accounting principles. SFAS No. 154 replaces APB Opinion No. 20 and FIN 20 and is effective for accounting changes in fiscal years beginning after

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

December 31, 2005. This Statement applies to all voluntary changes in accounting principle. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement redefines restatement as the revising of previously issued financial statements to reflect the correction of an error.

     In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 140, Accounting or the Impairment or Disposal of Long-Lived Assets. Specifically, SFAS No. 155 amends SFAS No. 133 to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided the whole instrument is accounted for on a fair value basis. Additionally, SFAS No. 155 amends SFAS No. 140 to allow a qualifying special purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with early application allowed. The adoption of SFAS No. 155 is not expected to have a material impact on the Company's results of operations or financial position.

3.  ACQUISITION OF FIRST PERSON SOFTWARE, INC.

     During fiscal year ended March 31, 2003, the Company purchased a 49% interest of the then outstanding shares of First Person. The total purchase price of the investment in First Person was $500,000. This purchase was accounted for under the equity method, for which the investment in stock of First Person has been recorded at cost and the carrying amount of the investment has been adjusted to record the Company's share of the earnings/losses of First Person after the date of acquisition.

     Through March 31, 2004 the Company recorded losses of $181,489, for the Company's 49% interest in First Person's net loss. For the period between April 1, 2004 and the date of the acquisition of the balance of the stock in First Person,, the Company recorded a loss of $24,365. Therefore the balance of the Company's investment in First Person totaled $318,511 at March 31, 2004 and $294,146 at the date of acquisition of the balance of the stock.

     In June 2004, the Company purchased the remaining 51% of the outstanding shares of First Person that it did not previously own in consideration of cash and shares. The total purchase price was approximately $2,750,000, which included cash of $1,000,000, 217,938 shares of Common Stock valued at $1,000,000 at the date of the acquisition, direct acquisition costs of $349,000 and the elimination of certain inter-company accounts including $97,000 of accrued expenses, $208,000 of prepaid royalties and the remaining balance of the Company's investment in First Person totaling approximately $294,000 at the date of acquisition. Also, there was additional purchase consideration contingent upon certain performance milestones.

     As a result of the issuance of 54,482 shares associated with the completion of certain milestones, the software technology asset was increased by $196,135 subsequent to the effective date of the acquisition.

     As of the effective date of the First Person merger, the purchase price was allocated to the assets and liabilities of First Person as follows:

Cash........................................................  $      403
Stock of the Company (to become treasury shares)............     183,600
Software technology (Note 4)................................   2,327,502
Accounts payable............................................     (56,054)
                                                              ----------
                                                              $2,455,451
                                                              ==========

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

4.  INTANGIBLE ASSETS

     Intangible assets, which resulted from the First Person acquisition entered into in June 2004, consist of the following as of December 31, 2005 and March 31, 2005:

                                                          DECEMBER 31, 2005      MARCH 31, 2005
                                                         --------------------   -----------------
Software technology asset..............................       $2,822,337           $2,822,337
Accumulated amortization...............................         (857,236)            (433,751)
                                                              ----------           ----------
                                                              $1,965,101           $2,388,586
                                                              ==========           ==========

     The Company is currently amortizing its acquired intangible assets over 5 years. Amortization expense related to the software technology asset amounted to $423,485 for the nine months ended December 31, 2005, and $433,751 for the year ended March 31, 2005.

     The expected future annual amortization expense of intangible assets is as follows:

FOR THE YEAR ENDED DECEMBER 31,
-------------------------------
2006........................................................  $  564,469
2007........................................................     564,469
2008........................................................     564,469
2009........................................................     271,694
                                                              ----------
                                                              $1,965,101
                                                              ==========

5.  DEBT

     Bridge Loan -- Through March 31 2004, the Company issued $1,684,000 of secured convertible notes and warrants to individual investors. The notes accrued interest at a rate of 10% per annum commencing 90 days from the date of issuance, and were collateralized by all of the Company's assets. The notes were due at various dates through April 2005. The principal balance of the notes and any accrued and unpaid interest would automatically convert into units of equity upon a future qualified financing of not less than $8 million. The convertible notes included 5-year warrants to purchase 169,826 shares of the Company's common stock at $2.69 per share or 75% of the price of the next qualified stock offering. The Company calculated the fair value of the warrants using the Black-Scholes model and recorded a debt discount against the face of the notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the 12-month life of the notes. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," which provides guidance on the calculation of a beneficial conversion feature on a convertible instrument, the Company determined that the notes also had a beneficial conversion feature, which the Company began amortizing to interest expense over the term of the notes along with the debt discount.

     In April 2004, the Company issued an additional $965,000 of secured convertible notes and warrants under the Middlebury Bridge Loan agreement in which the principal balance of the notes and accrued and unpaid interest would also automatically convert into units of equity upon a future qualified equity financing of not less than $8 million. The convertible notes included 5-year warrants to purchase 118,736 shares of the Company's common stock at $2.69 per share or 75% of the price of the next qualified stock offering. The Company calculated the fair value of the warrants using the Black-Scholes model and recorded a debt discount against the face of the notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the 12-month life of the notes. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," which provides guidance on the calculation of a beneficial conversion feature on a convertible instrument, the Company determined that the

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

notes also had a beneficial conversion feature, which the Company began amortizing to interest expense over the term of the notes along with the debt discount.

     In total, the Company recorded $656,500 of debt discount and $1,300,500 of beneficial conversion, of which $37,800, had been recorded as interest expense for the year ended March 31, 2004 and the remaining balance was expensed during the year ended March 31, 2005.

     In June 2004, the Company completed the initial closing of a qualified equity financing and converted $2,649,000 of convertible promissory notes to equity. These convertible promissory notes were all converted within their initial interest-free period during which no interest was charged on the face amounts. However, in connection with the conversion, the Company recorded the remaining unamortized debt discount and beneficial conversion feature to interest expense. For the year ended March 31, 2005, the Company recorded $1,889,768 of interest expense relating to the amortization of debt discount and the beneficial conversion feature.

     Upon conversion of the convertible notes to equity, the Company recorded an additional beneficial conversion effect of $692,000 as interest expense, as the exercise price of the warrants decreased to $2.29 per share. This was the lower of $2.69 per share or 75% of the price of the next qualified equity financing ($3.06 per share of Senior A Preferred Stock). In accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," the incremental beneficial conversion was limited to the original proceeds of the debt, which the Company had previously recorded.

     In June and August 2005, the Company entered into several Secured Convertible Promissory Notes ("Notes") with certain parties ("Payees") providing for an aggregate of $1,000,000 principal amount of loans to the Company. Principal amounts owing under the Notes bore interest at a fixed rate of 12% per annum. The Notes were due and payable on the earlier of (i) August 31, 2005 or
(ii) the date of closing of the issuance of securities of the Company to one or more investors for cash in a new transaction following the date of issuance of these Notes ("New Financing").

     Payees had the right to convert the Payee's Note into the securities issued in the New Financing. In the event a Payee elected to convert such Payee's Note in connection with the New Financing, the principal amount of such Notes plus accrued and unpaid interest were convertible at a conversion price equal to seventy five percent (75%) of the price paid by investors for the securities issuable by the Company in the New Financing. The securities issued upon conversion included warrants containing the same terms as those received by investors in the New Financing ("Investor Warrants").

     As more fully described in Note 8, the Company completed a private placement on September 26, 2005, which represented a New Financing as defined in the Notes. Holders of Notes with an aggregate principal balance of $883,333 elected to convert their Notes into the securities issued in the New Financing, and the balance of the Notes, with an aggregate principal balance of $116,667, were repaid from the proceeds of the New Financing. As a result of the private placement transactions, the Company recorded discounts to the Notes related to the 75% conversion price to New Financing as a beneficial conversion effect. These discounts, amounting to $294,444, were limited to the total proceeds received, and were amortized to interest expense.

     As a result of the conversion of, or repayment of, the Company's Convertible Promissory Notes, the Company had no debt outstanding as of December 31, 2005.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

6.  ACCRUED LIABILITIES

     Accrued liabilities consist of the following at December 31, and March 31, 2005:

                                                         DECEMBER 31, 2005   MARCH 31, 2005
                                                         -----------------   --------------
Settlements payable....................................     $  345,000          $484,386
Fair Value of Options to be issued.....................        246,971            95,284
Accrued operating expenses.............................        679,669            85,529
                                                            ----------          --------
                                                            $1,271,640          $665,199
                                                            ==========          ========

7.  INCOME TAXES

     For both the nine months ended December 31, 2005 and the year ended March 31, 2005, income tax expense amounted to $800 and $2,658, respectively representing minimum California franchise taxes. There has been no provision for U.S. federal income taxes in any periods presented as the Company has incurred operating losses.

     A reconciliation of income taxes at the statutory federal income tax rate to net income taxes included in the accompanying statements of operations for the nine months ended December 31, 2005 and the year ended March 31, 2005 is as follows:

                                                               DECEMBER 31      MARCH 31
                                                              --------------   -----------
Statutory U.S. federal rate.................................       34.0%           34.0%
State income taxes, net of federal effect...................        5.2%            4.5%
Interest related to debt discount and beneficial
  conversion................................................       (1.9)%          (6.4)%
Decrease in warrant liability...............................        1.0%
Stock option expense........................................       (3.0)%          (0.8)%
Other.......................................................       (0.1)%          (1.0)%
Valuation allowance.........................................      (35.2)%         (30.3)%
                                                                  -----           -----
Effective Tax Rate..........................................         --%             --%
                                                                  =====           =====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of December 31, 2005 and March 31, 2005 are as follows:

                                                              DECEMBER 31      MARCH 31
                                                             --------------   -----------
Net operating losses.......................................   $ 7,705,000     $ 5,823,440
Other, primarily accrued expenses..........................        14,000          20,780
                                                              -----------     -----------
                                                                7,719,000       5,844,220
Less: Valuation allowance..................................    (7,719,000)     (5,844,220)
                                                              -----------     -----------
Net deferred tax assets....................................   $        --     $        --
                                                              ===========     ===========

     Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $1.875 million during the nine months ended December 31, 2005 and $3.08 million during the year ended March 31, 2005.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

     As of December 31, 2005, the Company had net operating loss carryforwards for federal income tax purposes of approximately $19.64 million, which expire in the years 2020 through 2026. The Company also had net operating loss carryforwards for state income tax purposes of approximately $17.63 million, expiring in the years 2011 through 2016.

     Utilization of the Company's net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration or elimination of the net operating loss and tax credit carryforwards before utilization.

8.  STOCKHOLDERS' EQUITY

  COMMON STOCK

     On September 26, 2005, the Company completed a private placement with certain investors of the Company's common stock, par value $0.0001 per share, (the "Common Stock") comprised of a total of 19,910,950 shares of Common Stock and warrants (the "Warrants") to purchase a total of 10,900,400 shares of the Company's Common Stock. The shares of Common Stock were sold at $0.32 per unit, each unit consisting of one share of Common stock and a warrant to purchase one-half of one share of Common stock. The aggregate offering price was $6,045,000 and the aggregate placement fee was $191,360 and warrants to purchase 1,278,490 shares of Common Stock. Fifty percent (50%) of all Warrants issued are exercisable at $0.40 per share, and the remaining fifty percent (50%) are exercisable at $0.48 per share. After taking into account an anti-dilution adjustment as a result of the December 2005 placement described below, all of the Warrants are exercisable at $.40 per share. All warrants expire after three years, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 if the stock price should exceed $2.00 per share, and permit cashless exercise only if there is no registration statement in effect after one year. The proceeds of the private placement included $883,333 of principal and $23,765 of accrued interest converted into Common Stock from short-term bridge financing obtained by the Company earlier in the fiscal year. The conversion resulted in the issuance of a total of 3,779,700 shares of Common Stock at $0.24 per share.

     The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as of September 26, 2005, by and among the Company and the private placement investors who are named therein (the "Purchase Agreement"). As a condition to the transaction, all of the Company's Series A Senior Preferred Convertible Stock (the "Senior A Stock") were converted into 20,632,952 shares of Common Stock at a conversion ratio of 5.3685 shares of Common Stock for each share of Senior A Stock, and a Warrant Exchange Agreement, dated as of September 26, 2005, was entered into with Middlebury Capital LLC under which the holders of warrants to purchase 264,725 shares at $3.06 per share exchanged their warrants for new warrants for 700,000 shares at $.40 per share. In addition, the Company executed a Registration Rights Agreement, dated as of September 26, 2005, with the private placement investors, wherein the Company agreed to register under the Securities Act of 1933, as amended (the "Securities Act") the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the Warrants issued in the private placement.

     The proceeds of the private placement will be used for working capital and general corporate purposes, including $120,904 applied to the repayment of the balance of the convertible notes that were not converted to common stock as part of the transaction.

     On December 23, 2005, the Company completed a follow-on private placement (the "December 2005 Placement") with certain investors of its Common Stock and investor warrants to purchase a total of 7,968,750 shares of the Company's Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of Common Stock. The aggregate offering price was $2,550,000, and the placement fee was paid in the form of Placement Agent

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

Warrants to purchase 796,875 shares of Common Stock. The investor warrants and placement agent warrants issued in connection with the December 2005 Placement are exercisable at $.40 per share, expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as December 23, 2005, with the private placement investors.

     The holders of the Common Shares acquired via the September and December 2005 private placements have registration rights that require the Company to file and have declared effective a registration statement with the SEC to register the resale of the Common Stock and the Common Stock issuable upon exercise of warrants.

     In the event the Company is unable to cause the registration to be effective within 90 to 120 days from the date of issuance for the Common Shares acquired via the September and December 2005 private placements, the Company would be penalized. The penalty accrues at a rate of 3% per month of the original amount invested, up to a maximum of 30%, at which point the holders of the Common Shares acquired via the September and December 2005 private placements have the right to put the stock and warrant back to the Company for full redemption. Pursuant to the terms of the Registration Rights Agreement, during the first three months in which the penalty is earned, the penalty is payable either in cash or in shares of common stock, at the Company's election. After that period expires, the penalty must be paid in cash. However, in April 2006, the holders of the Common Shares acquired via the September 2005, December 2005 and March 2006 private placements waived their right to ever put the stock and warrant back to the Company for full redemption, and also gave the Company the right to pay any penalty, in either cash or common stock, at the Company's option.

     Under EITF-00-19, the ability to register stock, or keep the registration effective, is deemed to be outside of the Company's control. Accordingly, the Company treated the issuance of the Common Stock as mezzanine equity and the warrant value as a liability as the Registration Statement was not yet declared effective by the SEC as of December 31, 2005. The Company calculated the total fair market value of the warrants based on the Black-Scholes model, which was recorded as a discount to the Common Stock and an accrued warrant liability in the consolidated balance sheet, and the warrant liability is marked to market at the end of each quarter.

     For the 12,178,892 warrants issued in connection with the September 2005 transaction, the Company recorded a warrant liability of $2,773,553. The Company marked this warrant liability to market as of December 31, 2005 and recorded $121,234 of other income, as the value of the warrants had decreased to $2,652,319 at that date.

     For the 4,781,250 warrants issued in connection with the December 2005 transaction, the Company recorded an initial warrant liability of $1,260,283. The Company marked this warrant liability to its $1,230,353 market as of December 31, 2005 and recorded $29,930 of other income.

     Common Stock Issued for Compensation and Consulting Services -- For the nine months ended December 31,2005, the Company issued 194,858 shares of Common Stock and options to purchase 350,000 shares of Common Stock for services and recorded $412,447 of compensations expense. For the year ended March 31, 2005, the Company issued 313,907 shares of Common Stock for services and recorded $1,250,920 of compensation expense. The stock issuances are more fully described below.

     In June 2004, the Company issued 15,000 shares of Common Stock in full satisfaction for all services rendered under a professional services agreement with San Diego Torrey Hills Capital. The Company recorded consulting expense of $86,250 during the period.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

     In September 2004, the Company issued 10,000 shares of Common Stock to David Piesse for performing product research and documentation services. Consulting expense of $32,500 was recorded related to these shares.

     In November 2004, the Company issued 150,000 shares of Common Stock to Michael Balmuth in connection with prior employment matters related to the founding and early operation of the Company. The Company recorded an expense of $825,000 for the issuance of these shares.

     In November 2004, the Company issued 7,380 shares of Common Stock to Greenberg Traurig, LLP for settlement of invoices related to legal services performed. The Company recorded expense of $40,590 related to these shares.

     In November 2004, the Company issued 2,500 shares of Common Stock to Robin Hutchison for services as a member of the Board of Directors. The Company recorded expense of $12,250 related to these shares.

     In January 2005, the Company issued 20,000 shares of Common Stock to Paul Isaacs pursuant to an employment agreement. The Company recorded expense of $74,000 related to these shares.

     In February 2005, the Company issued 2,727 shares of Common Stock to Lev Krystal for performing product development services. The Company recorded expense of $3,000 related to these shares.

     In February 2005, the Company issued 79,800 shares of Common Stock to certain individuals who operate as a group under the name New Health Systems performing product development services. The Company recorded expense of $87,780 related to these shares. Additionally, in February 2005, New Health Systems completed the required work for which $139,500 of previously issued stock for services were issued. The Company had previously recorded the remaining $139,500 as deferred compensation related to shares issued for services in fiscal 2004 to New Health Systems.

     In March 2005, the Company issued 7,000 shares of Common Stock to Hugh Deane in payment for services rendered in fiscal 2005. The Company recorded expense of $11,550 related to these shares.

     In March 2005, the Company issued 19,500 shares of Common Stock to Andy Mills in satisfaction of prior debts for services. The Company recorded expense of $78,000 related to these shares.

     In April 2005, the Company issued 21,000 shares of Common Stock to Alliance Advisors in payment of services. The Company recorded expense of $27,300 related to these shares.

     In June 2005, the Company issued 50,000 shares of Common Stock to Steven Warfield in payment of services. The Company recorded expense of $52,500 related to these shares.

     In June 2005, the Company issued 22,500 shares of its Common Stock to a director and employees for services and compensation. Compensation expense of $25,625 was recorded related to these shares.

     In July 2005, the Company issued 1,300 shares of Common Stock to California Consulting in payment of services. The Company recorded expense of $1,040 related to these shares.

     In August 2005, the Company issued 35,000 shares of Common Stock to Island Octopus in payment of sales services. The Company recorded expense of $24,500 related to these shares.

     In August 2005, the Company issued 28,706 shares of its Common Stock to employees for compensation. Compensation expense of $9,185 was recorded related to these shares.

     In September 2005, the Company issued 18,720 shares of Common Stock to Neil Cohen in satisfaction of prior debts for services. The Company recorded expense of $2,990 related to these shares.

     In September 2005, the Company issued 17,632 shares of Common Stock to Red-Centre Consulting in satisfaction of prior debts for services. The Company recorded expense of $23,608 related to these shares.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

     On September 26, 2005, the Company entered into a Settlement Agreement with The Wall Street Group ("WSG") and Wall Street Consultants, Inc. ("WSC"). Under the Settlement Agreement, the Company paid WSG $328,000 and issued to WSC a five-year option to purchase up to 350,000 shares of the Company's common stock at $0.60 per share which the Company recorded at the fair market value of $245,699, calculated based on the Black-Scholes model. The option agreement also grants to WSC certain piggyback registration rights.

     Common Stock Issued in Connection with Acquisition of First Person Software -- In June 2004, the Company issued a total of 217,938 shares of Common Stock in connection with the Company's acquisition of those shares of First Person that were not previously owned by the Company. (Note 3). The Company also reserved for issuance an additional 108,991 shares of the Company's Common Stock, the issuance of which was contingent upon the satisfaction of certain performance milestones, which were achieved as described in Note 3.

     In September 2004, the Company issued a total of 27,241 shares of Common Stock in connection with the completion of a certain performance milestone set forth in the Company's merger agreement, dated as of May 28, 2004, with First Person and its stockholders (the "FPS Merger Agreement"). The Company increased the value of the assets purchased from First Person by $88,533 related to this issuance. In December 2004, the Company issued a total of 27,241 shares of Common Stock with a value of $107,602 for satisfaction of certain performance milestone set forth in the FPS Merger Agreement. The Company increased the value of the assets purchased from First Person by $107,602 related to this issuance.

  SENIOR A SENIOR PREFERRED STOCK

     In June 2004, the Company closed the first tranche of the Company's Senior A Units Offering, and issued 3,142,354 shares of Senior A Preferred stock and 785,589 5-year warrants to purchase shares of its Common Stock, in exchange for $8,732,605 from certain institutional investors. The purchase price included $6,083,605 at $3.06 per share and $2,649,000 received under previously issued convertible notes. The convertible promissory notes converted at $2.29 per share, which was 75% of the $3.06 purchase price per share issued to other investors (See Note 5). The exercise price for the warrants was $3.83 per share and is the warrants are immediately exercisable upon issuance.

     In August 2004, the Company closed the second and final tranche of the Company's Senior A Units Offering and issued 584,329 shares of Senior A Preferred Stock and 146,082 5-year warrants to purchase shares of its Common Stock, in exchange for $1,788,048 from certain institutional investors at $3.06 per share. The exercise price for the warrants is $3.83 per share and the warrants are immediately exercisable upon issuance.

     The holders of the Senior Series A Units had registration rights that required the Company to file and have declared effective a registration statement with the SEC to register the resale of the Common Stock issuable upon conversion of the Senior A Preferred Stock and the Common Stock issuable upon exercise of the warrants. In the event the Company is unable to cause the registration to be effective by the following dates: for convertible notes holders -- 90 days from the date of issuance of Senior A Units (September 12, 2004); for the first tranche -- 120 days from the date of issuance of Senior A Units (October 12, 2004), for the second tranche -- 120 days from the date of issuance of Senior A Units (December 13, 2004), the Company would be penalized. The penalty accrued at a rate of 3% per month of the original amount invested, up to a maximum of 30%, at which point the holders of the Senior A Units have the right to put the stock and warrant back to the Company for full redemption. Pursuant to the terms of the Registration Rights Agreement, during the first 90 days in which the penalty is earned, the penalty is payable either in cash or in shares of Senior A Preferred Stock, at the Company's election. After that 90-day period expires, the penalty must be paid in cash. The total penalty accrued by the Company totaled $720,309 through the effective date of the registration, which the Company paid-in kind through the issuance of 214,160 shares of Series A Senior Preferred Stock and 21,033 shares of Common Stock for full settlement.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

     In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," which provides guidance on the calculation of a beneficial conversion feature on a convertible instrument, the Company has determined that the Series A Preferred Stock also had a beneficial conversion feature of $4,365,700 as of the date of issuance. The Company recorded this beneficial conversion feature as a deemed dividend upon issuance to be included in arriving at net loss applicable to holders of Common Stock.

     In connection with the June and August 2004 transactions, the Company granted to its private placement agent, 264,776 5-year warrants to purchase Senior A Preferred Stock at an exercise price of $3.06 per share and 68,559 warrants to purchase Common Stock at an exercise price of $2.29 per share. The Company calculated the fair value of the warrants using the Black-Scholes model to be $1,517,600 and $349,100, which the Company recorded as a cost of raising capital and as an offset to Additional Paid-in Capital.

     In June 2005, the Company issued 118,184 shares of Series A Senior Preferred Stock in conjunction with the semi-annual payments due June 1, 2005 of the 8% annual dividend payable on outstanding Series A Senior Preferred Stock. The Company recognized expense of $134,794 for the period from April 1, 2005 to June 1, 2005 for dividends earned, and retired accrued dividends of $261,570, for a total cost of $396,364. The Company also accrued an additional expense of $62,184 for the period from June 2, 2005 through June 30, 2005. During the period ending June 30, 2005 the Company issued 106,006 shares of Common Stock related to the conversion of 101,006 shares of Series A Senior Preferred Stock and 5,000 Shares of Series A Junior Preferred Stock.

  JUNIOR A PREFERRED STOCK ISSUED IN CONJUNCTION WITH A RESCISSION OFFER

     Contemporaneous with the Senior A Units Offering, the Company offered to certain of its existing shareholders who originally acquired their shares of
Common Stock in connection with a private placement conducted from June 2002 through July 2003 by PowerHouse Studios (and after May 19, 2003, by the Company) the opportunity to rescind the purchase of such shares for the cash consideration originally paid for the shares ($5.00 per share), with interest earned from the date such shares were originally purchased. Simultaneously, such stockholders were given the opportunity to invest cash in Junior Units, consisting of shares of Junior A Preferred Stock and Junior Warrants, exercisable for one (1) share of Common Stock at an exercise purchase price of $3.83 per share. The Junior A Preferred Stock has certain preferences over Common Stock, and the Junior Warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.

     As a result of the Rescission Offer, the Company issued 1,010,025 shares of Junior A Preferred Stock, convertible into Common Stock upon demand in exchange for the same number of shares of the Company's Common Stock. The Company also issued 252,563 5-year warrants to purchase shares of its Common Stock at $3.83 per share. Holders of approximately 46,500 shares of Common Stock accepted the Rescission Offer for cash consideration, which resulted in a payout of principal and interest of approximately $254,649. The repurchased stock was retired. Holders of approximately 119,665 shares of Common Stock retained their ownership of Common Stock as originally purchased. The Company calculated the fair value of the 252,563 5-year warrants, issued to purchase shares of the Company's Common Stock, using the Black-Scholes model and recorded $880,354 as a deemed dividend (based on the relative fair value of the warrants and Junior A Preferred Stock). In accordance with EITF 00-27, the Company determined that the Junior A Preferred Stock then contained a beneficial conversion feature of $880,354 and recorded an additional deemed dividend to arrive at the net loss available to holders of Common Stock.

     There is considerable legal uncertainty under both federal and state securities laws concerning the efficacy of rescission offers and general waivers and releases with respect to barring claims that would be based on securities law violations. The Company understands that the SEC takes the position that acceptance or rejection of an offer of rescission may not bar stockholders from asserting claims for alleged violations of

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

federal securities laws. Further, under California's Blue Sky law, which would apply to stockholders resident in that state, a claim or action based on fraud may not be waived or prohibited pursuant to a rescission offer.

     Accordingly, the Rescission Offer may not have terminated any or all potential liability the Company may have for failure to properly register its Common Stock under the Securities Act and there can be no assurance that the Company will be able to enforce the waivers and general releases it has received in connection with the Rescission Offer and Junior A Units Offering to bar any claims based on allegations of fraud or other federal or state securities law violations that the stockholders who accept the Rescission Offer may have, until the applicable statutes of limitations have run with respect thereto. The applicable statutes of limitations vary from state to state and under federal law, the longest of which would be for up to three years from the occurrence of the alleged violation. The Company believes, however, that, in addition to such waivers and releases, it may also have equitable remedies available to it should any of such persons seek to deny the enforceability of their waivers and releases.

     Further, those stockholders who did not accept the Rescission Offer, either because they affirmatively rejected it or because they failed to respond to it, may still attempt to assert claims against the Company, as well as against certain directors and officers of the Company, relating to non compliance with the securities laws. The Company cannot predict with certainty that those claims will be barred by the Rescission Offer because the legal effect of the Rescission Offer is uncertain. To the extent those claims are brought and result in judgments for damages, the Company's business, financial condition and results of operations could all be harmed. The number of shares of Common Stock held by investors who were offered rescission under the Rescission Offer but did not accept the Rescission Offer aggregate of 119,665 shares, each of which was purchased at a price of $5.00. Even if the Company was to be successful in defending claims brought under applicable securities laws, their mere assertion could result in costly litigation and significant diversions of effort by management.

  CONVERSION OF SERIES A SENIOR PREFERRED STOCK AND SERIES A JUNIOR PREFERRED STOCK INTO COMMON STOCK

     During the fiscal year ended December 31, 2005, the holders all of Series A Senior Preferred Convertible Stock (the "Senior A Preferred Stock") and certain holders Series A Junior Convertible Preferred Stock (the "Junior A Preferred Stock") were required to or requested conversion of their shares into Common Stock, pursuant to their respective agreements.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

  DEEMED DIVIDENDS

     For the nine months ended December 31, 2005, and the year ended March 31, 2005, the Company recorded total deemed and regular dividends as follows:

                                                             NINE MONTHS   TWELVE MONTHS
                                                                ENDED          ENDED
                                                              12/31/05        3/31/05
                                                             -----------   -------------
Deemed dividend related to beneficial conversion feature on
  Senior A Preferred Stock.................................   $     --      $5,576,181
Deemed dividend related to beneficial conversion feature of
  Junior A Preferred Stock.................................         --         880,534
Amortization of debt discount related to Series A Junior
  Common Stock Purchase Warrants...........................         --         880,534
Dividends related to Penalties paid to Senior A
  Preferred Stockholders for non-effective status of
     Registration Statement................................         --         720,332
                                                              --------      ----------
Total Deemed Dividends.....................................         --       8,057,221
Senior A Preferred Stock Dividends.........................   $368,704         634,054
                                                              --------      ----------
Total Deemed and Regular Dividends.........................   $368,704      $8,691,275
                                                              --------      ----------

9.  STOCK OPTIONS AND WARRANTS

     Stock Option Plan -- On December 8, 2004, the Board of Directors adopted and the stockholders approved the 2004 Omnibus Stock Incentive Plan (the "Stock Incentive Plan") and reserved 1,125,000 shares for grant under the Stock Incentive Plan. In connection with the September 2005 Placement, the Company also increased the number of shares authorized for issuance under the Stock Incentive Plan to 9,375,000 shares. The Company may issue stock options, restricted stock, or stock bonuses under the Stock Incentive Plan to employees, directors and consultants. Stock options granted under the Stock Incentive Plan may be granted at prices not less than the fair market value at the date of grant for incentive stock options.

     Stock options granted under the Stock Incentive Plan generally vest based on three years of continuous service and have a contractual term of ten years, except for options on 114,167 shares that were immediately vested at the grant date, and options on 2,220,000 shares that vest based on eighteen months of continuous service. The fair value of each stock option is estimated using the Black-Scholes model. Expected volatility is based on management's estimate using the historical stock performance of similar non-accelerated software companies, the expected term of the options is determined using the "simplified" method described in SEC Staff Accounting Bulletin No. 107, and the risk-free interest rate is based on the implied yield of U.S. Treasury zero-coupon bonds with a term comparable to the expected option term.

     Following is a summary of the assumptions used in the Black-Scholes model:

Range of expected volatility................................   151% - 159%
Weighted average expected volatility........................      153%
Range of risk-free interest rate............................  2.98% - 4.33%
Weighted average risk-free interest rate....................      3.48%
Expected life in years......................................       6.0
Dividend yield..............................................      0.0%

     Compensation expense relating to stock options recognized for the nine months ended December 31, 2005 was $810,591 and for the year ending March 31, 2005 amounted to $225,680, representing the fair value

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

of options granted, amortized on a straight-line basis over the vesting period. The weighted average grant date fair value of options granted was $0.49 per share for the nine months ended December 31, 2005.

     A summary of option activity under the Stock Incentive Plan for the nine months ended December 31, 2005 and the year ended March 31, 2005 is as follows:

                                                                       WEIGHTED AVERAGE
                                                               ---------------------------------
                                                                                CONTRACTUAL LIFE
                                                               EXERCISE PRICE    REMAINING, IN
                                               OPTION SHARES     PER SHARE           YEARS
                                               -------------   --------------   ----------------
Outstanding at April 1, 2004.................
Granted......................................      845,000         $1.02              9.39
Exercised....................................           --            --                --
Forfeited or expired.........................           --            --                --
                                                ----------         -----              ----
Outstanding at March 31, 2005................      845,000         $1.02              9.39
Granted......................................    5,840,000          0.31                --
Exercised....................................   (1,020,000)         0.32                --
Forfeited or expired.........................     (685,000)         0.98                --
                                                ----------         -----              ----
Outstanding at December 31, 2005.............    4,980,000         $0.34              9.65
                                                ==========         =====              ====
Exercisable at December 31, 2005.............      225,833         $1.01              8.18
                                                ----------         -----              ----

     The aggregate intrinsic value of option shares outstanding at December 31, 2005 was $1,717,500. Option shares exercisable at December 31, 2005 had no aggregate intrinsic value.

     In December 2005, 1,020,000 options held by Mr. Mashinsky, a director of the Company, were modified to become fully vested as of December 28, 2005, and subsequently exercised in full, through the application of the cashless exercise provision in the stock option agreement and the application of $150,000 of consulting income due to Mr. Mashinsky during 2006. As a result, the Company recorded compensation expense of $490,585 for the period ended December 31, 2005.

     As of December 31, 2005, there was approximately $2,098,000 of total unrecognized compensation expense related to non-exercisable options granted (4,754,000 option shares at a weighted average grant date fair value of $0.46 per share), which is expected to be recognized over a weighted average period of
2.34 years. The Company has an available pool of options for issuance of 9,375,000. As of December 31, 2005, there were 4,450,000 available for grant. During the nine months ended December 31, 2005, the Company issued options at exercise prices ranging from $0.25 to $1.15 per share.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

COMMON STOCK WARRANTS

     Following is a summary of warrants outstanding as of December 31, 2005:

                                                        NUMBER OF WARRANTS
                  TYPES OF WARRANTS                        OUTSTANDING       EXERCISE PRICE
                  -----------------                     ------------------   --------------
Warrant to Junior A Preferred Holders.................         270,507           $3.83
Warrant to Senior A Preferred Holders.................       1,220,233           $0.40
Warrants Issued to Investors in the September 2005
  Private Placement...................................      10,900,400           $0.40
Warrants Issued to Investors in the December 2005
  Private Placement...................................       3,984,375           $0.40
Warrants Issued to Placement Agents...................       2,843,924           $0.40
                                                            ----------
                                                            19,219,439
                                                            ==========

     The weighted average exercise price of all outstanding warrants is equal to $0.45 at December 31, 2005.

10.  RELATED PARTY TRANSACTIONS

     Advances from Officer and Accrued Compensation -- During the nine months ended December 31, 2005, the Company repaid $23,500 in accrued wages for certain officers and other employees. Also during the year ended March 31, 2005 the Company repaid $21,251 to its Chief Executive Officer for expenses advanced since inception.

     Investments   by  Directors  --  In   September  2005,  Governing  Dynamics
Investments, LLC, an institutional purchaser owned and controlled by Alex Mashinsky, invested $700,000 for the purchase of 2,187,500 shares of Common Stock and warrants to purchase 1,093,750 of Common Stock in the September 2005 Placement referenced above. This investment was made simultaneously with Mr. Mashinsky's election to the board of directors. Governing Dynamics Investments, LLC also participated in the March 2006 private placement described in Note 12 for an investment of $400,000 of units including 1,250,000 shares of Common Stock and warrants to purchase 625,000 shares of Common Stock.

     Exercise of Stock Options by Directors -- During the nine months ended December 31, 2005, 1,020,000 options held by Mr. Mashinsky, a director of the Company, were modified to become fully vested as of December 28, 2005, and subsequently exercised in full, through the application of the cashless exercise provision in the stock option agreement and the application of $150,000 of consulting income due to Mr. Mashinsky during 2006. As a result, the Company recorded compensation expense of $490,585 for the period ended December 31, 2005.

11.  COMMITMENTS AND CONTINGENCIES

     Agreement with M-Systems -- On March 30, 2005, the Company entered into a three-year development agreement with M-Systems Flash Disk Pioneers Ltd., an Israeli company ("M-Systems"). Pursuant to the agreement, the Company granted to M-Systems and its affiliates a worldwide, transferable license to use and distribute the Company's Migo products, and to use related trademarks, as an integrated part of M-Systems' USB drive product lines. The Company's Migo products will be offered to M-Systems customers with either (i) limited functionality or (ii) full functionality for a period of 45 days, after which the end-user may purchase a license directly from the Company to continue full functionality or otherwise retain limited functionality. If a M-Systems customer purchases a M-Systems product that has integrated a limited functioning Migo product, the Company will receive a fixed amount of cash per unit sold. If a M-Systems

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

customer purchases a M-Systems product that has integrated a fully functioning Migo product from the Company, M-Systems will receive a fixed percentage of cash from the sale of each unit sold.

     The Company is obligated to develop software applications to bundle its Migo products with M-Systems USB Drives and the Company agreed to provide first level support for its Migo products to M-Systems and M-Systems' customers and end-users. The Company is also prohibited from (i) providing any other party or their customers with services or applications for USB Drives that are provided to M-Systems under the Agreement, and (ii) bundling its Migo products with any USB Drive other than M-Systems' USB Drive.

     Lease Agreement -- In December 2004, the Company entered into a 48-month lease agreement with a third party for 10,270 square feet of office space located in Redwood City, California. The agreement commenced March 1, 2005 and requires monthly lease payments of $14,891, which escalate to $19,513 through February 28, 2009.

     In July 2004, the Company entered into a 25-month lease agreement with a third party for 2,335 square feet of office space located in San Francisco, California. The agreement commenced March 1, 2005 and requires monthly lease payments of $4,281 which escalate to $4,475 through July 31, 2006. On February 4, 2005 the Company entered into a sub-lease agreement with an unrelated third party for the San Francisco, California space. The sublease commenced on February 21, 2005, and the subleasee will pay the Company an amount equal to the monthly rent through the termination of the sublease on July 31, 2006.

     Future minimum lease payments under these operating leases, net of sublease income, as of December 31, 2005, are as follows:

2006........................................................  $221,194
2007........................................................   226,967
2008........................................................   214,129
2009........................................................    39,026
                                                              --------
Total.......................................................  $701,316
                                                              ========

     Total rent expense for the year ended December 31, 2005 was $132,510, net of sublease income of $43,123. For the year ended March 31, 2005, total rent expense was $152,482, net of sublease income of $5,504.

     Litigation -- On June 9, 2005, the Company received notice of a legal action commenced by Richard Dobies, an individual who allegedly purchased Common Stock in June 2003. Mr. Dobies did not timely respond to the rescission offer made by the Company in June 2004 (see Management's Discussion and Analysis or Plan of Operation, under the caption "Rescission Offer") and, for that and other reasons, was excluded from participating in the rescission offer. The suit claims damages of approximately $400,000, plus interest from the time of investment. In March 2006, a settlement agreement was negotiated with Mr. Dobies' estate that will require the Company to pay a total of $130,000 to settle the case plus legal expenses of $20,000, which amount was accrued on the Company's financial statements as of December 31, 2005.

     In July 2005, the Company received notice of a legal action commenced by Joshua Feller related to his former employment with the Company. Mr. Feller filed a claim with the Labor Commissioner of the State of California on July 12, 2005 seeking damages of approximately $540,000 related to his employment. Mr. Feller claims that an oral agreement with the Company existed for the payment of performance and other bonuses of approximately $415,000, and that his resignation on June 3, 2005 was for 'good cause', therefore making him eligible for severance benefits of approximately $90,000. Mr. Feller also claims interest in stock options of the Company valued at approximately $33,000, although no agreement exists for those options. The Company believes the complaint is without merit and intends to defend it vigorously and believes that the loss, if any,

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

resulting from the suit will not have a material impact on the Company's financial position, results of operations, or cash flows in future years.

     On December 20, 2005, two former employees of the Company made a demand for arbitration with JAMS, San Francisco alleging that each claimant is entitled to $129,000 in severance pay following their resignations from the Company in February 2005. The claimants were employed by the Company as part of the 2004 acquisition of First Person Software, Inc. The Company believes the claims are baseless and intends to vigorously defend this matter. The Company has filed its answer to the demand and has filed a cross-claim against claimants seeking damages attributable to an alleged breach of their agreements with the Company. The Company believes that the loss, if any, resulting from the arbitration will not have a material impact on the Company's financial position, results of operations or cash flow. In the normal course of business, the Company is subject to various claims and litigation matters none of which in management's opinion will have a material effect on financial results.

     The Company is not aware of any additional litigation as of March 31, 2006.

  EMPLOYMENT/CONSULTING CONTRACTS

     The Company entered into an Agreement with Kent Heyman under which Mr. Heyman originally became Executive Chairman of the Company's Board of Directors as of September 26, 2005. As of January 9, 2006, Mr. Heyman became the Chief Executive Officer of the Company. The initial term of the Agreement is from September 1, 2005 until August 31, 2006, subject to renewal thereafter. Mr. Heyman has been granted options to purchase 2,700,000 shares of the Company's common stock vesting over an 18-month period, and an annual salary of $225,000 per year. In connection with the Agreement, the Company issued to Mr. Heyman 300,000 shares of restricted common stock which will vest on January 1, 2007 or upon his removal from the Company's Board of Directors without cause.

     The Company has entered into an Employment Agreement with Jay Elliot as of September 26, 2005, under which Mr. Elliot was designated to serve as President and Chief Executive Officer of the Company. In January 2006, the parties agreed to modify Mr. Elliot's position with the Company, and he became Chief Strategy Officer and Co-chairman of the Board. Under the provisions of Mr. Elliot's employment agreement, Mr. Elliot is entitled to a base salary of $200,000 per year with an annual bonus of up to $150,000 per year. In addition, Mr. Elliot has been granted options to purchase 2,700,000 shares of common stock with vesting over three years. In connection with the Employment Agreement, the Company issued to Mr. Elliot 300,000 shares of restricted common stock which will vest on January 1, 2007, or upon his termination of employment by the Company without cause. Mr. Elliot is also entitled to participate in the Company's benefit plans available to other executives. The Employment Agreement provides that employment is terminable upon 30 days notice from either party. Under his Employment Agreement, Mr. Elliot is entitled to severance compensation equal to one year's base salary if his employment is terminated by the Company without cause, or by Mr. Elliot for good reason. Additionally, 100% of Mr. Elliot's stock options will vest if his employment is terminated by the Company without cause or by Mr. Elliot for good reason.

     The Company entered into an Agreement with Alex Mashinsky under which Mr. Mashinsky became Vice Chairman of the Board as of September 26, 2005. The initial term of the Agreement is for one year, subject to renewal thereafter. Under the Agreement, Mr. Mashinsky is to provide consulting services to the Company and receive compensation at the rate of $200,000 per year. Mr. Mashinsky was granted options to purchase 1,020,000 shares of common stock, originally vesting over an 18-month period. As of December 31, 2005, Mr. Mashinsky had exercised all his options on a cashless net exercise basis and in consideration for the consulting fees that would have been due to Mr. Mashinsky during 2006. In connection with the Agreement, the Company issued to Mr. Mashinsky 180,000 shares of restricted common stock, which will vest on January 1, 2007, or upon his removal from the Company's Board of Directors without cause.

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

     In total, the Company recorded $122,306 of compensation expense for the nine months ended December 31, 2005 related to issuance of restricted common stock described above, and $462,694 remained to be amortized as Deferred Compensation Expense in the Stockholders' Equity section on the Company's Balance Sheet as of December 31, 2005.

     The Company entered into an Agreement with Richard Liebman under which Mr. Liebman initially served as the interim Chief Financial Officer of the Company beginning September 26, 2005. As of January 1, 2006, Mr. Liebman became the Chief Financial Officer. Mr. Liebman will receive base compensation at the rate of $180,000 per year. Mr. Liebman has been granted options to purchase a total of 750,000 shares vesting over a three year period. In connection with the Agreement, the Company issued to Mr. Liebman 100,000 shares of restricted common stock, which will vest on January 1, 2007 or upon his termination of employment without cause.

  GUARANTEES

     In November 2002, the FASB issued FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantee of Indebtedness of Others. The Company has determined that certain agreements; described below, fall within the scope of FIN 45.

     Under its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer or director's serving in such capacity. The Company has a directors and officers liability insurance policy that limits the Company's exposure and enables it to recover a portion of any future amounts paid resulting from the indemnification of its officers and directors. In addition, the Company enters into indemnification agreements with other parties in the ordinary course of business. In some cases the Company has obtained liability insurance providing coverage that limits its exposure for these other indemnified matters. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. The Company believes the estimated fair value of these indemnification agreements is minimal and has not recorded a liability for these agreements as of December 31, 2005.

12.  SUBSEQUENT EVENTS

     On March 17, 2006, the Company completed a follow-on private placement to the September 2005 Placement and the December 2005 Placement with certain investors of the Company's Common Stock and investor warrants to purchase a total of 12,421,875 shares of the Company's Common Stock and warrants to purchase 6,210,938 shares of Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and a warrant to purchase one-half of one share of Common Stock, exercisable at $.40. The aggregate offering price was $3,975,000. The investor warrants issued in connection with the March 2006 Placement expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. The private placement was effected through Common Stock and Warrant Purchase Agreements by and among the Company and the private placement investors.

     The holders of the Common Shares acquired via the March 2006 private placement have registration rights that require the Company to file and have declared effective a registration statement with the SEC to register the resale of the Common Stock and the Common Stock issuable upon exercise of warrants.

     In the event the Company is unable to cause the registration to be effective within 90 to 120 days from the date of issuance for the Common Shares acquired via the March 2006 private placement, the Company would be penalized. The penalty accrues at a rate of 3% per month of the original amount invested, up to a maximum of 30%, at which point the holders of the Common Shares acquired via the March 2006 private placement have the right to put the stock and warrant back to the Company for full redemption. Pursuant to

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

the terms of the Registration Rights Agreement, during the first three months in which the penalty is earned, the penalty is payable either in cash or in shares of common stock, at the Company's election. After that period expires, the penalty must be paid in cash. However, in April 2006, the holders of the Common Shares acquired via the March 2006 private placement waived their right to ever put the stock and warrant back to the Company for full redemption, and also gave the Company the right to pay any penalty, in either cash or common stock, at the Company's option.

                              MIGO SOFTWARE, INC.



                          CONSOLIDATED BALANCE SHEETS



                                                                  AS OF             AS OF
                                                              JUNE 30, 2006   DECEMBER 31, 2005
                                                              -------------   -----------------
                                                               (UNAUDITED)            *
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    189,622      $  2,510,704
  Short-term investments....................................     5,370,650         2,875,000
  Accounts receivable.......................................        14,887            25,368
  Inventory.................................................            --            15,755
  Other current assets......................................        84,405            82,983
                                                              ------------      ------------
Total current assets........................................     5,659,564         5,509,810
PROPERTY AND EQUIPMENT, net.................................        10,036             7,923
OTHER ASSETS:
  Software technology, net..................................     1,685,045         1,965,101
  Other assets..............................................        39,475            39,475
                                                              ------------      ------------
TOTAL ASSETS................................................  $  7,394,120      $  7,522,309
                                                              ============      ============

                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable..........................................  $    151,720      $  1,104,157
  Accrued compensation......................................       112,469            78,084
  Accrued liabilities.......................................     1,141,048         1,271,640
                                                              ------------      ------------
     Total current liabilities..............................     1,405,237         2,453,881
                                                              ------------      ------------
NON-CURRENT LIABILITIES:
  Warrant liability, at fair value..........................            --         3,882,672
                                                              ------------      ------------
     Total Liabilities......................................     1,405,237         6,336,553
                                                              ------------      ------------
Commitments and contingencies (Note 8)
TEMPORARY EQUITY, Common Stock, 0 and 27,879,700 shares
  issued and outstanding at June 30, 2006 and December 31,
  2005, respectively........................................            --         5,908,036
                                                              ------------      ------------
STOCKHOLDERS' EQUITY (DEFICIT):
Junior A Preferred stock, $.0001 par value; 5,000,000 shares authorized, 790,250 shares issued and outstanding;
  preference upon liquidation of $2,600,000.................            79                79
Common stock, $.0001 par value; 100,000,000 shares
  authorized; 66,034,389 and 26,598,180 shares issued and
  outstanding at June 30, 2006 and December 31, 2005,
  respectively..............................................         6,700             2,660
Additional paid in capital in excess of par value...........    43,877,431        29,344,416
Deferred Compensation Expense...............................      (279,483)         (462,694)
Treasury Stock..............................................      (386,400)         (386,400)
Accumulated Deficit.........................................   (37,229,444)      (33,220,341)
                                                              ------------      ------------
     TOTAL STOCKHOLDERS' EQUITY (DEFICIT)...................     5,988,883        (4,722,280)
                                                              ------------      ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)........  $  7,394,120      $  7,522,309
                                                              ============      ============


---------------

* Derived from the December 31, 2005 audited financial statements


  The accompanying notes are an integral part of these consolidated financial statements.

                              MIGO SOFTWARE, INC.



               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)



                                                    THREE           THREE
                                                   MONTHS          MONTHS        SIX MONTHS      SIX MONTHS
                                                    ENDED           ENDED           ENDED           ENDED
                                                JUNE 30, 2006   JUNE 30, 2005   JUNE 30, 2006   JUNE 30, 2005
                                                -------------   -------------   -------------   -------------
REVENUES......................................   $    26,387     $    57,141     $    67,616     $   130,687
Cost of Sales.................................       148,757         199,987         304,801         739,981
                                                 -----------     -----------     -----------     -----------
Gross Profit..................................      (122,370)       (142,846)       (237,185)       (609,294)
                                                 -----------     -----------     -----------     -----------
OPERATING EXPENSES
  Research and development....................       425,488         192,443         785,541         363,501
  Sales and marketing.........................       279,031         305,923         541,421         625,210
  General and administrative..................     1,333,667         886,269       2,557,868       2,137,592
                                                 -----------     -----------     -----------     -----------
    Total operating expenses..................     2,038,186       1,384,635       3,884,830       3,126,303
                                                 -----------     -----------     -----------     -----------
LOSS FROM OPERATIONS..........................    (2,160,556)     (1,527,481)     (4,122,015)     (3,735,597)
OTHER INCOME (EXPENSE)
  Interest (net)..............................        55,267          (5,133)        119,180          (3,469)
  Decrease in warrant liability...............            --              --         166,538              --
  Other.......................................       110,501              --        (172,804)        282,236
                                                 -----------     -----------     -----------     -----------
    Total other income (expense)..............       165,768          (5,133)        112,912         278,767
                                                 -----------     -----------     -----------     -----------
Loss Before Income Taxes......................    (1,994,788)     (1,532,614)     (4,009,103)     (3,456,830)
Provision for Income Taxes....................            --             800              --           2,658
                                                 -----------     -----------     -----------     -----------
NET LOSS......................................    (1,994,788)     (1,533,414)     (4,009,103)     (3,459,485)
                                                 -----------     -----------     -----------     -----------
Deemed and Regular Preferred
Stock Dividend................................            --         196,978              --         396,566
                                                 -----------     -----------     -----------     -----------
Net Loss Attributable to Holders of common
  shares......................................   $(1,994,788)    $(1,730,392)    $(4,009,103)    $(3,856,054)
                                                 ===========     ===========     ===========     ===========
Basic and Diluted net loss attributable to
  common shareholders per share...............   $     (0.03)    $     (0.44)    $     (0.07)    $     (1.01)
                                                 ===========     ===========     ===========     ===========
Weighted Average Shares Outstanding Basic and
  Diluted.....................................    66,034,389       3,951,559      61,171,629       3,818,573
                                                 ===========     ===========     ===========     ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                              MIGO SOFTWARE, INC.



               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)



                                                               SIX MONTHS      SIX MONTHS
                                                                  ENDED           ENDED
                                                              JUNE 30, 2006   JUNE 30, 2005
                                                              -------------   -------------
                                                               (UNAUDITED)     (UNAUDITED)
Cash Flows from Operating Activities:
  Net loss..................................................   $(4,009,103)    $(3,459,488)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Common stock and options issued for services............            --         353,678
    Inventory write-downs...................................        15,442          70,914
    Depreciation and amortization...........................       283,456         277,451
    Amortization of deferred compensation...................       248,211              --
    Interest expense relating to amortization of debt
      issuance costs........................................            --          29,200
    Interest expense relating to amortization of debt
      discount and beneficial conversion....................            --           5,819
    Remeasurement of warrants to fair value.................      (166,538)             --
    Stock based compensation................................     1,040,867         296,974
    Gain on Settlement......................................      (683,971)             --
  Changes in operating assets and liabilities:
    Accounts receivable.....................................        10,481          65,384
    Inventory...............................................           313          76,619
    Other current assets....................................        (1,422)         27,413
    Other assets............................................            --          12,050
    Accounts payable........................................      (268,465)       (177,008)
    Accrued compensation....................................        34,385          98,638
    Accrued liabilities.....................................       116,378         174,580
                                                               -----------     -----------
       Net cash used in operating activities................    (3,379,966)     (2,147,776)
                                                               -----------     -----------
Cash Flows from Investing Activities:
  Purchases of available-for-sale investments...............    (2,495,650)             --
  Acquisition of First Person Software......................            --           6,761
  Purchase of equipment.....................................        (5,514)             --
                                                               -----------     -----------
       Net cash provided by (used in) investing
       activities...........................................    (2,501,164)          6,761
                                                               -----------     -----------
Cash Flows from Financing Activities:
  Payment of debt issuance costs............................            --      (1,355,438)
  Proceeds from convertible notes...........................            --         700,000
  Payments upon rescission of common stock..................            --         (12,500)
  Payment of equity financing costs.........................      (414,952)             --
  Proceeds from sale of common stock........................     3,975,000              --
  Proceeds from sale of preferred stock.....................            --       1,308,805
                                                               -----------     -----------
       Net cash provided by financing activities............     3,560,048         640,867
                                                               -----------     -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................    (2,321,082)     (1,500,148)
CASH AND CASH EQUIVALENTS, Beginning of period..............     2,510,704       1,893,280
                                                               -----------     -----------
CASH AND CASH EQUIVALENTS, End of period....................   $   189,622     $   393,132
                                                               ===========     ===========
NON-CASH INVESTING AND FINANCING ACTIVITY:
  Issuance of shares for dividends..........................                   $ 1,489,180
  Restricted stock issued...................................   $    65,000              --
  Reclassification from temporary to permanent equity.......     8,715,214              --
  Reclassification from warrant liability to permanent
    equity..................................................     5,130,926              --
  Common Stock Purchase Warrant Issued to Placement Agent...       246,970              --
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
  Interest..................................................            --              --
  Income Taxes..............................................           800           1,000



  The accompanying notes are an integral part of these consolidated financial statements.

                              MIGO SOFTWARE, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)



1.  INTERIM FINANCIAL DATA AND BASIS OF PRESENTATION



     The accompanying unaudited consolidated financial statements have been prepared by Migo Software, Inc. ("Migo" or "the Company") in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting only of those of a normal recurring nature, necessary for a fair presentation of the Company's financial position, results of operations and cash flows at the dates and for the periods indicated. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes related thereto, included in the Annual Report on Form 10-KSB\T for the nine months ended December 31, 2005. The Company was a development stage enterprise from May 16, 2002 (inception) through June 30, 2005. On January 9, 2006, the Board of Directors of the Company determined to change the Company's fiscal year end to December 31 from March 31, effective for the year ended December 31, 2005. As of August 10, 2006, the Company's name was changed to "Migo Software, Inc."



     The results for the three and six month periods ended June 30, 2006 are not necessarily indicative of the results to be expected for the full fiscal year. The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     Basis of Presentation -- The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("US GAAP"), which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business and has incurred significant losses from operations. From inception, the Company has never been profitable and has sustained substantial net losses from operations. There can be no assurance that it will ever generate sufficient revenues from its operating activities, or that it will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Management estimates that the current funds available and on-hand will be adequate to fund operations throughout 2006.



  CRITICAL ACCOUNTING POLICIES



     The Company makes estimates and assumptions in the preparation of its consolidated financial statements in conformity with US GAAP. These accounting principles require management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions upon which it relies are reasonable based upon information available at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenues and expenses during the periods presented. To the extent there are material differences between these estimates, judgments or assumptions and actual results, the Company's financial statements will be affected. The accounting policies that reflect more significant estimates, judgments and assumptions which management believes are the most critical to aid in fully understanding and evaluating the Company's reported financial results include the following:



     Principles of Consolidation -- The consolidated financial statements include the accounts of the Company and its subsidiaries, PowerHouse Acquisition LLC, and PowerHouse Studios, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation.

                              MIGO SOFTWARE, INC.

     Use of Estimates -- The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Management bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could materially differ from those estimates. Significant estimates include the valuation of acquired software technology and revenue recognition.



     Cash,   Cash  Equivalents   --  The  Company   considers  temporary  liquid
investments with an original maturity of three months or less to be cash equivalents.



     Accounts Receivable -- Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation of outstanding accounts receivable at the end of the year. At June 30, 2006 management believed that all amounts were collectible.



     Inventory -- Historically, inventory was valued at the lower of cost or market with cost determined by the first-in, first-out method. Prior to March 31, 2006, inventory consisted of finished goods of which certain amounts were on consignment with third party distributors and resellers. Although the Company is principally in the business of developing software, to support sales of software licenses it has at times purchased hardware and resold it with its software pre-installed. As a result, the Company was exposed to a number of factors that could result in portions of its inventory becoming either obsolete or in excess of anticipated usage. These factors included, but were not limited to, technological changes in its markets, competitive pressures in products and prices, and the introduction of new product lines. The Company regularly evaluated its ability to realize the value of its inventory based on a combination of factors, including historical usage rates, forecasted sales, product life cycles, and market acceptance of new products. When inventory that was obsolete or in excess of anticipated usage is identified, it was written down to realizable salvage value or an inventory valuation reserve is established. As of June 30, 2006, the Company no longer sells items such as flash drives or watches with its Migo software pre-installed, and only sells software that is either downloaded or pre-installed by its partners. As such, the Company no longer carries any physical inventory, nor does it anticipate doing so in the future. For the three months ended June 30, 2006, the Company recorded an expense of $4,320 related to the write-off of inventory.



     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. The Company capitalizes costs associated with acquiring and installing software to be used for internal purposes.



     Software Technology Assets -- Software technology assets acquired as part of the First Person Software acquisition (Note 4) are stated at cost. Amortization is computed using the revenue or straight-line method, whichever is greater, over an estimated useful life of five years.



     Impairment of Long-Lived Assets -- Property, equipment, intangible and certain other long-lived assets are amortized over their useful lives. Useful lives are based on management's estimates of the period that the assets will generate revenues. Long-lived assets are written down to fair value whenever events or changes indicate that the carrying amount of an asset may not be recoverable. The Company's policy is to review the recoverability of all long-lived assets at a minimum of once per year and record an impairment loss when the fair value of the assets does not exceed the carrying amount of the asset. The Company's most significant long-lived asset is its software technology. Differences between the Company's original forecasts and actual results have resulted primarily from the Company's change in focus from selling directly to consumers primarily through advertising to selling through partners such as M-Systems. While the change in focus

                              MIGO SOFTWARE, INC.

resulted in lower than projected revenues being achieved, operating expenses have also declined significantly. In calculating the current value for the
Company's core software technology, the Company primarily relies upon its estimates of the future cash flows (net realizable value) derived from the sale of its software. Among the key assumptions used by management are projected sales via M-Systems and other potential partners, assumptions regarding the potential conversion percentages of users upgrading their version of Migo software, costs to develop additional features for the Migo software, as well as projected headcount, marketing and general and administrative expenses. The software remains the core component of the current version of the Migo software. As circumstances change, the actual life and/or usage pattern may vary in the future, which might result in either increases or decreases in future amortization expense. Also, if circumstances and/or assumptions regarding the utility and recoverability of the software technology change, future write-offs or write-down might be required.



     Revenue Recognition -- The Company recognizes revenue in accordance with Statement of Accounting Position ("SOP") 97-2, Software Revenue Recognition, as amended, and Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition.



     The Company recognizes revenue from sales through the Company's website after the 30 day return period has lapsed. The Company's software products are licensed on a perpetual basis. Revenue from the sale of software licenses is recognized only when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable and collection of the resulting receivable is reasonably assured. For sales over the Internet, the Company uses a credit card authorization as evidence of an arrangement.



     Revenue from direct sale contracts of the Company's products to commercial users is recognized based on the terms of the agreement, after the product has been delivered, and collection of the resulting receivable is reasonably assured. Revenue from distributors is recognized when the product has been sold to third party customers.



     Basic and Diluted Loss Per Share -- In accordance with the Financial Accounting Standards Board's ("FASB") SFAS No. 128, "Earnings Per Share," the basic loss per common share, which excludes dilution, is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding. Diluted loss per common share reflects the potential dilution that could occur if all potential common shares had been issued and if the additional common shares were dilutive. Since the Company has incurred net losses for all periods presented, there is no difference between basic and diluted loss per share of common stock. Potential shares of common stock to be issued upon the exercise of all stock options and warrants amounted to 35,147,844 as of June 30, 2006 and 2,867,401 shares at June 30, 2005.



     Comprehensive Loss -- Comprehensive loss is comprised of net loss and other comprehensive income (loss). Other comprehensive income (loss) includes certain changes in stockholders' equity that are excluded from net loss, such as unrealized gains and losses on marketable securities and currency translation adjustments. Comprehensive income (loss) for all periods presented equals net loss.



     Stock-Based Compensation -- In December 2004, the FASB issued SFAS No. 123R, Share Based Payment. SFAS No. 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R (1) revises SFAS No. 123, Accounting for Stock-Based Compensation, (2) supersedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and (3) establishes fair value as the measurement objective for share-based payment transactions. The Company has adopted SFAS 123R effective January 1, 2005 in accordance with the standard's early adoption provisions. Prior to January 1, 2005, the Company's Board of Directors had not approved the granting of any stock options. As such, the Company decided to follow the provisions of SFAS No. 123R on a prospective basis, and for the three months ended

                              MIGO SOFTWARE, INC.

June 30, 2006 the Company issued 1,620,000 stock options to employees with a fair market value of $648,000. For the six months ended June 30, 2006 and 2005, the Company recorded $1,040,867 and $296,974, respectively in compensation expense related to the granting of stock options and restricted stock to employees. For the three months ended June 30, 2006 and 2005, the Company recorded $546,733 and $71,294, respectively in compensation expense related to the granting of stock options and restricted stock to employees. Unrecognized compensation cost related to unvested stock options and restricted stock to employees totaled approximately $3,784,743 at June 30, 2006.



     Research and Development -- Research and development costs are charged to operations as incurred. Some of the Company's products include certain software applications that are integral to the operation of the core product. The costs to develop such software have not been capitalized, as the Company believes its current software development process is essentially completed concurrent with the establishment of technological feasibility of the software.



     Fair Value of Financial Instruments -- The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. For certain of the Company's financial instruments, including certain assets, accounts payable, accrued liabilities and debt, the carrying amounts approximate fair value due to their maturities.



     Concentrations of Credit Risk -- Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. The Company's product revenues are concentrated in the software industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect operating results. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below. Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The Company maintains its cash balances with high credit quality financial institutions. At times, cash deposits may be in excess of Federal Deposit Insurance Corporation's limits. To date, the Company has not experienced any such losses and believes it is not exposed to any significant credit risk with respect to its cash balances.



     Financial Instruments -- The Company's financial instruments consist primarily of cash and cash equivalents and auction rate securities. These balances, as presented in the consolidated financial statements at June 30, 2006, approximate their fair value.



     Short-term Investments -- The Company's short-term investments consist primarily of Auction Rate Securities, or ARS, which represent funds available for current operations. In accordance with SFAS, No. 115, "Accounting for Certain Investments in Debt and Equity Securities," these short-term investments are classified as available-for-sale and are carried at cost or par value, which approximates the fair market value. These securities have stated maturities beyond three months but are priced and traded as short-term instruments.



     Income Taxes -- The Company accounts for income taxes using the asset and liability method, as set forth in SFAS No. 109, Accounting for Income Taxes, wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary

                              MIGO SOFTWARE, INC.

differences are expected to be recovered or settled. Reserves against deferred tax assets are provided when management cannot conclude that realization of such assets is probable.



     Recently Issued Accounting Pronouncements -- In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, ("FIN No. 48"). FIN No. 48 prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN No. 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The provisions of FIN No. 48 will become effective for the Company beginning January 1, 2007. The Company is currently evaluating the impact that FIN No. 48 will have on its results of operations and financial position.



3.  DEBT



     The Company had no debt outstanding as of June 30, 2006.



4.  BALANCE SHEET COMPONENTS



     The primary component of accrued liabilities of $1,141,048 at June 30, 2006 was $760,775 related to the future issuance of penalty shares as a result of provisions in our Registration Rights Agreement dated September 2005 and December 2005 caused by delays in becoming effective with a Registration Statement covering those shares.



5.  INTANGIBLE ASSETS



     Intangible assets consist of the following at June 30, 2006:



Software....................................................   $2,822,337
Accumulated amortization....................................   (1,137,292)
                                                               ----------
                                                               $1,685,045
                                                               ==========



     The Company is currently amortizing its acquired intangible asset over five years. Amortization expense related to the software technology asset amounted to $140,789 and $140,730 for the three months ended June 30, 2006 and 2005, respectively and $280,056 and $281,460 for the six months ended June 30, 2006 and 2005, respectively.



6.  RELATED PARTY TRANSACTIONS



     None.



7.  EQUITY TRANSACTIONS



     On March 17, 2006, the Company completed a follow-on private placement to the September 2005 Placement and the December 2005 Placement under which the investors purchased a total of 12,421,875 shares of the Company's Common Stock and warrants to purchase 6,210,938 shares of Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and a warrant to purchase one-half of one share of Common Stock, exercisable at $.40 per share. The aggregate offering price was $3,975,000. The investor warrants issued in connection with the March 2006 Placement expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. C. E. Unterberg Towbin, LLC was paid a placement fee of $397,500 in connection with this transaction. The private placement was effected through Common Stock and Warrant Purchase Agreements by and among the Company and the private placement investors.

                              MIGO SOFTWARE, INC.

     On September 26, 2005, the Company completed a private placement with certain investors of the Company's Common Stock for the issuance of a total of 19,910,950 shares of Common Stock and warrants to purchase a total of 10,900,400 shares of the Company's Common Stock. The securities were sold at $0.32 per unit, each unit consisting of one share of Common Stock and a warrant to purchase one-half of one share of Common Stock. The aggregate offering price was $6,045,000 and the aggregate placement fee was $191,360 and warrants to purchase 1,278,490 shares of Common Stock. Fifty percent (50%) of all Warrants issued were exercisable at $0.40 per share, and the remaining fifty percent (50%) were exercisable at $0.48 per share. After taking into account an anti-dilution adjustment as a result of the December 2005 placement described below, all of the Warrants are exercisable at $.40 per share. All Warrants expire after three years, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 if the stock price should exceed $2.00 per share, and permit cashless exercise only if there is no registration statement in effect after one year. The proceeds of the private placement included $883,333 of principal and $23,765 of accrued interest converted into Common Stock from short-term bridge financing obtained by the Company earlier in 2005. The conversion resulted in the issuance of a total of 3,779,700 shares of Common Stock at $0.24 per share.



     The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as of September 26, 2005, by and among the Company and the private placement investors who are named therein (the "Purchase Agreement"). As a condition to the transaction, all of the Company's Series A Senior Preferred Convertible Stock (the "Senior A Stock") were converted into 20,632,952 shares of Common Stock at a conversion ratio of 5.3685 shares of Common Stock for each share of Senior A Stock, and a Warrant Exchange Agreement, dated as of September 26, 2005, was entered into with Middlebury Capital LLC under which the holders of warrants to purchase 264,725 shares at $3.06 per share exchanged their warrants for new warrants for 700,000 shares at $.40 per share. In addition, the Company executed a Registration Rights Agreement, dated as of September 26, 2005, with the private placement investors, wherein the
Company agreed to register under the Securities Act of 1933, as amended (the "Securities Act") the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the Warrants issued in the private placement. In February 2006, the Company paid a fee related to the Company's September 2005 private equity placement, totaling $175,000 and issued to each of Hugh Deane and Richard Wells ("Deane and Wells") a warrant to purchase 250,000 of the Company's Common Stock at $.32 per share. These warrants contain cashless exercise provisions and expire on March 10, 2010. For the 500,000 warrants issued to Deane and Wells, the Company recorded an initial warrant liability of $246,971, which was adjusted at March 31, 2006 to $232,955 and recorded $14,016 of other income.



     On December 23, 2005, the Company completed a follow-on private placement (the "December 2005 Placement") with certain investors of its Common Stock for the issuance of a total of 7,968,750 shares of the Company's Common Stock and warrants to purchase 3,984,375 shares of Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of Common Stock. The aggregate offering price was $2,550,000, and the placement fee was paid in the form of Placement Agent Warrants to purchase 796,875 shares of Common Stock. The investor warrants and placement agent warrants issued in connection with the December 2005 Placement are exercisable at $.40 per share, expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as December 23, 2005, with the private placement investors.



     The holders of the Common Shares acquired in the September 2005, December 2005, and March 2006 private placements have registration rights that require the Company to file and have declared effective a registration statement with the SEC to register the resale of the Common Stock and the Common Stock issuable upon exercise of warrants. In the event the Company is unable to cause the registration to be effective within 90 to 120 days from the date of issuance for the Common Shares acquired in the private placements,

                              MIGO SOFTWARE, INC.

the Company would be penalized. The penalty accrues at a rate of 3% per month of the original amount invested, up to a maximum of 30%, at which point the holders of the Common Shares acquired in the private placements have the right to put the stock and warrant back to the Company for full redemption. Pursuant to the terms of the Registration Rights Agreement, during the first 90 days in which the penalty is earned, the penalty is payable either in cash or in shares of Common Stock, at the Company's election. After that 90-day period expires, the penalty must be paid in cash. Under EITF-00-19, the ability to register stock, or keep the registration effective, is deemed to be outside of the Company's control. Accordingly, the Company has treated the issuance of the Common Stock as temporary equity and the warrant value as a liability as the Registration Statement was not yet declared effective by the SEC as of June 30, 2006. The Company calculated the total fair market value of the warrants based on the Black-Scholes model, which was recorded as a discount to the Common Stock and an accrued warrant liability in the consolidated balance sheet, and the warrant liability is marked to market at the end of each quarter.



     For the 12,178,892 warrants issued in connection with the September 2005 transaction, the Company recorded temporary equity of $4,136,149 and an initial warrant liability of $2,773,553 which was adjusted at December 31, 2005 to $2,652,319, the market value at that date. The Company marked this warrant liability to market as of March 31, 2006 and recorded $143,952 of other income, as the value of the warrants had decreased to $2,508,367 at that date.



     For the 4,781,250 warrants issued in connection with the December 2005 transaction, the Company recorded temporary equity of $1,771,887 and an initial warrant liability of $1,260,283, which was adjusted at December 31, 2005 to $1,230,353, the market value at that date. The Company marked this warrant liability to its $1,221,783 market value as of March 31, 2006 and recorded $8,570 of other income. For the 6,210,938 warrants issued in connection with the March 2006 transaction, the Company recorded temporary equity of $2,807,178 and an initial warrant liability of $1,167,822. Adjustment of this warrant liability to market at March 31, 2006 was not required, as the portion of the proceeds in the March 2006 transaction allocated to the warrants exceeded the potential penalty the Company could be required to pay.



     The Company accounts for all its outstanding warrants under EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company's Own Stock ("EITF 00-19"). Under EITF 00-19, the Company recorded the value of the Common Stock issued in connection with the Total Private Placement Transactions as temporary equity and the initial fair value of the related warrants as a liability, with the corresponding offset amount recorded as a discount to the Common Stock. Subsequently, the warrant liability is marked to fair value with the corresponding offset amount recorded as other income (expense) on the Consolidated Statement of Operations at each reporting period. The reason for this treatment is because settlement of the warrant contracts was deemed out of the Company's control as defined by EITF 00-19. Any contract, where settlement is not in the Company's control is required to be reported as a liability.



     Accordingly, at the time of issuance, the Company treated the March 2006 Placement Common Stock, $3,975,000, as temporary equity and the fair value of the warrants, $1,167,822, as a liability. The corresponding offset to the liability was recorded as a discount to the aforementioned Temporary Equity -- Common Stock.



     On April 7, 2006, the purchasers of equity purchased in association with the three private placement transactions, agreed in writing, to allow the Company to settle the warrant contract, and penalties, if any, in either shares of common stock or cash, at the Company's sole discretion. Additionally, the purchasers agreed to waive any and all full redemption rights associated with the equity. Upon modification to the purchase agreements associated with the private placements, settlement of the warrant contract is deemed to be under the Company's control as defined by EITF 00-19. As such, the Company reclassified the total warrant liability, $5,130,926, and total common stock temporary equity, $8,715,214 to permanent equity on the

                              MIGO SOFTWARE, INC.

Consolidated Balance Sheet. There was no impact to the Company's Consolidated Statement of Operations as a result of this reclassification.



     The decrease in the fair value of the Total Private Placement Transactions warrants from December 31, 2005 to March 31, 2006 was $166,538 and is recorded as other income on the Company's Consolidated Statement of Operations for the six months ended June 30, 2006. As the warrant liability was reclassified at the beginning of April 2006, there was no other income (expense) during the three months ended June 30, 2006 as a result of marking the warrants to fair value.



8.  COMMITMENTS AND CONTINGENCIES



  LITIGATION



     In July 2005, the Company received notice of a legal action commenced by Joshua Feller related to his former employment with the Company. Mr. Feller filed a claim with the Labor Commissioner of the State of California on July 12, 2005 seeking damages of approximately $540,000 related to his employment. Mr. Feller claims that an oral agreement with the Company existed for the payment of performance and other bonuses of approximately $415,000, and that his resignation on June 3, 2005 was for "good cause", therefore making him eligible for severance benefits of approximately $90,000. Mr. Feller also claims interest in stock options valued at approximately $33,000, although no agreement exists for those options. In June 2006, a settlement was negotiated with Mr. Feller that required the Company to pay a total of $96,000 to settle the case, including legal expenses of $38,400, which amount was recognized in the Company's financial statements as of June 30, 2006.



     On December 20, 2005, two former employees made a demand for arbitration with JAMS, San Francisco alleging that each claimant is entitled to $129,000 in severance pay following their resignations in February 2005. The claimants were employed by the Company as part of the 2004 acquisition of First Person Software, Inc. The Company believes the claims are baseless and intends to vigorously defend this matter. The Company has filed an answer to the demand and has filed a cross-claim against claimants seeking damages attributable to an alleged breach of their agreements with the Company. The Company believes that the loss, if any, resulting from the arbitration will not have a material impact on its financial position, results of operations or cash flow.



     In the normal course of business, the Company is subject to various claims and litigation matters none of which in management's opinion will have a material effect on financial results.



     The Company is not aware of any additional pending litigation as of June 30, 2006.

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Certificate of Incorporation includes provisions that limit the personal liability of the directors for monetary damages for breach of their fiduciary duty of directors. The Certificate of Incorporation provides that, to the fullest extent provided by the DGCL, the directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors. The DGCL does not permit a provision in a corporation's certificate of incorporation that would eliminate such liability (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(3) for any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the DGCL, or (4) for any transaction from which a director derived an improper personal benefit.

     While these provisions provide the directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of our Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to the officers of the Company who are not directors.

     The Company's Bylaws provide that, to the fullest extent permitted by the DGCL, it shall indemnify the directors and officers, and may indemnify its employees and agents. Such indemnification may be made only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The Bylaws further provide that the Company may indemnify a director, officer, employee or agent to the fullest extent permitted by the DGCL. At present, there is no pending litigation or proceeding involving any directors, officers, employees or agents in which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the issuance and distribution of the securities being offered hereby (other than underwriting discounts and commissions):


Securities and Exchange Commission registration fee.........  $ 6,225
Legal fees and expenses.....................................  $30,000
Accounting fees and expenses................................  $15,000
Transfer agent and registrar fees and expenses..............  $ 5,000
Miscellaneous...............................................  $ 3,775
                                                              -------
  Total.....................................................  $60,000

                    RECENT SALES OF UNREGISTERED SECURITIES

     The following is a description of unregistered securities sold by the Company within the last three years. Those transactions marked with an asterisk (*) were conducted prior to the May 19, 2003 business combination with PowerHouse Studios and prior to the involvement of current management. The Company has been unable to obtain verification of the transactions noted with an asterisk from prior management or the Company's prior professional and other representatives, and, therefore, is relying on the previous disclosure of these transactions in its Form 10-KSB filed for the fiscal year ended March 31, 2003, which was prepared by former management.

     *From June 2002 through July 2003, the Company issued 1,248,191 shares of Common Stock to stockholders in connection with the Private Placement Memorandum offered by the Proctor Group. This number of shares reflects the 1:122 reverse stock split. Following a rescission offer made to the holders thereof in June 2004, a total of 119,665 shares of Common Stock remain outstanding. The balance were either retired through cash payments or were exchanged for shares of Junior A Preferred Stock of the Company by the holders thereof. The issuance of securities thereunder was not registered under the Securities Act in reliance on the exemption there from afforded by Section 4(2) thereof and Regulation D promulgated thereunder.

     On December 23, 2003, the Company issued 60,000 shares of Common Stock to certain employees, past employees and directors for services rendered to the Company. The shares were valued at $4.65 per share. The shares were acquired for investment only, and not for distribution. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Common Stock.

     On March 15, 2004, the Company issued 40,000 shares of Common Stock to The Hoffman Agency as payment for customary public relations and promotional services rendered to the Company. The shares were valued at $2.75 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Common Stock.

     On March 29, 2004, the Company issued 50,000 shares of Common Stock to certain individuals who operate as a group, Red Centre Consulting Limited, performing sales and marketing services in western Europe. The shares were valued at $5.00 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Common Stock.

     On March 29, 2004, the Company issued 79,800 shares of Common Stock to certain individuals who operate as a group, New Health Systems, performing product development services. The shares were valued at $3.50 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Common Stock.

     On June 4, 2004, the Company issued 1,082,026 shares of Junior A Preferred Stock to certain investors in connection with its Rescission Offering and Junior A Units Offering. The shares were valued at $3.06 per share. The closing market price of the Common Stock on June 3, 2004, the day immediately prior to the transaction was $4.25 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Junior A Preferred Stock.

     On June 9, 2004, the Company issued 15,000 shares of Common Stock to San Diego Torrey Hills Capital as payment for consulting services rendered to the Company. The shares were valued at $5.75 per share. The Company relied on
Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Common Stock.

     As of August 13, 2004, the Company issued 3,726,684 shares of Senior A Preferred Stock to certain institutional investors in connection with its Senior A Units Offering. The shares were valued at $3.06 per share. The closing market price of the Common Stock on August 12, 2004, the day immediately prior to the transaction was $3.55 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Senior A Preferred Stock.

     On August 13, 2004, the Company issued Common Placement Agent Warrants to purchase 68,559 shares of Common Stock and Preferred Placement Agent Warrants to purchase 264,775 shares of Senior A Preferred Stock. The shares of Common Stock were valued at $2.29 per share and the shares of Senior A Preferred Stock were valued at $3.06 per share. The closing market price of the Common Stock on August 12, 2004, the day immediately prior to the transaction was $3.55 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these securities.

     On September 7, 2004, the Company issued 10,000 shares of Common Stock to an individual for performing product research and documentation services. Consulting expense of $32,500 was recorded related to these shares.

     On September 17, 2004, the Company issued a total of 27,241 shares of Common Stock in connection with the completion of a certain performance milestone set forth in the FPS Merger Agreement, in connection with the Company's acquisition of the shares of First Person that were not previously owned by the Company on June 18, 2004. An additional 81,750 shares of Common Stock is reserved for issuance contingent upon the completion of certain additional performance milestones. The Company increased the value of the assets purchased from First Person by $88,533 related to this issuance.

     On September 26, 2005, the Company entered into a Settlement Agreement with The Wall Street Group, Inc. ("WSG") and Wall Street Consultants, Inc. ("WSC") settling a dispute between the parties relating to a claim by WSG that the Company breached a contract with WSG for services performed by WSG. Under the Settlement Agreement, the Company paid WSG $328,000 and issued to WSC a five-year option to purchase up to 350,000 shares of the Company's common stock at $.60 per share. The option agreement also grants to WSC certain piggyback registration rights. The issuance of options to purchase the Company's common stock in consideration for the settlement of the dispute with WSG is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Regulation D thereunder.

     With respect to the September 2005 Placement, December 2005 Placement and March 2006 Placement closed on September 26, 2005. December 23, 2005 and March 17, 2006, respectively, the Company relied on Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as the basis for an exemption from registering under the Securities Act the sale of Common Stock and warrants under these private placements.

     On March 10, 2006, the Company entered into a Final Settlement Agreement with Hugh Deane and Richard Wells settling a dispute between the parties relating to a claim by Deane and Wells involving services performed by them to assist the Company in raising capital. Under the Settlement Agreement, the Company paid a total of $175,000 in cash and issued to them a 500,000 stock option to purchase up to 500,000 shares of the Company's common stock at $.32 per share, expiring March 10, 2011. The issuance of the stock options to purchase the Company's common stock in consideration for the settlement of the dispute with Deane and Wells is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Act and Regulation D thereunder.

                                    EXHIBITS


        1.     Agreement and Plan of Merger, dated  as of May 28, 2004,  by and among the Company, PowerHouse Acquisition, First Person,
               Christopher  Neumann,  David  Brett Levine  and  Karl Jacob,
               acting  solely   as   stockholder   representative,   hereby
               incorporated  by reference from the Company's Current Report on Form 8-K filed on July 6, 2004.
        3.1    Amended and Restated  Certificate Articles of  Incorporation
               hereby   incorporated  by   reference  from   the  Company's
               Quarterly Report on Form 10-QSB  for the quarter ended  June
               30, 2006, filed with the Commission on August 10, 2006.
        3.2    Company's  Bylaws, hereby incorporated by reference from the
               Company's Annual  Report  on  Form  10-KSB  filed  with  the
               Commission on July 14, 2004.
        3.3    Text  of amended  provision of the  Company's Bylaws, hereby incorporated by reference from the Company's Current  Report on Form 8-K filed with the Commission on September 27, 2005.
        4.1    Common  Stock Purchase Warrant, dated  as of April 23, 2004,
               hereby  incorporated   by  reference   from  the   Company's
               Registration   Statement  on   Form  SB-2   filed  with  the
               Commission on August 13, 2004.
        4.2    Common Stock Purchase Warrant, dated as of August 13,  2004,
               hereby   incorporated  by   reference  from   the  Company's
               Registration  Statement  on   Form  SB-2   filed  with   the
               Commission on August 13, 2004.

        4.3    Certificate  of  Designations,  Preferences  and  Rights  of
               Series  A   Senior  Convertible   Preferred  Stock,   hereby
               incorporated  by  reference  from  the  Company's  Quarterly
               Report on Form 10-QSB filed on September 13, 2004.
        4.4    Certificate  of  Designations,  Preferences  and  Rights  of
               Series   A  Junior   Convertible  Preferred   Stock,  hereby
               incorporated  by  reference  from  the  Company's  Quarterly
               Report on Form 10-QSB filed on September 13, 2004.
        4.5    Amendment  to Certificate  of Designations,  Preferences and
               Rights of  Series  A  Convertible  Preferred  Stock,  hereby incorporated  by reference from the Company's Current Report on Form 8-K filed with the Commission on September 27, 2005.
        4.6    Form of Investor  Warrant dated  as of  September 26,  2005,
               hereby   incorporated  by   reference  from   the  Company's
               Quarterly Report  on  Form  10-QSB  for  the  quarter  ended
               September  30, 2005,  filed with the  Commission on December
               14, 2005.
        4.7    Form of  Investor Warrant  dated as  of December  23,  2005, hereby  incorporated by reference from the Company's Current
               Report on Form 8-K filed with the Commission on December 28,
               2005.
        4.8**  Placement Agent Warrant dated September 26, 2005.
        4.9**  Placement Agent Warrant dated December 23, 2005.
        4.10   Warrant issued to  LBI Group, Inc.,  hereby incorporated  by reference  from  the Company's  Current  Report on  Form 8-K filed with the Commission on March 21, 2006.
        5.1*   Form of Opinion of Ellis Funk, P.C., dated August   , 2006.
       10.1+   Development Agreement,  dated March  30, 2005,  between  the
               Company  and  M-Systems  Flash  Disk  Pioneers  Ltd,  hereby incorporated by  reference to  Exhibit  10.1 of  the  Annual
               Report on Form 10-KSB filed with the SEC on July 28, 2005.
       10.2    2004  Omnibus Stock  Incentive Plan,  hereby incorporated by reference to  Exhibit  3.1  the  Quarterly  Report  on  Form
               10-QSB/A filed with the SEC on February 22, 2005.
       10.3    Series  A Senior Units Purchase Agreement, dated as of April
               23,  2004,  hereby  incorporated   by  reference  from   the
               Company's Registration Statement on Form SB-2 filed with the
               Commission on August 13, 2004.
       10.4    Series  A Senior Units Purchase  Agreement, dated August 13,
               2004, as of April 23, 2004, hereby incorporated by reference from the  Company's Registration  Statement on  Form  SB-2/A filed with the Commission on August 13, 2004.
       10.5    Form of Common Stock and Warrant Purchase Agreement dated as of September 26, 2005, hereby incorporated by reference from the  Company's  Quarterly  Report  on  Form  10-QSB  for the
               quarter ended September 30, 2005, filed with the  Commission on December 14, 2005.
       10.6    Form of Common Stock and Warrant Purchase Agreement dated as of  December 23, 2005, hereby incorporated by reference from the Company's  Current Report  on Form  8-K filed  with  the
               Commission on December 28, 2005.
       10.7    Registration  Rights  Agreement  dated as  of  September 21,
               2005, hereby incorporated  by reference to  Exhibit 10.3  of
               the   Quarterly  Report  on  Form   10-QSB  filed  with  the
               Commission on December 14, 2005.
       10.8    Employment Agreement dated May 10, 2006, between the Company and Kent Heyman, hereby incorporated by reference to Exhibit
               10.5 of the Quarterly Report  on Form 10-QSB filed with  the
               Commission on May 15, 2006.
       10.9    Employment  Agreement dated September  26, 2005, between the
               Company and Jay Elliot, hereby incorporated by reference  to
               Exhibit  10.5 of the  Quarterly Report on  Form 10-QSB filed with the Commission on December 14, 2005.
       10.10   Agreement dated September 26, 2005, between the Company  and
               Alex  Mashinsky, hereby incorporated by reference to Exhibit
               10.6 of the Quarterly Report  on Form 10-QSB filed with  the
               Commission on December 14, 2005.
       10.11   Employment Agreement dated May 10, 2006, between the Company and  Richard  Liebman, hereby  incorporated by  reference to
               Exhibit 10.6 of  the Quarterly Report  on Form 10-QSB  filed with the Commission on May 15, 2006.
       10.12   Settlement  Agreement dated September  26, 2005, between the
               Company,  The  Wall  Street  Group,  Inc.  and  Wall  Street
               Consultants,  Inc.,  hereby  incorporated  by  reference  to
               Exhibit 10.8 of  the Quarterly Report  on Form 10-QSB  filed with the Commission on December 14, 2005.

       10.13 Registration Rights Agreement dated as of December 23, 2005, hereby incorporated by reference to Exhibit 99.3 of the Current Report on Form 8-K filed with the Commission on December 28, 2005.
       10.14   Common  Stock and Warrant Purchase Agreement with LBI Group,
               Inc. dated as of March 10, 2006, hereby incorporated by reference from Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Commission on March 21, 2006.
       10.15 Registration Rights Agreement with LBI Group, Inc. dated as of March 10, 2006, hereby incorporated by reference from
               Exhibit 99.3 to the Company's Current Report on Form 8-K filed with the Commission on March 21, 2006.
       10.17   Common  Stock and Warrant Purchase Agreement dated March 17,
               2006, hereby incorporated by reference from Exhibit 99.5 to the Company's Current Report on Form 8-K filed with the Commission on March 21, 2006.
       21. List of subsidiaries, hereby incorporated by reference from the Company's Annual Report on Form 10-KSB filed on April
               21, 2006.
       23.1*   Consent of  Hein &  Associates LLP,  Independent  Registered
               Public Accounting Firm.


---------------

*  Filed herewith.

** Previously filed.

+ Portions of this document have been omitted pursuant to a request for confidential treatment and the document has been filed separately with the Securities and Exchange Commission.

                                  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     The undersigned registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (1) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (2) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (3) To include any additional or changed material information with respect to the plan of distribution.

          (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 4 to Registration Statement to be signed its behalf by the undersigned, in the city of Redwood City, state of California, on August 16, 2006.



                                          MIGO SOFTWARE, INC. formerly
                                          POWERHOUSE TECHNOLOGIES GROUP, INC.


                                          By: /s/ Kent Heyman
                                            ------------------------------------
                                            Kent Heyman, Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates stated.



Date: August 16, 2006                          /s/ Kent Heyman
                                               ---------------------------------------------------------
                                               Kent Heyman
                                               Director and Chief Executive Officer
                                               (Principal Executive Officer)


Date: August 16, 2006                          /s/ Richard Liebman
                                               ---------------------------------------------------------
                                               Richard Liebman
                                               Chief Financial Officer
                                               (Principal Financial and Accounting Officer)


Date: August 16, 2006                          *
                                               ---------------------------------------------------------
                                               Jay Elliot
                                               Director


Date:     , 2006
                                               ---------------------------------------------------------
                                               Malcolm Elvey
                                               Director


Date:     , 2006
                                               ---------------------------------------------------------
                                               Mel Lavitt
                                               Director


Date: August 16, 2006                          *
                                               ---------------------------------------------------------
                                               Greg Osborn
                                               Director


Date: August 16, 2006                          /s/ Alex Mashinsky
                                               ---------------------------------------------------------
                                               Alex Mashinsky
                                               Director


Date:     , 2006
                                               ---------------------------------------------------------
                                               Timothy Wallace
                                               Director


                                               *By:    /s/ Kent Heyman
                                                       ---------------------------------------------------
                                                       Kent Heyman under
                                                       Power of Attorney